Certain confidential information contained in this document, marked by “[***]”, has been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both (i) not material and (ii) is the type of information that the Company treats as private or confidential. Certain schedules (or similar attachments) also marked by “[***]” have been omitted pursuant to Item 601(a)(5) of Regulation S-K.

EXECUTION COPY

Receivables Loan and Security Agreement

by and among

DePalma Financing SPV I LLC

as Borrower

DePalma Acquisition I LLC

as Servicer

The Several Financial Institutions or Entities From Time to Time Party hereto as Lenders

and

DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt Am Main, New York Branch

as Agent

Dated as of December 30, 2025

Table of Contents

Article 1
Definitions and Usage

Article 2
The Facility

Receivables Loan and Security Agreement

Article 3
Security Interest

Article 4
Conditions Precedent

ii	Receivables Loan and Security Agreement

Article 5
Representations and Warranties

Article 6
Insurance; Indemnification

iii	Receivables Loan and Security Agreement

Article 7
Reporting

Article 8
Affirmative Covenants

iv	Receivables Loan and Security Agreement

Section 8.18 Books and Records........................................................................................................... 69

Section 8.19 Transactions with Affiliates or Other Related Persons.................................................... 69

Article 9
Negative Covenants

Article 10
Accounts and Payments

Section 10.1 Accounts.......................................................................................................................... 73

(a) Collection Account................................................................................................................ 73

(b) Lockbox Account................................................................................................................... 73

(c) Taxes, Checks, Etc................................................................................................................. 73

v	Receivables Loan and Security Agreement

Article 11
Servicing

vi	Receivables Loan and Security Agreement

Article 12
Early Amortization

Article 13
Events of Default; Remedies

vii	Receivables Loan and Security Agreement

(b) Delivery of Power of Attorney............................................................................................... 88

Article 14
Miscellaneous

viii	Receivables Loan and Security Agreement

Exhibits

Exhibit A Form of Facility Note

Exhibit B Borrower Information

Exhibit C Form of Monthly Settlement Report

Exhibit D Form of Compliance Certificate

Exhibit E Form of Borrowing Request

Exhibit F Form of Borrowing Base Certificate

Exhibit G Form of Borrower Power of Attorney

Exhibit H Form of Collection Account Control Agreement

Exhibit I Form of Lockbox Account Control Agreement

Exhibit J Form of Performance Guaranty

Exhibit K Form of Medallion Loan Agreement

Exhibit L Loan Enhancement Agreement

Annexes

Annex I Credit and Collection Policy

Annex II Agreed-Upon Procedures

Annex III Lender Percentages

ix	Receivables Loan and Security Agreement

Receivables Loan and Security Agreement

This Receivables Loan and Security Agreement, dated as of December 30, 2025 (as amended, restated, supplemented or otherwise modified from time to time, this "Agreement"), is entered into by and among:

(a) DePalma Financing SPV I LLC, a Delaware limited liability company (the "Borrower");

(b) DePalma Acquisition I LLC, a Delaware limited liability company ("DPA 1"), as servicer pursuant to Article 11 (Servicing) and the other provisions of this Agreement (together with its successors and assigns, in such capacity, the "Servicer") (as defined in paragraph 2 under Preliminary Statements below);

(c) the Several Financial Institutions or Entities From Time to Time Party to This Agreement as Lenders (the "Lenders"); and

(d) DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt Am Main, New York Branch ("DZ Bank"), as agent for the Lenders and the other Secured Parties (together with its successors and assigns, in such capacity, the "Agent," and, together with the Borrower, the Servicer and the Lenders, collectively, the "Parties," and each, a "Party").

Preliminary Statements

1. A. DPA 1 and DePalma Acquisition II, LLC, a Delaware limited liability company ("DPA 2"), each of which is a Subsidiary of Marblegate Capital Corporation, a Delaware corporation ("MCC"), have acquired certain Medallion Loans, directly or indirectly, from third-party originators and restructured such loans pursuant to the MRP+ Program.

B. Each such Medallion Loan is secured by a pledge or collateral assignment of the related Medallion and certain other Medallion Collateral and has the benefit of a Supplemental Loan Deficiency Guaranty provided under the MRP+ Program.

2. It is contemplated that, pursuant to the Purchase and Contribution Agreement, dated as of December 30, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the "Purchase Agreement"), between DPA 1, as seller (the "Seller"), and the Borrower, the Seller will sell and/or contribute Medallion Loans and Other Transferred Property, from time to time, to the Borrower (certain of which DPA 1 may acquire, directly or indirectly, from DPA 2).

3. A. In order to fund, in part, the purchase prices payable for the Medallion Loans and Other Transferred Property purchased by the Borrower, from time to time, under the Purchase Agreement, the Borrower has requested that the Lenders make a revolving loan facility (the "Facility") available to it.

B. The Lenders are willing to provide the Facility on the terms, and subject to the conditions, set forth in this Agreement.

Receivables Loan and Security Agreement

Now, therefore, in consideration of the foregoing premises, the Parties, intending to be legally bound, hereby agree as follows:

Article 1

Definitions and Usage
Section 1.1
Definitions. Unless otherwise defined herein, the following capitalized terms shall have the following meanings:

"Accepted Servicing Practices" has the meaning specified in Section 11.2(a) (Accepted Servicing Practices) below.

"Account Banks" means the Collection Account Bank and the Lockbox Account Bank.

"Account Control Agreements" means, collectively, the Collection Account Control Agreement and the Lockbox Account Control Agreement.

"Accounts" means, collectively, the Collection Account and the Lockbox Account.

"Accrued Interest" means, as of any date of determination, the total amount of accrued and unpaid interest on the Advances through and including such date.

"Additional Receivables" means, with respect to any Borrowing Date, the additional Receivables to be transferred to the Borrower pursuant to the Purchase Agreement, and included in the Borrowing Base, with respect to such Borrowing Date.

"Adjusted Consolidated Net Income" means, for any period, and with respect to any Person, the Consolidated Net Income of such Person, plus without duplication and to the extent deducted (and not added back) in calculating such consolidated net income (or loss), the following amounts:

(a)
the amount of any management fees accrued or paid by MCC to MAM pursuant to the Management Services Agreement; and
(b)
(i) any non-cash charges, expenses, or losses, including, without limitation, depreciation and amortization, losses from changes in accounting principles, (ii) any impairment (including impairment of intangibles and goodwill), (iii) any realized or unrealized gains or losses (including the mark to market value of any hedging transaction), (iv) dividends paid on equity interests and (v) non-cash compensation charges or expenses recorded from grants of stock appreciation or similar rights;

provided, however, that:

(1) for the avoidance of doubt, any amounts added back to Adjusted Consolidated Net Income pursuant to the foregoing clauses (a) and (b) of this definition shall be determined on a pre-tax basis and only to the extent such amounts were deducted in the calculation of Consolidated Net Income for such period and such Person in accordance with GAAP; and

2	Receivables Loan and Security Agreement

(2) notwithstanding anything to the contrary in the foregoing part of this definition, Adjusted Consolidated Net Income shall be calculated before giving effect to:

(A) any income or gain excluded from Consolidated Net Income under GAAP; or

(B) any item of income or gain, to the extent that it represents a cash receipt in respect of any non-cash gain or income previously added back pursuant to the foregoing clauses (a) and (b) of this definition.

Subject, in all respects, to the foregoing part of this definition and the other provisions of this Agreement, determinations of Adjusted Consolidated Net Income shall be made in a manner consistent with the historical accounting practices of MCC (except as otherwise required by changes in GAAP).

"Advance" has the meaning specified in Section 2.1 (Advances) below.

"Advance Rate" means 80.00%.

"Affiliate" means any Person that directly or indirectly Controls, is Controlled by, or is under common Control with, the Person in question, and "Affiliated" has a meaning correlative to the foregoing.

"Affiliated Parties" and "Affiliated Party" have the respective meanings specified in clause (i) of Section 14.16(b) (Permitted Disclosures) below.

"Agent" has the meaning specified in paragraph (d) of the preamble to this Agreement.

"Agreement" has the meaning specified in the preamble hereto.

"Alternative Funding Rate" means, for any day, and with respect to any Lender, an interest rate per annum equal to the greater of:

(c)
such Lender's cost of funds for funding and maintaining such Lender's Advances, as certified by such Lender in writing to the Borrower from time to time

and

(d)
0.25%.

"Amortization Period" means the period (a) commencing on (and including) the Revolving Period End Date and (b) ending on (and including) the Final Settlement Date.

"Annualized Default Rate" means, as of the end of the most recently ended Remittance Period, a percentage equal to:

(e)
the product of:
(i)
the aggregate outstanding balance of all Receivables (including, without limitation, Receivables that have been repurchased by the Seller during such Remittance Period) that became Defaulted Receivables during such Remittance Period, reduced by the

3	Receivables Loan and Security Agreement

aggregate amount of Collections related to these Defaulted Receivables received during such Remittance Period multiplied by

(ii)
12

divided by

(f)
the Eligible Receivables Balance as of the first day of such Remittance Period.

"Anti-Corruption Laws" means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Affiliates from time to time concerning or relating to bribery or corruption, including without limitation the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010 and other similar legislation in any other jurisdictions.

"Anti-Terrorism Laws" means any laws, rules, regulations or orders relating to terrorism or money laundering, including without limitation Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by OFAC.

"Applicable Law" means, with respect to any Person, all existing and future applicable laws, rules, regulations (including proposed, temporary and final income tax regulations), administrative guidance, statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority, and applicable judgments, decrees, injunctions, writs, orders or line action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction.

"Assigned Documents" has the meaning specified in Section 3.3 (Collateral Assignment) below.

"Assignment" has the meaning specified in the Purchase Agreement.

"Assignment and Acceptance" means assignment and acceptance, in form and substance acceptable to the Agent, pursuant to which a Person becomes a party to this Agreement as a Lender.

"Authorized Officer" means, with respect to any MCC Entity, any of the chief executive officer, president, chief financial officer, managing director, treasurer, controller, executive vice president, senior vice president or other officer of similar or higher rank of such MCC Entity, who is acting in its capacity as an officer of such MCC Entity and authorized to act on behalf of such MCC Entity pursuant to the Transaction Documents and who is identified on the incumbency certificate delivered by such MCC Entity to the Agent on the Closing Date (as any such incumbency certificate may be modified or supplemented by such MCC Entity from time to time thereafter and delivered to the Agent).

"Autobahn" means Autobahn Funding Company LLC, a Delaware limited liability company.

"Available Funds" means, for any Settlement Date and the related Remittance Period (without duplication):

(g)
all Collections and other amounts on deposit in the Collection Account on the related Determination Date; and

4	Receivables Loan and Security Agreement

(h)
the net amount (if any) received from the Hedge Provider pursuant to the Hedge Agreement in respect of such Settlement Date.

"Availability" means, at any time, an amount in USD equal to the greater of:

(i)
zero

and

(j)
the difference of:
(i)
the lesser of:
(A)
the Borrowing Base

and

(B)
the Borrowing Limit (USD 120,000,000)

minus

(ii)
the Facility Balance.

"Bail-In Action" has the meaning specified in Section 14.11(b) (Certain Definitions Relating to EU Bail-In) below.

"Bail-In Legislation" has the meaning specified in Section 14.11(b) (Certain Definitions Relating to EU Bail-In) below.

"Bankruptcy Code" means the United States Bankruptcy Code, 11 U.S.C. §101, et seq.

"Base Rate" means the fluctuating rate per annum announced by DZ Bank from time to time as its prime commercial rate in the United States, such rate to change as and when such designated rate changes. The Base Rate is not intended to be the lowest rate of interest charged by DZ Bank or any other specified financial institution in connection with extensions of credit to debtors.

"Basel III" means Basel III: A global regulatory framework for more resilient banks and banking systems, prepared by the Basel Committee on Banking Supervision, and all national implementations thereof.

"Blocked Person" means any Person (a) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) that commits, threatens or conspires to commit or supports "terrorism" as defined in Executive Order No. 13224 or (e) that is named a "specially designated national" or "blocked person" on the most current list published by OFAC or other similar list.

"Borrower" has the meaning specified in paragraph (a) of the preamble to this Agreement.

"Borrower LLC Agreement" means the Second Amended and Restated Limited Liability Company Agreement, dated as of December 30, 2025, of the Borrower, by and among DPA 1, as the sole member

5	Receivables Loan and Security Agreement

thereunder, and Orlando C. Figueroa and Dewen Tarn, as the initial Independent Managers of the Borrower, as the same may be amended, restated, supplemented or otherwise modified from time to time.

"Borrower Power of Attorney" has the meaning specified in Section 13.3(b) (Delivery of Power of Attorney) below.

"Borrowing Base" means, at any time, an amount equal to the sum of:

(k)
the product of:
(i)
the Net Eligible Receivables Balance

multiplied by

(ii)
the Advance Rate

plus

(l)
all Collections on deposit in the Collection Account (net of any Accrued Interest, accrued Facility Fees and accrued and unpaid third-party fees and expenses which are allocable or related to the Facility through the end of the related Remittance Period and to become due at the next Settlement Date).

"Borrowing Base Certificate" means a certificate, substantially in the form of Exhibit F (Form of Borrowing Base Certificate) to this Agreement, delivered with each Borrowing Request.

"Borrowing Base Deficiency" means a condition that shall be deemed to exist, if, as of the relevant date of determination, the Borrowing Base Deficiency Amount is greater than zero.

"Borrowing Base Deficiency Amount" means, at any time, the greater of:

(m)
zero

and

(n)
an amount in USD equal to the difference of:
(i)
the Facility Balance

minus

(ii)
the Borrowing Base.

"Borrowing Date" means each Business Day on which an Advance is made pursuant to Section 2.1 (Advances) below.

"Borrowing Limit" means USD 120,000,000.

"Borrowing Request" means a written notice, signed by an Authorized Officer of each of the Borrower and the Servicer, substantially in the form of Exhibit E (Form of Borrowing Request) to this Agreement, requesting an Advance and including the information required under Section 2.2 (Funding Procedures) below.

6	Receivables Loan and Security Agreement

"Borrowing Request Date" means each date on which the Borrower delivers a Borrowing Request pursuant to Section 2.2 (Funding Procedures) below.

"Breakage Costs" has the meaning specified in Section 2.13 (Breakage Costs) below.

"Business Day" means any day other than (a) a Saturday or Sunday and (b) a day on which the New York Stock Exchange, the Federal Reserve Bank of New York or commercial banking institutions in New York, New York are authorized or obligated by law or executive order to be closed.

"Cause" means, with respect to any Independent Manager, that (a) such Independent Manager has engaged in or has been charged with, or has been convicted of, fraud or other acts constituting a crime under any law applicable to the Independent Manager (in such capacity), or (b) such Independent Manager is unable to perform his or her duties as the Independent Manager due to death, disability or incapacity, or (c) such Independent Manager ceases to be employed by the service provider which is his or her employer on the date such Independent Manager was first engaged by the Borrower, or (d) such Independent Manager no longer meets the definition of "Independent Manager."

"Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) any Governmental Authority issues or changes any request, guideline or directive (whether or not having the force of law) after the date of this Agreement; provided, however, that, notwithstanding anything in the foregoing part of this definition to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a "Change in Law," regardless of the date enacted, adopted or issued.

"Change of Control" means the occurrence of any of the following, at any time:

(o)
the failure of DPA 1 to directly own (beneficially and of record), and directly Control, 100.00% of the outstanding Equity Interests of the Borrower; or
(p)
the failure of MCC to, directly or indirectly, own and Control at least 80.00% of the outstanding Equity Interests of DPA 1; or
(q)
with respect to MCC:
(i)
the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of MCC and its Subsidiaries, taken as a whole, to any Person or Persons, other than a Permitted Holder; or
(ii)
MCC becomes aware that any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than a Permitted Holder, becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have "beneficial ownership" of all

7	Receivables Loan and Security Agreement

securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an "option right")), directly or indirectly, of 50.00% or more of the Voting Equity Interests of MCC on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or
(iii)
MCC ceases to be managed by MAM pursuant to the Management Services Agreement.

"Claims" has the meaning specified in Section 14.14(a) below.

"Closing Costs" has the meaning specified in Section 14.15(a) (Closing) below.

"Closing Date" means December 30, 2025.

"Code" means the Internal Revenue Code of 1986, as amended from time to time.

"Collateral Receipt" means a Collateral Receipt delivered by the Custodian pursuant to the terms of the Custodial Agreement.

"Collection Account" means the segregated account identified in the Collection Account Control Agreement, established and maintained pursuant to Section 10.1(a) (Collection Account) below of this Agreement, in the name of the Borrower with the Collection Account Bank, subject to the Lien of the Agent, for the benefit of the Secured Parties, or such other account, accounts, subaccount or subaccounts as may be from time to time established at the Collection Account Bank (or, if the Collection Account Bank ceases to be a Eligible Account Bank, an Eligible Account Bank approved in writing by the Agent) and designated by the Agent as the "Collection Account" by written notice to the Borrower.

"Collection Account Bank" means U.S. Bank (or another depository institution acceptable to the Agent, acting in its sole and absolute discretion), as "securities intermediary" under the Collection Account Control Agreement.

"Collection Account Control Agreement" means the Securities Account Control Agreement, dated as of December 30, 2025, among the Borrower, as pledgor, the Agent, as secured party, and the Collection Account Bank, as securities intermediary, in substantially the form attached as Exhibit H (Form of Collection Account Control Agreement), with respect to the Collection Account, as the same may be amended, restated, supplemented or otherwise modified from time to time.

"Collections" means, collectively:

(r)
all collections, payments and recoveries on or in respect of the Receivables, the Medallion Collateral and the other Pledged Collateral (including without limitation insurance proceeds and proceeds of the disposition of the Receivables or of assets securing or otherwise subject to the Receivables);
(s)
all MRP+ Program Recoveries with respect to any Receivables; and

8	Receivables Loan and Security Agreement

(t)
all proceeds of the foregoing, including, without limitation, any payments from the Seller in respect of any obligation to repurchase any Receivables from the Borrower in accordance with the terms of the Purchase Agreement.

"Commercial Paper Issuer" means any Person whose principal business consists of issuing commercial paper or other securities (directly or indirectly) to fund advances or the acquisition, financing and maintenance of receivables, accounts, instruments, chattel paper, general intangibles and other similar assets.

"Commercial Paper Notes" means commercial paper notes issued directly or indirectly by a Conduit Lender.

"Commitment Fee" has the meaning specified in the Facility Fee Letter.

"Competitor" means, as of any date of determination, any Person that (a) is not an Affiliate of any MCC Entity, (b) is engaged in, or that has an Affiliate engaged in, the business of (i) financing loans primarily secured by Medallions or (ii) leasing, maintaining, financing, insuring or otherwise operating taxicabs, and (c) taken together with its Affiliates, derives all, or a substantial portion, of its revenue from the businesses described in the foregoing clause (b) of this definition.

"Compliance Certificate" has the meaning specified in Section 7.4(a) (Compliance Certificate) below.

"Conduit Lender" means (a) Autobahn (prior to Autobahn's cessation, if any, in its sole and absolute discretion, as a Conduit Lender and a Lender pursuant to Section 14.7(d) (Assignments Between Conduit Lenders and Liquidity Providers) below) and (b) any other Commercial Paper Issuer that agrees, pursuant to the pertinent Assignment and Acceptance, to make Advances pursuant to Article 2 (The Facility) below as a Conduit Lender.

"Confidential Information" has the meaning specified in Section 14.16 (Confidentiality) below.

"Consolidated Net Income" means, for any period, and with respect to any Person (for purposes of this definition, the "Relevant Person"), the consolidated net income (or loss) of the Relevant Person and its Subsidiaries, on a consolidated basis (excluding any reductions on account of non-controlling interests).

"Consolidated Net Worth" means, as of any date of determination, an amount in USD equal to:

(u)
the aggregate assets of MCC and its consolidated Subsidiaries minus

(v)
the aggregate liabilities and indebtedness of MCC and its consolidated Subsidiaries in each case as the same would appear on a consolidated balance sheet of MCC and its consolidated Subsidiaries prepared as of such date in accordance with GAAP, with appropriate adjustments being made to reflect fairly the effect of all off-balance sheet assets and liabilities not required to be reflected on the consolidated balance sheet of MCC and its consolidated Subsidiaries, in accordance with GAAP; provided, however, that, the aggregate liabilities and indebtedness referred to in clause (b) above shall not include

9	Receivables Loan and Security Agreement

contingent liabilities against which adequate reserves are maintained on the books of the applicable Person.

"Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

"Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

"Corporate Services Agreement" means, the Corporate Services Agreement, dated as of December 30, 2025, between the Borrower and Citadel SPV LLC, a Delaware limited liability company.

"CP Rate" means, on any day, and with respect to Autobahn or any other Conduit Lender, the per annum rate equivalent to the weighted average of the per annum rates paid or payable by such Conduit Lender from time to time as interest or otherwise (by means of interest rate hedges or otherwise) in respect of the Commercial Paper Notes issued by such Conduit Lender that are allocated, in whole or in part, by such Conduit Lender to fund or maintain the Advances during the related Interest Accrual Period, which rates shall reflect and give effect to the commissions of placement agents and dealers in respect of such Commercial Paper Notes, to the extent such commissions are allocated, in whole or in part, to such Commercial Paper Notes by such Conduit Lender; provided, however, that, if any component of such rate is a discount rate, in calculating the "CP Rate" the Conduit Lender shall, for such component, use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum.

"Credit and Collection Policy" means the policies and procedures attached as Annex I (Credit and Collection Policy) to this Agreement, as such policies and procedures may be amended or otherwise modified from time to time with the prior written consent of the Agent (such consent not to be unreasonably withheld, delayed or conditioned, following the delivery to the Agent of a final and complete copy of any such modifications and a reasonable opportunity to review).

"Custodial Agreement" means the Custodial Agreement, dated as of December 30, 2025, among the Custodian, the Borrower, the Servicer and the Agent.

"Custodian" means U.S. Bank, as custodian under the Custodial Agreement.

"Default" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

"Default Funding Rate" means, for any day, a per annum rate equal to:

(w)
the Base Rate

plus

(x)
1.25%.

10	Receivables Loan and Security Agreement

"Defaulted Receivable" means any Delinquent Receivable for which:

(y)
any scheduled payment is past due more than 90 days from the original due date of such payment; and
(z)
the related Missed Loan Payment or repayment in full of all outstanding principal due on such Receivable pursuant to the MRP+ Program Documents has not occurred within 60 days of the requested payment date for such Missed Loan Payment.

"Deficiency" has the meaning specified in the Custodial Agreement.

"Delinquency Ratio" means the ratio computed as of the end of the most recently ended Remittance Period, equal to:

(aa)
the outstanding balance of all Eligible Receivables that were Delinquent Receivables on such date divided by

(bb)
the Eligible Receivables Balance on such day.

"Delinquent Receivable" means any Eligible Receivable:

(cc)
for which any scheduled payment thereunder is past due more than 30 days from the original due date of such payment; and
(dd)
which is not a Defaulted Receivable.

For the avoidance of doubt, and subject to the final paragraph of the definition of "Eligible Receivable," a Receivable on account of which the Borrower shall have received, at any time, a Missed Loan Payment (or any other reimbursement or recoupment pursuant to the MRP+ Program Documents) shall remain a Delinquent Receivable.

"Deposit Accounts" means any "deposit accounts," as such term is defined in the UCC, and includes any checking account, savings account, or certificate of deposit.

"Determination Date" means, with respect to any Settlement Date or Reporting Date, the last day of the Remittance Period ended immediately prior to such Settlement Date or Reporting Date.

"DPA 1" has the meaning specified in paragraph (b) of the preamble to this Agreement.

"DPA 1 LLC Agreement" means the Fourth Amended and Restated Limited Liability Company Agreement, dated as of April 7, 2025, of DPA 1, as the same may be amended, restated, supplemented or otherwise modified from time to time.

"DZ Bank" has the meaning specified in paragraph (d) of the preamble to this Agreement.

"Early Amortization Event" has the meaning specified in Section 12.1 (Early Amortization Events) below.

11	Receivables Loan and Security Agreement

"EEA Financial Institution" has the meaning specified in Section 14.11(b) (Certain Definitions Relating to EU Bail-In) below.

"EEA Member Country" has the meaning specified in Section 14.11(b) (Certain Definitions Relating to EU Bail-In) below.

"Eligible Account Bank" means a United States federally insured depository institution (a) with a long-term unsecured debt rating or a long-term issuer rating of at least "A" from S&P or Fitch or at least "A2" from Moody's or (b) otherwise acceptable to the Agent (it being understood that, for purposes of the foregoing clause (a), if the applicable institution is rated by more than one of the Rating Agencies, the lowest of the ratings so assigned shall be used).

"Eligible Hedge Provider" means either:

(ee)
the Agent; or
(ff)
another Hedge Provider that:
(i)
has (A) a long-term unsecured, non-credit enhanced debt rating (for purposes of this definition, a "Debt Rating") from at least two out of the following three rating agencies: Moody's, Fitch and S&P or (B) its obligations under the relevant Hedge Agreement guaranteed by another Person that has such Debt Ratings pursuant to a guaranty in form and substance satisfactory to the Agent;
(ii)
such Debt Ratings are not less than "A" by Fitch (if rated by Fitch), "A" by S&P (if rated by S&P) and "A2" by Moody's (if rated by Moody's); and
(iii)
has been approved by the Agent as an Eligible Hedge Provider hereunder (which approval may be granted or withheld by the Agent in its sole and absolute discretion); provided, however, that, a replacement Hedge Provider, as successor to DZ Bank, shall not be subject to such approval by the Agent if the related Hedging Transactions shall have been terminated solely as a result of a Hedge Provider Event.

"Eligible Investments" means:

(gg)
direct obligations of, and obligations fully guaranteed by, the United States or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States;
(hh)
demand deposits, time deposits, bankers' acceptances or certificates of deposit, in each case denominated in USD, of any depository institution or trust company (i) that is incorporated under the laws of the United States or any State or any United States branch of a foreign bank, (ii) that is subject to supervision and examination by federal or State banking or depository institution authorities, (iii) having capital, surplus and undivided profits aggregating at least USD 100,000,000, and (iv) at the time of such investment (or contractual commitment to invest), whose commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) are currently rated by both (A) S&P,

12	Receivables Loan and Security Agreement

which rating shall not be lower than "A-1," and (B) Moody's, which rating shall not be lower than "P-1";
(ii)
USD-denominated repurchase obligations, in each case having a term of not more than ten days, with respect to any security that is a direct obligation of, or fully guaranteed by, the United States or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States, entered into with a depository institution or trust company (acting as principal) that satisfies the criteria set forth in paragraph (b) of this definition;
(jj)
USD-denominated short-term corporate securities (bearing interest coupon payments or purchased at a discount) issued by any corporation incorporated under the laws of the United States or any State; provided, however, that, (i) such investment (A) shall not have an 'r' highlighter affixed to its rating by S&P or Moody's, and (B) shall, by its terms, provide for a predetermined, fixed dollar amount of principal due at maturity that cannot vary or change, and (ii) at the time of the investment, the short-term unsecured debt obligations of such corporation (other than such obligations the rating of which is based on the credit of a Person other than such corporation) are currently rated by both (A) S&P, which rating shall not be lower than "A‑1," and (B) Moody's, which rating shall not be lower than "P‑1";
(kk)
USD-denominated commercial paper that is currently rated by both (i) S&P, which rating shall not be lower than " A‑1," and (ii) Moody's, which rating shall not be lower than " P‑1"; provided, however, that, such investment (A) shall not have an 'r' highlighter affixed to its rating by S&P or Moody's, and (B) shall, by its terms, provide for a predetermined, fixed dollar amount of principal due at maturity that cannot vary or change; and
(ll)
investments in money market funds which are (i) registered under the Investment Company Act of 1940, as amended, (ii) currently rated by both (A) S&P, which rating shall not be lower than "AAAm," and (B) Moody's, which rating shall not be lower than "Aaa-mf";

provided, however, that, no such investment shall have a term longer than 90 days from the date that such investment is acquired by the Borrower.

"Eligible Receivable" means, at any time, a Receivable that satisfies each of the following criteria:

(mm)
Such Receivable represents and constitutes a Medallion Loan that has been restructured pursuant to the MRP+ Program and that is covered by the Supplemental Loan Deficiency Guaranty established pursuant to the MRP+ Program and a duly-executed Loan Enhancement Agreement (a full, true and complete copy of which, including any amendments or modifications, and any exhibits, schedules or other attachments thereto, is attached as Exhibit L (Loan Enhancement Agreement) to this Agreement);
(nn)
Such Medallion Loan is a "Qualified Loan" under the MRP+ Program Documents;
(oo)
Such Medallion Loan has been restructured (and, at all times, serviced) in accordance with the Credit and Collection Policy, the MRP+ Program and Applicable Law;

13	Receivables Loan and Security Agreement

(pp)
Such Medallion Loan was originated or restructured without any fraud or material misrepresentation on the part of the Seller or the related Obligor;
(qq)
Such Medallion Loan and all Medallion Collateral has been sold or contributed by the Seller to the Borrower, pursuant to and in accordance with the Purchase Agreement, without any fraud or material misrepresentation on the part of the Seller or the related Obligor;
(rr)
Such Medallion Loan constitutes an "instrument," "chattel paper," a "general intangible" or a "payment intangible" (each as defined in the UCC of the jurisdiction whose laws govern the perfection of a security interest therein), and there is no physical original of such Medallion Loan that has not been delivered to the Custodian;
(ss)
Such Medallion Loan is represented by a Medallion Loan Agreement in substantially the form attached as Exhibit K (Form of Medallion Loan Agreement) to this Agreement, or in such other form or forms as may have been approved in writing by the Agent (in its sole and absolute discretion) after the Closing Date, it being understood, however, that (unless otherwise expressly agreed in writing by the Parties in accordance with Section 14.3(b) (Amendments and Waivers) below) no such approval shall be deemed to modify or waive any other paragraph of this definition;
(tt)
Such Medallion Loan (i) was restructured in conformity with the MRP+ Program Documents, (ii) complies in all material respects with all Applicable Law and (iii) the Seller and the Borrower each maintains and has maintained (and any prior holder of any interest in such Medallion Loan has, during any applicable period, maintained) in good standing any licenses (as applicable) required to originate or hold such Medallion Loan;
(uu)
(i) The Agent shall have, upon the transfer (or purported transfer) thereof to the Borrower pursuant to the Purchase Agreement, a first-priority perfected security interest in such Medallion Loan and all Medallion Collateral related thereto, free and clear of all Liens (other than Permitted Liens), (ii) the Borrower has a first-priority perfected ownership interest in such Medallion Loan, and a first-priority perfected security interest in all related Medallion Collateral, in each case free and clear of all Liens (other than Permitted Liens), and (iii) all filings (including, without limitation, UCC filings) necessary in any jurisdiction to give the Agent a first priority perfected Lien (subject to Permitted Liens) in the Medallion Loan and the other Medallion Collateral related thereto have been made;
(vv)
Such Medallion Loan is fully funded and no additional advances are required to be made by the lender thereunder;
(ww)
The Custodian has confirmed receipt and completeness of the related Receivable File (along with the other schedules, data or information required to be delivered pursuant to the terms of the Custodial Agreement), and issued a related Collateral Receipt, prior to the funding of any Advances with respect to such Receivable pursuant to Section 2.1 (Advances) below;
(xx)
(i) Such Medallion Loan is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor, enforceable against such Obligor in accordance with its terms and (ii) the Loan Enhancement Agreement and each other agreement and document with respect

14	Receivables Loan and Security Agreement

to such Medallion Loan is in full force and effect and constitutes the legal, valid and binding agreement and obligation of each party thereto, enforceable against such party in accordance with its terms;
(yy)
Such Medallion Loan is not subject to any dispute, offset, counterclaim or defense whatsoever (except for any statutory right of rescission);
(zz)
Such Medallion Loan has terms for acceleration of payments and repossession and/or foreclosure of the related medallion in the event of an Obligor default (subject to any relevant grace periods or cure periods pursuant to the MRP+ Program);
(aaa)
The related Obligor:
(i)
has no more than six Medallions and is a "Qualified Medallion Owner" under the MRP+ Program Documents;
(ii)
is not subject to a bankruptcy, insolvency or similar proceeding, other than as permitted by the Credit and Collection Policy; and
(iii)
is not an Affiliate or employee of MCC or its Affiliates;
(bbb)
The related Obligor is not the United States of America, any State or any other Governmental Authority;
(ccc)
Such Medallion Loan is denominated and payable solely in USD;
(ddd)
The Obligor has agreed to remit payments directly to the Lockbox Account or has signed an ACH authorization agreement, in accordance with Section 11.8 (Deposits to Accounts) below;
(eee)
Such Medallion Loan has a maximum term of 25 years;
(fff)
(i) Interest accrues on such Medallion Loan relating to such Receivable at an interest rate of not less than 7.30% per annum and (ii) such interest is payable by the Obligor thereunder not less frequently than monthly;
(ggg)
Such Medallion Loan provides for repayment of principal in equal monthly installments;
(hhh)
Such Medallion Loan is not a Defaulted Receivable;
(iii)
Such Medallion Loan has not had any of its terms, conditions or provisions amended, modified, or waived other than in compliance with the Credit and Collection Policy;
(jjj)
Such Medallion Loan has not been intentionally selected by the Seller in a manner that is adverse to the Secured Parties; and
(kkk)
The collateral for such Medallion Loan transferred to the Borrower includes a 100.00% interest in the related Supplemental Loan Deficiency Guaranty, which is not subject to a lien of any other creditor, and the related Medallion, in which the Borrower has a first-priority lien and security interest.

15	Receivables Loan and Security Agreement

For the avoidance of doubt, a Receivable shall not fail to constitute an Eligible Receivable solely as a result of such Receivable being a Delinquent Receivable, provided that such Receivable remains in the MRP+ Program and covered by the Supplemental Loan Deficiency Guaranty, and Scheduled Payments are made from the MEP Reserve Fund, it being understood, however, that, once Receivable becomes a Defaulted Receivable it shall no longer constitute an Eligible Receivable.

"Eligible Receivables Balance" means, as of any date of determination, the amount determined by summing the Outstanding Balances of each of the Eligible Receivables.

"Equity Interests" means, with respect to any Person, the capital stock, partnership or limited liability company interest, or other equity securities or equity ownership interests of such Person.

"Equity Pledge Acknowledgment" means the Acknowledgment of Pledge, dated as of December 30, 2025, executed by the Borrower and delivered to the Agent, pursuant to the Equity Pledge Agreement.

"Equity Pledge Agreement" means the Pledge and Security Agreement, dated as of December 30, 2025, between DPA 1, as pledgor, and the Agent, as secured party, with respect to the pledge of the Equity Interests in the Borrower.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

"ERISA Affiliate" means any corporation or trade or business that is a member of any group of organizations (a) described in Section 414(b) or (c) of the Code of which any MCC Entity is a member and (b) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which any MCC Entity is a member.

"ERISA Event" means (a) any "reportable event," as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) the incurrence by the Borrower or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Borrower or any ERISA Affiliate from any Plan or Multiemployer Plan, (e) the receipt by the Borrower or any ERISA Affiliate from the Pension Benefit Guaranty Corporation or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (f) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of withdrawal liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA, or (h) the occurrence of a non-exempt "prohibited transaction" with respect to which the Borrower or any ERISA Affiliate a "disqualified person" (within the meaning of Section 4975 of the Code) or with respect to which the Borrower or any ERISA Affiliate could otherwise be liable.

16	Receivables Loan and Security Agreement

"EU Bail-In Legislation Schedule" has the meaning specified in Section 14.11(b) (Certain Definitions Relating to EU Bail-In) below.

"EU Risk Retention Regulation" has the meaning specified in Section 8.17(b) below.

"Event of Default" has the meaning specified in Section 13.1 (Events of Default) below.

"Exception Report" has the meaning specified in the Custodial Agreement.

"Excess Spread" means, with respect to the most recently ended Remittance Period, an amount (not less than zero), expressed as a percentage, equal to the quotient of:

(lll)
the difference of:
(i)
the product of:
(A)
7.30%

multiplied by

(B)
the Eligible Receivables Balance as of the end of such Remittance Period minus

(ii)
the product of:
(A)
the Finance Rate

multiplied by

(B)
the Facility Balance as of the end of such Remittance Period divided by

(mmm)
the Eligible Receivables Balance as of the end of such Remittance Period.

"Excess Spread Minimum" means 1.00% per annum.

"Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

"Excluded Taxes" means any of the following Taxes imposed on or with respect to the Agent or any Lender, or required to be withheld or deducted from a payment to the Agent or any Lender:

(nnn)
Taxes imposed on (or measured by) net income, franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of the Agent or such Lender being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or a political subdivision thereof) or (ii) that are Other Connection Taxes;
(ooo)
in the case of a Lender (other than an assignee pursuant to a request by the Borrower under Section 2.15(a) below), any U.S. federal withholding Tax that is imposed on amounts payable to or for the account of such Lender with respect to an applicable Advance at the time such Lender becomes a party to this Agreement (or designates a new lending office), except to

17	Receivables Loan and Security Agreement

the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding Tax pursuant to Section 2.14 (Taxes) below;
(ppp)
Taxes attributable to the Agent's or such Lender's failure to comply with Section 2.14(f) below; and
(qqq)
any United States federal withholding Taxes imposed under FATCA.

"Facility" has the meaning specified in paragraph 3.A under Preliminary Statements above.

"Facility Balance" means, at any time, the aggregate outstanding principal amount of the Advances.

"Facility Fee Letter" means the Facility Fee Letter, dated as of December 30, 2025, among the Borrower, the Servicer and the Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

"Facility Fees" means, collectively:

(rrr)
the Commitment Fee;
(sss)
the Structuring Fee;
(ttt)
the Lenders' Fee;
(uuu)
the Non-Use Fee;
(vvv)
the Make-Whole Fee; and
(www)
the Termination Fee.

"Facility Note" means a Secured Revolving Promissory Note in substantially the form of Exhibit A (Form of Facility Note) to this Agreement.

"Facility Participant" has the meaning specified in Section 14.18(a) (Generally) below.

"Facility Participant Register" has the meaning specified in Section 14.18(d) (Facility Participant Register) below.

"Facility Rate" means, as to any portion of the Advances as to which:

(xxx)
Autobahn or another Conduit Lender is the Lender:
(i)
to the extent that Autobahn, or such other Conduit Lender, is (in its sole and absolute discretion) funding such portion of the Advances through the issuance of Commercial Paper Notes, the CP Rate; or
(ii)
to the extent that Autobahn, or such other Conduit Lender, is (in its sole and absolute discretion) funding such portion of the Advances through draws under its liquidity

18	Receivables Loan and Security Agreement

facility (and not through the issuance of Commercial Paper Notes), the Alternative Funding Rate; or
(yyy)
DZ Bank is the Lender, the Alternative Funding Rate;

provided, however, that, the Facility Rate shall not exceed, at any time, the Maximum Lawful Rate.

"Facility Termination Date" means the first day (if any) on which an Early Amortization Event shall have occurred.

"FATCA" means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any law, regulations, or other official guidance enacted relating to an applicable intergovernmental agreement between a non-U.S. jurisdiction and the United States with respect thereto, and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

"Field Point" means Field Point Servicing, LLC.

"Final Settlement Date" means the first Settlement Date following the Revolving Period on which (a) the Facility Balance shall have been reduced to zero and (b) all accrued and unpaid interest under the Advances, all Facility Fees and all other Secured Obligations (other than unasserted contingent obligations) shall have been indefeasibly paid in full.

"Finance Rate" means, with respect to any Remittance Period, a per annum rate equal to the sum of:

(zzz)
the Hedge Average Rate

plus

(aaaa)
the Servicer Fee Rate

plus

(bbbb)
the Lender Margin

plus

(cccc)
fees to the Account Banks and the Custodian (in each case, with respect to this paragraph (d), expressed as a percentage of the Eligible Receivables Balance) in the relevant Remittance Period.

"Financial Representations" means the representations and warranties set forth in Section 5.1 (Financial Condition) below.

"Financial Statements" has the meaning specified in Section 7.2 (Financial Statements) below.

"Fiscal Quarter" means a fiscal quarter of the Borrower, which initially shall be the applicable calendar quarter.

19	Receivables Loan and Security Agreement

"Fiscal Year" means a fiscal year of the Borrower, which initially shall be the applicable calendar year.

"Fitch" means Fitch, Inc., or a successor thereto that is a nationally-recognized statistical rating organization.

"GAAP" means generally accepted accounting principles in the United States, as in effect from time to time; provided, however, that, any obligations of a Person under a lease (whether existing now or entered into in the future) that is not (or would not be) a capital lease obligation under GAAP as in effect as of the date of this Agreement shall not be treated as a capital lease obligation solely as a result of the adoption of changes in GAAP.

"Governmental Authority" means the government of the United States or any other nation, or of any political subdivision thereof, whether State or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

"Hedge Agreement" means the ISDA Master Agreement, Schedule thereto, Confirmations thereunder and other agreements and documents entered into by the Borrower and the Hedge Provider, in connection with Hedging Transactions pursuant to Section 8.1 (Hedge Requirement) below, in form and substance satisfactory to the Agent.

"Hedge Average Rate" means an amount, expressed as a percentage, equal to the weighted average Hedge Rate of all Hedging Transactions then in effect (weighed based upon the respective notional amounts of each such Hedging Transaction).

"Hedge Notional Amount Requirement" means, for any date, a scheduled amortizing notional amount for such date and each Settlement Date thereafter, such schedule (i) not to exceed 110.00% of the estimated Facility Balance and (ii) not to be less than 80.00% of the estimated Facility Balance, in each case, as of such date and each such subsequent Settlement Date, as determined by the Agent in its sole discretion after consultation with the Servicer.

"Hedge Provider" means DZ Bank (or any other or successor Hedge Provider approved in writing by the Agent, in its sole and absolute discretion), as the dealer party to the Hedge Agreement; provided, however, that, the appointment of a Hedge Provider, as successor to DZ Bank, shall not be subject to the approval of the Agent, pursuant to the foregoing parenthetical of this definition, if the Hedging Transactions shall have been terminated, solely as a result of a Hedge Provider Event.

"Hedge Provider Event" means an "Event of Default" or a "Termination Event" under a Hedge Agreement, with respect to which the Hedge Provider was the "Defaulting Party" or the sole "Affected Party," as applicable.

"Hedge Rate" means, with respect to any Hedging Transaction, the threshold fixed payer rate above which a net payment will be made to the Borrower by the Hedge Provider under such Hedging Transaction.

20	Receivables Loan and Security Agreement

"Hedging Transaction" means each interest rate swap or cap "Transaction" entered into, in accordance with Section 8.1 (Hedge Requirement) below, pursuant to a Confirmation, between the Borrower and the Hedge Provider, under the Hedge Agreement, which provides for a floating rate based upon Daily SOFR (as defined in a manner reasonably acceptable to the Agent) or another index acceptable to the Agent (in its sole discretion).

"Indebtedness" means, for any Person, (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person), (b) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than trade or professional services accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered, or, with respect to professional services accounts payable, are payable within 365 days of the date the respective services are rendered, (c) indebtedness of others secured by a lien on the property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person, (d) any obligation incurred by such Person in connection with banker's acceptances and the maximum aggregate amount from time to time available for drawing under all outstanding letters of credit or similar instruments issued for the account of such Person together, without duplication, with the amount of all honored but unreimbursed drawings thereunder, (e) capital lease obligations of such Person, (f) obligations of such Person under repurchase agreements, sale-and-buy-back agreements or like arrangements, (g) indebtedness of others guaranteed by such Person, (h) indebtedness of general partnerships of which such Person is a general partner or of which such Person is secondarily on contingently liable (other than by endorsement of instruments in the course of collection), whether by reason of any agreement to acquire such indebtedness, to supply or advance sums or otherwise and (i) all net liabilities or obligations under any interest rate swap, interest rate cap, interest rate floor, interest rate collar or other hedging instrument or agreement; provided, however, that, Indebtedness shall not include contingent liabilities against which adequate reserves are maintained on the books of the applicable Person.

"Indemnified Person" has the meaning specified in Section 6.3 (Borrower Indemnity) below.

"Indemnified Taxes" means (a) Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of the Borrower under any Transaction Document, and (b) to the extent not otherwise described in clause (a) of this definition, Other Taxes.

"Independent Accountants" means Deloitte & Touche LLP, or any other firm of nationally-recognized independent public accountants consented to by the Agent.

"Independent Manager" of any corporation or limited liability company means an individual who is provided by Citadel SPV LLC, CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company or TMF Group, or, if none of those companies is then providing professional independent directors, another nationally-recognized company reasonably approved by the Agent, in each case that is not an Affiliate of such corporation or limited liability company and that provides professional independent directors and other corporate services in the ordinary course of its business, and which individual is duly appointed as a member of the board of

21	Receivables Loan and Security Agreement

directors of such corporation, or as an independent manager, member of the board of managers, or special member of such limited liability company, as the case may be, and is not, and has never been, and will not while serving as Independent Manager be, any of the following:

(dddd)
a member (other than an independent, non-economic "springing" member), partner, equity holder, manager, director, officer or employee of such corporation or limited liability company or any of its equity holders or Affiliates (other than as an independent, non-economic "springing" member of an Affiliate of such corporation or limited liability company that is not in the direct chain of ownership of such corporation or limited liability company and that is required by a creditor to be a single purpose bankruptcy remote entity, provided that such independent director or manager is employed by a company that routinely provides professional independent directors or managers);
(eeee)
a creditor, supplier or service provider (including provider of professional services) to such corporation or limited liability company or any of its equity holders or Affiliates (other than a nationally recognized company that routinely provides professional independent managers or directors and other similar services to such corporation or limited liability company or any of its equity holders or Affiliates in the ordinary course of business);
(ffff)
a family member of any such member, partner, equity holder, manager, director, officer, employee, creditor, supplier or service provider; or
(gggg)
a Person that controls (whether directly, indirectly or otherwise) any Person of the type identified in clause (a) or (b) of this definition.

A natural person who otherwise satisfies the foregoing definition, other than clause (a) thereof, by reason of being the independent director, independent manager or special member of a Special-Purpose Entity Affiliated with the corporation or limited liability company in question, shall not be disqualified from serving as an independent director, independent manager or special member of such corporation or limited liability company, provided that the fees that such natural person earns from serving an independent director, independent manager or special member of Affiliates of such corporation or limited liability company in any given year constitute, in the aggregate, less than 5.00% of such natural person's annual income for that year. The same natural persons may not serve as Independent Managers (or equivalent) of a corporation or limited liability company and, at the same time, serve as Independent Managers (or equivalent) of an equity holder or member of such corporation or limited liability company.

"Insider Trading Laws" has the meaning specified in clause (i) of Section 14.16(d) (Obligations Regarding MNPI) below.

"Insolvency Event" means with respect to any Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive calendar days, (b) the commencement by such Person of a voluntary case under any

22	Receivables Loan and Security Agreement

Insolvency Law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, (c) the taking of action by such Person for the purpose of effecting any of the actions described in the foregoing clause (a) or (b), or (d) the failure by such Person generally to pay its debts as such debts become due.

"Insolvency Laws" means the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, rearrangement, receivership, insolvency, reorganization, suspension of payments, marshaling of assets and liabilities or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

"Insolvency Proceeding" means, with respect to any Person, any bankruptcy, insolvency, arrangement, rearrangement, conservatorship, moratorium, suspension of payments, readjustment of debt, reorganization, receivership, liquidation, marshaling of assets and liabilities or similar proceeding of or relating to such Person under any Insolvency Laws.

"Interest Accrual Period" means, with respect to any Settlement Date, the immediately preceding Month; provided, however, that:

(hhhh)
the Interest Accrual Period with respect to the first Settlement Date shall (i) commence on (and include) the Closing Date and (ii) end on (and include) the last day of the Month in which the Closing Date occurs; and
(iiii)
the last Interest Accrual Period shall end on (and exclude) the Final Settlement Date.

"Investment" means, with respect to any Person, any beneficial ownership (including stock, partnership or limited liability company interests) of or in any other Person, or any loan, advance or capital contribution to any other Person or the acquisition of any material assets of any other Person.

"Investment Company Act" means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

"Lender Assignee" has the meaning specified in Section 14.17(a) (Assignment) below.

"Lender Margin" has the meaning specified in the Facility Fee Letter.

"Lender Percentage" means, with respect to each Lender, the percentages specified with respect to such Lender in Annex III (Lender Percentages) to this Agreement.

"Lender Register" has the meaning specified in Section 14.17(b) (Register) below.

"Lenders" has the meaning specified in paragraph (c) of the preamble to this Agreement.

"Lenders' Fee" has the meaning specified in Section 2.6(a) (Accrual of Lenders' Fee) below.

"Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by

23	Receivables Loan and Security Agreement

operation of law or otherwise, against any property, any conditional sale or other title retention agreement, and any lease in the nature of a security interest.

"Liquidity Agent" means the Person designated as agent for the Liquidity Providers under a Liquidity Purchase Agreement, or any liquidity loan agreement or similar arrangement, with any Conduit Lender.

"Liquidity Provider" means any of the financial institutions from time to time party to any Liquidity Purchase Agreement or any liquidity loan agreement or similar arrangement with any Conduit Lender in connection with this Agreement.

"Liquidity Purchase Agreement" means any asset purchase or other agreements pursuant to which a Conduit Lender may from time to time assign part or all of the Advances made by such Conduit Lender to a Liquidity Provider, as the same may be amended, restated, supplemented or otherwise modified from time to time.

"Loan Identifier" has the meaning specified in Section 2.16 (Loan Identifiers) below.

"Loan Enhancement Agreement" means the Loan Enhancement Agreement entered into among the NYBDC, Pursuit SPE, the Seller (initially or as assignee) and Field Point, a copy of which is attached as Exhibit L (Loan Enhancement Agreement) to this Agreement.

"Loan Enhancement Agreement Assignment" means, with respect to any Receivables, an assignment, covering such Receivables, in substantially the form attached as Exhibit E (Form of Assignment and Assumption Agreement) to the Loan Enhancement Agreement.

"Loan Enhancement Agreement Joinder" means a joinder, in substantially the form attached as Exhibit D (Form of Joinder) to the Loan Enhancement Agreement (and otherwise in form and substance satisfactory to the Agent), specifying the Borrower as a "Lender" thereunder.

"Loan Reserve Escrow Agreement" means the Loan Reserve Escrow Agreement, dated as of November 21, 2022, among NYBDC, Pursuit SPE, Field Point and the other "servicers" party thereto, DPA 1 and the other "lenders" party thereto, and the MEP Escrow Agent.

"Lockbox Account" means the deposit account identified in the Lockbox Account Control Agreement, established and maintained pursuant to Section 10.1(b) (Lockbox Account) below, in the name of the Borrower with the Lockbox Account Bank, subject to the Lien of the Agent, for the benefit of the Secured Parties, or such other account, accounts, subaccount or subaccounts as may be from time to time established at the Lockbox Account Bank (or, if the Lockbox Account Bank ceases to be an Eligible Account Bank, an Eligible Account Bank approved in writing by the Agent) and designated by the Agent as the "Lockbox Account Bank" by written notice to the Borrower.

"Lockbox Account Bank" means Bank of America, N.A. (or another depository institution acceptable to the Agent, acting in its sole and absolute discretion), as "account bank" under the Lockbox Account Control Agreement.

"Lockbox Account Control Agreement" means the Account Control Agreement, dated as of December 30, 2025, among the Borrower, the Agent and the Lockbox Account Bank, in substantially the

24	Receivables Loan and Security Agreement

form attached as Exhibit I (Form of Lockbox Account Control Agreement), with respect to the Lockbox Account, as the same may be amended, restated, supplemented or otherwise modified from time to time.

"Make-Whole Fee" has the meaning specified in the Facility Fee Letter.

"MAM" means Marblegate Asset Management LLC, a Delaware limited liability company.

"Management Services Agreement" means the Management Services Agreement, dated as of April 7, 2025, between MCC and MAM, as the same may be amended, restated, supplemented or otherwise modified from time to time.

"Material Action" means to (a) institute proceedings to have the Borrower declared or adjudicated bankrupt or insolvent, (b) consent to the institution of bankruptcy or insolvency proceedings against the Borrower, (c) file a petition or consent to a petition seeking reorganization or relief on behalf of the Borrower under any applicable federal or state law relating to bankruptcy, (d) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or any similar official) of the Borrower or any property of the Borrower, (e) make any assignment for the benefit of the Borrower's creditors, (f) cause the Borrower to admit in writing its inability to pay its debts generally as they become due, (g) dissolve or liquidate the Borrower or (h) take any action, or cause the Borrower to take any action, in furtherance of any of the foregoing.

"Material Adverse Change" means the occurrence of one or more events since the Closing Date that have had (individually or in the aggregate) a Material Adverse Effect.

"Material Adverse Effect" means a material adverse effect upon:

(jjjj)
the financial condition, business or operations of the Borrower or the Servicer; or
(kkkk)
the ability of the Borrower or the Servicer to perform its obligations under any transaction documents to which it is a party; or
(llll)
(i) the legality, validity or enforceability of any Transaction Document, (ii) the rights or remedies of the Agent or the Lenders with respect to the Secured Obligations or (iii) the ability of the Agent or the Lenders to enforce any such rights or remedies; or
(mmmm)
the existence, perfection, priority or enforceability of the Borrower's or the Agent's Lien on, or interest in, the Pledged Collateral, or any significant portion of the Receivables or Medallion Collateral included in the Pledged Collateral, or the Collections with respect thereto; or
(nnnn)
the enforceability or collectability of the Receivables or Medallion Collateral (taking into account the Borrower's related rights under the MRP+ Program) or any material portion of the Receivables or Medallion Collateral.

"Material Contract Violation" has the meaning specified in Section 5.9(a) (No Violation, Etc.) below.

"Maturity Date" means the earlier to occur of:

(oooo)
the Scheduled Maturity Date; and

25	Receivables Loan and Security Agreement

(pppp)
the date that the Secured Obligations become due and payable following the occurrence of an Event of Default pursuant to Section 13.2 (Remedies) below.

"Maximum Lawful Rate" means the highest rate of interest permissible under Applicable Law.

"MCC" has the meaning specified in paragraph 1.A under Preliminary Statements above.

"MCC Entities" means, collectively, each of, and "MCC Entity" means any of, the Borrower, DPA 1 (individually, and as Servicer and Seller) and MCC.

"Medallion" means a medallion or other license issued by the TLC which enables the holder thereof to operate a taxicab in New York City, NY or another location in which the Agent in its sole discretion deems acceptable and approves in writing.

"Medallion Collateral" means, in respect of a Medallion Loan:

(qqqq)
the related Medallion;
(rrrr)
any other interest in property securing such Medallion Loan; and
(ssss)
all rights under the MRP+ Program and the MRP+ Program Documents relating to such Medallion Loan, including, without limitation, the right to receive any MRP+ Program Recoveries, Missed Loan Payments and MRP+ Payoff Amounts.

"Medallion Loan Agreement" means, with respect to any Medallion Loan, the promissory note, loan and security agreement, or other loan agreements or instruments, collectively, pursuant to which such Medallion Loan is documented and evidenced.

"Medallion Loan Default" has the meaning specified in Section 11.4(a) (Default) below.

"Medallion Loans" means loans that have been accepted into the MRP+ Program and which are secured by, inter alia, Medallions.

"MEP Escrow Agent" means U.S. Bank, as "escrow agent" under the Loan Reserve Escrow Agreement.

"MEP Reserve Balance" means the balance, from time to time, on deposit in the MEP Reserve Fund.

"MEP Reserve Fund" means the escrow account that is established and maintained, from time to time, by the MEP Escrow Agent as the "MEP Reserve Account" pursuant to Section 3 (Establishment of MEP Reserve Account) of the Loan Reserve Escrow Agreement.

"Minimum Drawdown" means USD 250,000.

"Missed Loan Payment" means, with respect to any Receivable, a "Missed Loan Payment" (as defined in Exhibit C-1 to the Loan Enhancement Agreement).

"MNPI" has the meaning specified in Section 14.16(d) (Obligations Regarding MNPI) below.

"Month" means a calendar month.

26	Receivables Loan and Security Agreement

"Monthly Settlement Report" means a monthly statement prepared by the Servicer or the Sub-Servicer, on behalf of the Borrower, and delivered to the Agent, pursuant to Section 7.1 (Monthly Settlement Reports) below, on or prior to each Reporting Date, with respect to the related Remittance Period, in substantially the form of Exhibit C (Form of Monthly Settlement Report) to this Agreement.

"Moody's" means Moody's Investors Service, Inc., or a successor thereto that is a nationally-recognized statistical rating organization.

"MRP+ Payoff Amount" means the amount of any payment of principal and non-default interest after applying disposition proceeds following the completion of a foreclosure in accordance with the MRP+ Program Documents.

"MRP+ Program" means the program established by New York City Council Resolution 1870.

"MRP+ Program Documents" means the documents implementing and establishing the administration of the MRP+ Program, including, inter alia, the Loan Reserve Escrow Agreement, the Subrogation Agreement and the Loan Enhancement Agreement.

"MRP+ Program Impairment" has the meaning specified in Section 13.1(q) (MRP+ Program Impairment) below.

"MRP+ Program Recoveries" means any amounts in respect of a reimbursement or payment of a Missed Loan Payment, MRP+ Payoff Amount or other amount to which DPA 1 or the Borrower may be entitled to receive, under, or in connection with, the MRP+ Program with respect to any Receivable.

"Multiemployer Plan" means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been, or were required to have been, made by the Borrower or any of their ERISA Affiliates during the five-year period ending on the date of this Agreement and which is covered by Title IV of ERISA.

"Net Eligible Receivables Balance" means, at any time, an amount equal to the difference of:

(tttt)
the Eligible Receivables Balance

minus

(uuuu)
the Overconcentration Amount.

"Non-Use Fee" has the meaning specified in Section 2.5(a) (Accrual of Non-Use Fee) below.

"Non-Use Fee Rate" has the meaning specified in the Facility Fee Letter.

"Notice of Pledge" has the meaning specified in the Custodial Agreement.

"NYBDC" means the New York Business Development Corporation dba Pursuit BDC.

"Obligor" means, with respect to any Receivable, the Person borrowing under, and obligated to repay, such Receivable.

"OFAC" means the U.S. Department of Treasury Office of Foreign Assets Control.

27	Receivables Loan and Security Agreement

"OFAC Lists" are, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.

"Organizational Documents" means, with respect to any Person, its certificate of incorporation, articles of incorporation, certificate of formation, certificate of registration, trust certificate, by-laws, partnership agreement, limited liability company agreement, memorandum and articles of association, operating agreement, trust agreement, management agreement or other similar or equivalent organizational, charter or constitutional agreement or arrangement.

"Other Connection Taxes" means, with respect to the Agent or any Lender, Taxes imposed as a result of a present or former connection between the Agent or such Lender and the jurisdiction imposing such Tax (other than connections arising solely from the Agent or such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to or enforced any Transaction Document or sold or assigned an interest in any Facility or Transaction Document).

"Other Related Person" means, with respect to any Person who is an individual, any other Person related by blood or marriage to such Person.

"Other Taxes" means any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes arising from any payment made under any Transaction Document or from the execution, delivery, performance, assignment, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.15(a) below).

"Other Transferred Property" has the meaning specified in the Purchase Agreement.

"Outstanding Balance" means, with respect to any Receivable, the outstanding principal balance thereof.

"Overconcentration Amount" means, as of any date of determination, an amount (not less than zero) equal to:

(vvvv)
the amount determined by summing the Outstanding Balances of each of the Eligible Receivables that are Delinquent Receivables minus

(wwww)
38.00% of the Eligible Receivables Balance.

"Party" and "Parties" have the respective meanings specified in paragraph (d) of the preamble to this Agreement.

"PBGC" means the Pension Benefit Guaranty Corporation.

28	Receivables Loan and Security Agreement

"Performance Guarantor" means MCC, as performance guarantor under the Performance Guaranty.

"Performance Guaranty" means the Performance Guaranty, dated as of December 30, 2025, by the Performance Guarantor, in favor of the Secured Parties, as the same may be amended, restated, supplemented or otherwise modified from time to time.

"Permitted Holder" means an entity or fund managed or controlled by MAM as its investment manager or external manager.

"Permitted Liens" means (a) the Liens created by this Agreement and the other Transaction Documents, (b) Liens for Taxes, assessments or other governmental charges not delinquent as of the Closing Date or which are being contested in good faith by appropriate proceedings and for which sufficient reserves have been established in accordance with GAAP, (c) customary Liens arising under Applicable Law or contract with respect to the Collection Account and the Lockbox Account in favor of the applicable Account Bank, and (d) any and all charges due to the TLC or any other Governmental Authority as set forth in the MRP+ Program Documents in connection with the disposition of a Medallion.

"Person" means any natural person, sole proprietorship, partnership, joint venture, trust, estate, unincorporated organization, association, corporation, limited liability company, institution, or other legal entity or organization or any unit of government.

"Plan" means an employee benefit or other plan (a) established or maintained by the Borrower or any ERISA Affiliate during the six-year period ended prior to the date of this Agreement or to which the Borrower or any ERISA Affiliate thereof makes, is obligated to make or has, within the six-year period ended prior to the date of this Agreement, been required to make contributions and (b) that is covered by Title IV of ERISA, other than a Multiemployer Plan.

"Pledged Collateral" means the property described in Section 3.1 (Grant of Security Interest) below.

"Priority of Payments" means the priorities set forth in Section 10.2 (Priority of Payments) below.

"Purchase Agreement" has the meaning specified in paragraph 2 under Preliminary Statements above.

"Pursuit SPE" means Pursuit SPE LLC.

"Qualification" means, with respect to any report and opinion of independent public accountants, any "going concern" or like qualification, exception or explanatory paragraph or any qualification, exception or explanatory paragraph as to the scope of such audit.

"Qualifying Rule 17g-5 Website" means a password-protected internet website maintained by the Agent (or any Affiliate thereof) pursuant to the requirements of Rule 17g-5 and as to which access shall be permitted only to nationally recognized statistical rating organizations which shall have provided to the SEC the certification described in paragraph (e) of Rule 17g-5.

"Rating Agencies" means Fitch, Moody's and S&P.

29	Receivables Loan and Security Agreement

"Receivable File" has the meaning specified in the Custodial Agreement.

"Receivables" means each of the Medallion Loans that is purchased or otherwise acquired (or purported to be purchased or otherwise acquired) from time to time by the Borrower under the Purchase Agreement. For the avoidance of doubt, Medallion Loans repurchased by the Seller pursuant to the Purchase Agreement or otherwise sold or disposed of, in accordance with this Agreement, shall cease to be "Receivables" as of the effective date of such repurchase, sale or other disposition.

"Receivables Schedule" means, with respect to any Borrowing Date, a schedule identifying each of the Additional Receivables with respect to such Borrowing Date, which schedule shall be attached to the related Assignment and Notice of Pledge.

"Related Parties" means, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person's Affiliates.

"Relevant Obligation" means:

(xxxx)
any Secured Obligation; and
(yyyy)
any other agreement, covenant, undertaking or obligation of an MCC Entity pursuant to any provision of any Transaction Document to which it is a party.

"Remittance Period" means, with respect to each Settlement Date, the Month immediately preceding the Month during which such Settlement Date occurs.

"Replacement Servicer" has the meaning specified in Section 11.11(b) (Appointment of Replacement Servicer) below.

"Reporting Date" means, with respect to any Settlement Date, the tenth day of the Month during which such Settlement Date occurs (or, if any such date shall not be a Business Day, the immediately following Business Day).

"Representatives" has the meaning specified in Section 8.8(a) (Semi-Annual Compliance Reviews) below.

"Required Lenders" means at any time, (a) the Agent and (b) the holders of more than 66-2/3% of the sum of the aggregate unpaid principal amount of the Advances then outstanding.

"Reserve Fund Coverage Ratio" means as of the end of the most recently ended Remittance Period, a fraction, expressed as a percentage, equal to:

(zzzz)
the MEP Reserve Balance

divided by

(aaaaa)
the total annualized debt service of all outstanding "Qualified Loans" under the MRP+ Program, as determined in accordance with the MRP+ Program Documents.

"Resignation Effective Date" shall have the meaning set forth therefor in Section 14.22(i) below.

30	Receivables Loan and Security Agreement

"Revolving Period" means the period (a) commencing on (and including) the Closing Date and (b) ending on (but excluding) the Revolving Period End Date.

"Revolving Period End Date" means the earlier to occur of:

(bbbbb)
the second anniversary of the Closing Date (December 30, 2027); and
(ccccc)
the Facility Termination Date.

"Risk Retention Rule" and "Risk Retention Rules" have the respective meanings specified in Section 8.17(b) below.

"Risk Retention Sponsor" has the meaning specified in Section 8.17 (Risk Retention) below.

"Rule 17g-5" means Rule 17g-5 under the Exchange Act, as such rule may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC in the adopting release (Amendments to Rules for Nationally Recognized Statistical Rating Organizations, Exchange Act Release No. 34-61050, 74 Fed. Reg. 63,832, 63,865 (Dec. 4, 2009)) and subject to such clarification and interpretation as may be provided by the SEC or its staff from time to time.

"Rule 17g-5 Representative" means any representative of the Agent's "Asset Securitization Group."

"S&P" means S&P Global Ratings, an S&P Global Inc. business, or a successor thereto that is a nationally-recognized statistical rating organization.

"Sanctioned Country" means, at any time, a country or territory which is the subject or target of any Sanctions.

"Sanctioned Person" means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or by the United Nations Security Council, the European Union or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.

"Sanctions" means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty's Treasury of the United Kingdom.

"Scheduled Maturity Date" means December 30, 2030 (or, if such day is not a Business Day, the immediately following Business Day).

"Scheduled Payments" means, with respect to a Receivable, all payments from time to time due to be paid by the related Obligor pursuant to the terms of the related Medallion Loan Agreement.

"SEC" means the United States Securities and Exchange Commission.

31	Receivables Loan and Security Agreement

"Secured Obligations" means the Borrower's obligations to the Secured Parties under this Agreement and the other Transaction Documents, including any obligation to pay any amount now owing or later arising.

"Secured Parties" means, collectively, the Lenders, the Agent and the Hedge Provider, and "Secured Party" means any of the foregoing.

"Seller" has the meaning specified in paragraph 2 under Preliminary Statements above.

"Servicer" has the meaning specified in paragraph (b) of the preamble to this Agreement.

"Servicer Default" has the meaning specified in Section 11.10 (Servicer Defaults) below.

"Servicer Fee" means, with respect to each Settlement Date, an amount in USD equal to the product of:

(ddddd)
the Servicer Fee Rate

multiplied by

(eeeee)
a fraction, of which:
(i)
the numerator is equal to the number of calendar days elapsed during the related Interest Accrual Period; and
(ii)
the denominator is 360

multiplied by

(fffff)
the Eligible Receivables Balance as of the beginning of the Remittance Period with respect to such Settlement Date.

"Servicer Fee Rate" means 0.50% per annum.

"Servicer Removal Notice" has the meaning specified in Section 11.11(a) (Servicer Removal Notice) below.

"Settlement Date" means:

(ggggg)
the 15th calendar day of each Month, commencing in January 2026; and
(hhhhh)
the Maturity Date

(or, if any such date shall not be a Business Day, the immediately following Business Day).

"Special-Purpose Entity" means any corporation, limited partnership or limited liability company that, at all relevant times, has complied with and shall at all times comply with provisions substantially similar to the provisions of Section 9.6 (Special-Purpose Entity) below.

"Solvent" means, as to any Person as of any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of such Person is not less than the amount

32	Receivables Loan and Security Agreement

that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

"Specified Documents" has the meaning specified in the Custodial Agreement.

"Specified Event of Default" has the meaning specified in Section 14.7(c) (Assignment by Lenders and Agent) below.

"State" means (a) any state or commonwealth of the United States and (b) the District of Columbia.

"Structuring Fee" has the meaning specified in the Facility Fee Letter.

"Subrogation Agreement" means the Subrogation Agreement, dated as of November 23, 2022, between DPA 1 and NYBDC, as loan enhancement administrator.

"Subsequent Advance" has the meaning specified in Section 2.1 (Advances) below.

"Sub-Servicer" means Field Point, as sub-servicer under the Sub-Servicing Agreement, and its permitted successors and assigns, in such capacity.

"Sub-Servicing Agreement" means the Sub-Servicing Agreement, dated as of December 30, 2025, among the Borrower, the Sub-Servicer, the Servicer and the Agent.

"Subsidiary" means, with respect to any Person, a corporation, partnership, limited liability company, association or joint venture or other business entity of which a majority of the Voting Equity Interests are at the time owned or the management of which is Controlled, directly, or indirectly through one or more intermediaries, by such Person.

"Supplemental Loan Deficiency Guaranty" means the credit support provided in respect of the Receivables pursuant to the MRP+ Program Documents.

"Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

"Termination Fee" has the meaning specified in the Facility Fee Letter.

33	Receivables Loan and Security Agreement

"Threshold Amount" means, for purposes of Sections 13.1(g) (Cross-Default) and 13.1(t) (Attachments; Judgments) below, and with respect to any Person, the USD amount specified opposite such Person immediately below.

Threshold Amount

The Borrower USD 25,000

MCC or DPA 1 USD 1,000,000

"TML IV" means TML IV LLC, a Delaware limited liability company.

"TML IV Purchase Agreement" means the Membership Interest Purchase Agreement, dated as of December 30, 2025, among TML Holding, Inc., a Delaware corporation, as seller, MCC, as buyer, and DZ Bank.

"TLC" means the New York City Taxicab and Limousine Commission, or any successor agency, commission, regulatory body or other municipal instrumentality charged with responsibility for licensing taxicabs in New York City.

"Transaction Documents" means (a) this Agreement, (b) the Account Control Agreements, (c) the Borrower Power of Attorney, (d) the Corporate Services Agreement, (e) the Custodial Agreement, (f) the Equity Pledge Acknowledgment, (g) the Equity Pledge Agreement, (h) the Facility Fee Letter, (i) each Hedge Agreement, (j) the Performance Guaranty, (k) the Sub-Servicing Agreement, (l) the Facility Notes (if any), (m) the Purchase Agreement and (n) any other documents executed in connection with the Secured Obligations or the transactions contemplated hereby, as the same may be amended, restated, supplemented or otherwise modified from time to time.

"Transaction Information" means information provided to any nationally recognized statistical rating organization providing a rating or proposing to provide a rating to, or monitoring an existing rating of, any Conduit Lender's Commercial Paper Notes, in each case, to the extent related to providing or proposing to provide such rating or monitoring such rating including, without limitation, information in connection with the MCC Entities, their Affiliates, the Pledged Collateral or the Receivables.

"Transfer" (a) means, with respect to any Person, and any property or asset thereof, (i) any sale, conditional sale, option, transfer, assignment or participation of or in (A) such property or asset or (B) any current or future right or interest in (1) such property or asset or (2) any proceeds or products thereof, (ii) creating, incurring, assuming, granting or suffering to exist any Lien on or over (1) such property or asset or (2) any proceeds or products thereof, or (iii) entering into an agreement to do any of the foregoing, and (b) in the case of Equity Interests, includes, without limitation, (i) the grant by such Person of (A) any proxy or similar right or (B) any other conveyance or restriction on the free exercise of the voting and control rights associated with such Equity Interests, and (ii) any issuance, by the issuer thereof (whether or not at the direction of such Person), of (A) any additional Equity Interests (including any warrant) or (B) any other rights or interests having similar economic or control rights, and "Transferred" has a meaning correlative to the foregoing.

"UCC" means the Uniform Commercial Code as the same is, from time to time, in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any

34	Receivables Loan and Security Agreement

or all of the attachment, perfection or priority of, or remedies with respect to, the Agent's Lien on any Pledged Collateral is governed by the Uniform Commercial Code as the same is, from time to time, in effect in a jurisdiction other than the State of New York, then the term "UCC" shall mean the Uniform Commercial Code as in effect, from time to time, in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

"United States" or "U.S." means the United States of America.

"Unmatured Servicer Default" means any event or condition that constitutes a Servicer Default or that, with the giving of any notice, the passage of time, or both, would be a Servicer Default.

"Unused Capacity" has the meaning specified in Section 2.5(b) (Unused Capacity) below.

"USD" means United States Dollars.

"U.S. Bank" means U.S. Bank National Association, a national banking association, and its successors in interest.

"U.S. Person" means a Person that is a "United States person" as defined in Section 7701(a)(30) of the Code.

"U.S. Risk Retention Rule" has the meaning specified in Section 8.17(a) below.

"Volcker Rule" means the common rule, Proprietary Trading and Certain Interests and Relationships with Covered Funds, published at 79 Fed. Reg. 5779 et seq., implementing Section 619 of the Dodd Frank Wall Street Reform and Consumer Protection Act, and the relevant interpretations thereof, as the same may be amended from time to time.

"Voting Equity Interests" means, with respect to any Person (other than a natural person), the Equity Interests having the ordinary voting power, under ordinary circumstances, to vote in the election of directors, managers, trustees or the equivalent of such Person.

"Wholly-Owned" means, as to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which are owned, beneficially and of record, by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

"Withholding Agent" means the Borrower and the Agent.

"Write-Down and Conversion Powers" has the meaning specified in Section 14.11(b) (Certain Definitions Relating to EU Bail-In) below.

Section 1.2
Usage. The following rules of construction and usage are applicable to this Agreement and each of the other Transaction Documents unless a contrary intention appears:
(a)
Accounting and UCC Terms. All accounting terms used but not defined herein shall be construed in accordance with GAAP. All terms used but not defined herein (including, without limitation, "accounts," "chattel paper," "commercial tort claims," "commodity contracts," "documents,"

35	Receivables Loan and Security Agreement

"equipment," "fixtures," "general intangibles," "goods," "instruments," "inventory," "investment property," "letter of credit rights," "proceeds," and "supporting obligations") shall, if defined in the UCC and used in Article 8 or 9 thereof, have the meanings assigned to such terms under the UCC for the purposes of Article 8 or 9, as applicable, thereof.
(b)
Section References, Etc. References to an "Article," "Section," "Annex," "Appendix," "Exhibit" or "Schedule," or to another subdivision or attachment, shall be deemed to refer to an article, section, annex, appendix, exhibit, schedule or other subdivision of, or attachment to, the Transaction Document in which such reference appears.
(c)
Inclusion. (i) The word "including" means "including without limitation," and the rule of ejusdem generis shall not be applicable to limit any provision, and (ii) the word "or" is not exclusive (meaning that "X or Y" should be understood to mean "X or Y (or both X and Y)").
(d)
Hereof, Herein and Hereunder. The word "herein," "hereof" and "hereunder," or a word of similar import, shall be construed to refer to the entirety of the Transaction Document in which such word appears, and not to any particular provision of such Transaction Document, and includes all annexes, exhibits, schedules and other attachments.
(e)
Asset and Property. The words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(f)
Word Forms. The definitions contained in this Agreement and the other Transaction Documents shall apply equally to the singular and plural forms of the terms defined, and, whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.
(g)
Agreements and Statutes. Any reference to an agreement or statute shall be deemed to refer to such agreement or statute as from time to time amended, modified, supplemented or replaced, including (in the case of agreements) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and includes (in the case of agreements) references to all attachments thereto and instruments incorporated therein and (in the case of statutes) any regulations promulgated thereunder and any judicial and administrative interpretations thereof.
(h)
Successors and Assigns. References to a Person are also to its permitted successors and assigns.
(i)
Payments, Etc. References to deposits, transfers and payments of any amounts refer to deposits, transfers or payments of such amounts in immediately-available funds.
(j)
Time. All references to a particular time of day shall mean New York City time in effect on the date of the action unless otherwise expressly stated in the Transaction Documents. In the computation of a period of time from a specified date to a later specified date, except as otherwise specified, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding." Time is of the essence under the Transaction Documents.

36	Receivables Loan and Security Agreement

(k)
Headings. Headings are included for convenience only and shall not affect the interpretation of this Agreement or any other Transaction Document.
Article 2

The Facility
Section 2.1
Advances. Subject to, and in accordance with, the terms, conditions and other provisions of this Agreement (including, without limitation, the satisfaction, or waiver in writing by the Agent, of all conditions set forth in Article 4 (Conditions Precedent) below), and subject to receipt of a Borrowing Request from the Borrower in accordance with Section 2.2(a) (Borrowing Request) below, each Lender severally (but not jointly) agrees, during the Revolving Period, to make advances (each, an "Advance") to the Borrower. The Advance made by each Lender on any Borrowing Date shall be equal to (a) its Lender Percentage (as specified in Annex III (Lender Percentages) to this Agreement) multiplied by (b) the lesser of (i) the amount requested by the Borrower in the applicable Borrowing Request and (ii) the Availability as of such day (as determined immediately before giving effect to such Advance). Unless otherwise permitted by the Agent, the aggregate amount of the Advances requested under any Borrowing Request shall be not less than the Minimum Drawdown (USD 250,000). Each Advance made on the Closing Date shall be an "Initial Advance," and each Advance made on a subsequent Borrowing Date shall be a "Subsequent Advance." Subject to the terms and conditions set forth herein, during the Revolving Period, the Borrower may borrow, prepay or repay, and re-borrow Advances. Each Lender represents and warrants that, on the Closing Date (or, if later, the date on which such Lender acquires its interest hereunder) that it is a "qualified purchaser" within the meaning of the Investment Company Act of 1940, as amended.
Section 2.2
Funding Procedures.
(a)
Borrowing Request. The Borrower and the Servicer shall execute and deliver to the Agent, by not later than the second Business Day prior to the date of the proposed Advance, a Borrowing Request (together with the Borrowing Base Certificate to be delivered therewith). If any Borrowing Request and Borrowing Base Certificate is delivered to the Agent after 12:00 p.m., New York City time, on any Business Day, such Borrowing Request and Borrowing Base Certificate shall be deemed to be received prior to 12:00 p.m., New York City time, on the next succeeding Business Day. Each Borrowing Request shall include the representations, warranties and certifications (including certifications regarding compliance with Section 8.1 (Hedge Requirement) below) by the Borrower set forth in Exhibit E (Form of Borrowing Request) to this Agreement. Each Borrowing Request shall be irrevocable. Except as the Agent (acting in its sole and absolute discretion) may otherwise agree in writing, the Borrower shall not request (or cause or permit any other Person to request) that Advances be made (and Advances shall not be made) on more than one Borrowing Date in any calendar week.
(b)
Funding. Each Advance, subject to the fulfillment of the applicable conditions set forth in Article 4 (Conditions Precedent) below, will be made at or prior to 3:00 p.m., New York City time, on the applicable Borrowing Date, by deposit of immediately available funds to the account designated by the Servicer, on behalf of the Borrower. The Agent shall promptly notify the Borrower in the event that any Lender notifies the Agent that it will not make such funds available before such time.

37	Receivables Loan and Security Agreement

(c)
Several Obligations, Etc. The failure of any Lender to make any Advance required to be made by it shall not relieve any other Lender of its obligations hereunder; provided, however, that, the commitments of the Lenders are several and no Lenders shall be responsible for any other Lender's failure to make Advances as required.
Section 2.3
Interest.
(a)
Accrual and Payment. The Borrower shall pay interest on the unpaid principal amount of each Advance for the period from the related Borrowing Date until the date on which such Advance shall be paid in full. Interest shall accrue during each Interest Accrual Period on the Facility Balance at the applicable Facility Rate and shall be payable on each Settlement Date and on the Maturity Date. For the avoidance of doubt, the Lender Margin will be included in the calculation of Lenders' Fee and not be included in the calculation of the applicable Facility Rate.
(b)
Interest Convention. All interest, periodic fees or other periodic amounts accrued under this Agreement or under the Facility Fee Letter shall be calculated on the basis of the actual number of days elapsed in the relevant period and a 360-day year.
(c)
Maximum Lawful Rate. Notwithstanding any other provision of this Agreement or the other Transaction Documents, if at any time the rate of interest payable by any Person under the Transaction Documents exceeds the Maximum Lawful Rate, then, so long as the Maximum Lawful Rate would be exceeded, such rate of interest shall be equal to the Maximum Lawful Rate. If at any time thereafter the rate of interest so payable is less than the Maximum Lawful Rate, such Person shall continue to pay Interest at the Maximum Lawful Rate until such time as the total interest received from such Person is equal to the total Interest that would have been received had Applicable Law not limited the interest rate so payable. In no event shall the total interest received by a Lender under this Agreement and the other Transaction Documents exceed the amount which such Lender could lawfully have received, had the interest due been calculated from the Closing Date at the Maximum Lawful Rate.
(d)
Default Interest. Following the occurrence, and during the continuance, of an Event of Default hereunder, if so elected by the Agent (in its sole and absolute discretion) all unpaid Secured Obligations, including principal, interest, compounded interest and past-due professional fees, shall bear interest at a rate per annum equal to the Default Funding Rate. In the event that any interest or other amount is not paid when due hereunder, such delinquent interest or other amount shall bear interest thereon at the Default Funding Rate until paid.
Section 2.4
Payments, Computations, Etc.
(a)
Payments. Unless otherwise expressly provided elsewhere in this Agreement, all amounts to be paid or deposited by the Borrower under this Agreement shall be paid or deposited in accordance with the terms of this Agreement by no later than 12:00 p.m., New York City time, on the day when due in USD in immediately-available funds directly to the account or accounts specified by the Person to which such payment is due. Except as otherwise provided in Section 2.3 (Interest) above, the Borrower shall, to the extent permitted by Applicable Law, pay to the applicable Lender interest on all amounts not paid or deposited when due hereunder at the rate then in effect for the related Advance,

38	Receivables Loan and Security Agreement

payable on demand; provided, however, that, such interest rate shall not at any time exceed the Maximum Lawful Rate.
(b)
Business Days, Etc. Whenever any payment under this Agreement (i) shall be stated to be due on a day other than a Business Day, such payment shall be (except as otherwise expressly provided in this Agreement) made on the next succeeding Business Day, except in the case where the next succeeding Business Day would occur in the succeeding Month, in which case such payment shall be due on the preceding Business Day or (ii) is received after 12:00 p.m., New York City time such payment shall be (except as otherwise expressly provided in this Agreement) deemed to have been received on the next succeeding Business Day, and any such extension of time shall in such case be included in the computation of payment of interest, other interest or any fee payable hereunder, as the case may be.
(c)
Set-Off, Etc. All payments under this Agreement shall be made without set-off or counterclaim and in such amounts as may be necessary in order that all such payments shall not be less than the amounts otherwise specified to be paid under this Agreement.
(d)
Reinstatement. To the extent that (i) any Person makes a payment to any Party or (ii) any Party receives, or is deemed to have received, any payment or proceeds for application to an obligation, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other Person under any Insolvency Law, State or federal law, common law or for equitable cause, then, to the extent such payment or proceeds are set aside, the obligation or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds (to the extent set aside) had not been received, or deemed received, as the case may be, by the relevant Party.
Section 2.5
Non-Use Fee.
(a)
Accrual of Non-Use Fee. For each day elapsed during the Revolving Period (commencing on the date specified in the Facility Fee Letter), there shall be accrued a fully earned and non-refundable "Non-Use Fee" in an amount equal to the quotient of:
(i)
the product of:
(A)
the Unused Capacity (as defined in Section 2.5(b) (Unused Capacity) below) for such day multiplied by

(B)
the Non-Use Fee Rate (as defined in the Facility Fee Letter)

divided by

(ii)
360.

39	Receivables Loan and Security Agreement

(b)
Unused Capacity. For each day elapsed during the Revolving Period, "Unused Capacity" means the greater of:
(i)
zero

and

(ii)
an amount in USD equal to, as of the close of business on such day (or, if such day is not a Business Day, the immediately preceding Business Day), the difference of:
(A)
the Borrowing Limit (USD 120,000,000)

minus

(B)
the Facility Balance at the close of business on such day.
(c)
Payment of Non-Use Fee. The total amount of Non-Use Fee accrued during each Interest Accrual Period pursuant to Section 2.5(a) (Accrual of Non-Use Fee) above shall be due and payable by the Borrower to the Lenders (pro rata, according to their respective Lender Percentages) on the immediately following Settlement Date, in accordance with paragraph (b)(i) of clause Fourth of the Priority of Payments set forth in Section 10.2 (Priority of Payments) below.
Section 2.6
Lenders' Fee.
(a)
Accrual of Lenders' Fee. For each day elapsed during the Revolving Period (other than a day on which interest accrues pursuant to Section 2.3 (Interest) above at the Default Funding Rate), there shall be accrued a fully earned and non-refundable "Lenders' Fee" in an amount equal to the quotient of:
(i)
the product of:
(A)
the Facility Balance at the close of business on such day

multiplied by

(B)
the Lender Margin (as defined in the Facility Fee Letter)

divided by

(ii)
360.
(b)
Payment of Lenders' Fee. The total amount of Lenders' Fee accrued during each Interest Accrual Period pursuant to Section 2.6(a) (Accrual of Lenders' Fee) above shall be due and payable by the Borrower to the Lenders (pro rata, according to their respective Lender Percentages) on the immediately following Settlement Date, in accordance with paragraph (b)(i) of clause Fourth of the Priority of Payments set forth in Section 10.2 (Priority of Payments) below.
Section 2.7
Other Facility Fees. The Borrower agrees to pay the Make-Whole Fee, the Termination Fee and the Structuring Fee at the time, in the manner and in the amount specified in the Facility Fee Letter.

40	Receivables Loan and Security Agreement

Section 2.8
Mandatory Payment of Principal.
(a)
Prepayments to Cure Facility Borrowing Base Deficiency. If, on any Business Day prior to the Final Settlement Date, a Borrowing Base Deficiency exists, then the Borrower shall make a partial prepayment of the Facility Balance in an amount equal to the Borrowing Base Deficiency Amount within two Business Days thereafter; provided, however, that, at any time, if no Early Amortization Event shall have occurred, and no Event of Default shall have occurred and be continuing, at such time, the Borrower may, at its option, cure such Borrowing Base Deficiency by acquiring sufficient additional Eligible Receivables from the Seller, pursuant to (and subject to the conditions and other requirements set forth in) the Purchase Agreement, to increase the Borrowing Base by at least the Borrowing Base Deficiency Amount. Each prepayment of the Facility Balance pursuant to this Section 2.8(a) shall be made together with all accrued and unpaid interest and Lenders' Fee, on the portion of the Facility Balance being prepaid, through and including the date of such prepayment, as calculated by the Agent.
(b)
Prepayments on Settlement Date. On each Settlement Date, the Borrower shall prepay the Facility Balance, subject to Available Funds, in the priorities and amounts set forth in clauses Fifth and Sixth of the Priority of Payments set forth in Section 10.2 (Priority of Payments) below.
(c)
Payment at Maturity. The entire remaining Facility Balance, and all accrued but unpaid interest thereon and all other Secured Obligations under the Transaction Documents, shall be due and payable on the Maturity Date.
(d)
No Other Prepayments. Except as specified in Sections 2.8(a) (Prepayments to Cure Facility Borrowing Base Deficiency) and 2.8(b) (Prepayments on Settlement Date) above, and Section 2.9 (Voluntary Prepayments) below, the Facility Balance shall not be prepaid.
Section 2.9
Voluntary Prepayments. In addition to the mandatory repayments of the Advances required under Section 2.8 (Mandatory Payment of Principal) above, the Borrower may, at its option (subject to the payment of any resulting Breakage Costs pursuant to Section 2.13 (Breakage Costs) below), upon at least two Business Days' (or, for a prepayment in full and termination in full of the commitments of the Lenders to make Advances under this Agreement, at least 30 days') prior written notice to the Agent, repay all or any portion of the principal balance of the Facility Balance.
Section 2.10
Notes. If so requested by any Lender, by written notice to the Borrower, the Borrower shall execute and deliver to such Lender (or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 14.17 (Assignment of Rights) below), promptly after the Borrower's receipt of such notice, a Facility Note or Facility Notes to evidence such Lender's Advance.
Section 2.11
Pro Rata Treatment. Each payment (including prepayment) on account of interest or any fee payable to the Lenders and any reduction in the principal balance of the Facility shall be made pro rata according to the respective outstanding amounts of the Advances of the relevant Lenders.

41	Receivables Loan and Security Agreement

Section 2.12
Reserve Requirements; Increased Costs.
(a)
Notwithstanding any other provision of this Agreement, if any Change in Law shall:
(i)
impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender;
(ii)
impose on the Agent or any Lender any Taxes (other than Indemnified Taxes and Taxes of the type described in clauses (a) through (d) of the definition of Excluded Taxes) on its loans, loan principal, advances or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)
impose on any Lender any other condition (other than Taxes) affecting this Agreement or the Advance made by such Lender or any participation therein,

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Advance or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender to be material, then the Borrower shall pay to such Lender, upon demand, such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)
If any Lender shall have determined that any Change in Law regarding capital adequacy has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Advance made by such Lender pursuant hereto to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.
(c)
A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as applicable, as specified in Section 2.12(a) or (b) above (accompanied by an explanatory description) shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay to such Lender the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.
(d)
Failure or delay on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender's right to demand such compensation; provided, however, that, the Borrower shall not be under any obligation to compensate any Lender under Section 2.12(a) or (b) above with respect to increased costs or reductions with respect to any period prior to the date that is 120 days prior to such request; and provided, further, however, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 120-day period referred to above shall be extended to include the period of retroactive effect thereof. The protection of this Section 2.12 shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the Change in Law that shall have occurred or been imposed.

42	Receivables Loan and Security Agreement

Section 2.13
Breakage Costs. The Borrower shall pay to each Lender (or its related Liquidity Providers), as applicable, upon the request of such Lender or the Agent on its behalf, such amount or amounts as shall compensate such Lender for any actual loss (including loss of profit), cost or expense incurred by such Lender (as determined by such Lender, or, in the case of a Conduit Lender, its Liquidity Agent, on behalf of such Conduit Lender) as a result of (a) any repayment of an Advance (and interest thereon) on a date other than (i) a Settlement Date or (ii) the maturity date of the related Commercial Paper Notes or other funding source used by the applicable Lender or its related Liquidity Providers to fund such Advance, or (b) any failure by the Borrower to borrow funds in respect of any Advance requested by or on behalf of the Borrower pursuant to Section 2.2(a) (Borrowing Request) above, in either case, such compensation to include, without limitation, an amount equal to any loss or expense suffered by such Lender during the period from the date of receipt of such repayment or failure to borrow, as the case may be, to (but excluding) the scheduled maturity date of such source of funds (or, if earlier (in the case of a Lender that is not a Conduit Lender) the next following Settlement Date or the Scheduled Maturity Date), if the rate of interest obtained by such Lender upon the redeployment of an amount of funds equal to the amount of such repayment or failure to borrow, as the case may be, is less than the interest hereunder at the applicable Facility Rate (such expense to be referred to as "Breakage Costs"). All Breakage Costs shall be due and payable hereunder on the date of prepayment and as a condition precedent to any optional prepayment hereunder. The determination by any Lender or its Liquidity Agent of the amount of any such loss, cost or expense shall be set forth in a written notice to the Borrower in reasonable detail and shall be conclusive, absent manifest error.
Section 2.14
Taxes.
(a)
Any and all payments by or on account of any obligation of the Borrower or any other MCC Entity hereunder or under any other Transaction Document shall be made free and clear of and without deduction or withholding for any Taxes, except as required by Applicable Law (which shall, for purposes of this Section 2.14, include FATCA); provided that, if any Applicable Law (as determined in the good faith discretion of the applicable Withholding Agent) requires the deduction or withholding of any Taxes from such payments, then (i) in the case of Indemnified Taxes, the sum payable by such Party shall be increased as necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section 2.14(a)) the Agent and each Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the applicable Withholding Agent shall make (or cause to be made) such deductions or withholdings, and (iii) the applicable Withholding Agent shall timely pay the full amount so deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law.
(b)
In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law or, at the option of the Agent, timely reimburse it for the payment of any Other Taxes.
(c)
The Borrower shall indemnify the Agent and each Lender within 10 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.14(c)) payable or paid by the Agent

43	Receivables Loan and Security Agreement

or such Lender, as the case may be, or required to be withheld or deducted from a payment to the Agent or such Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Agent, on behalf of itself or a Lender (accompanied by an explanatory description), shall be conclusive absent manifest error.
(d)
Each Lender shall severally indemnify the Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Agent for such Indemnified Taxes, and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender's failure to comply with the provisions of Section 14.18(d) (Facility Participant Register) below relating to the maintenance of a Facility Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Transaction Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under any Transaction Document or otherwise payable by the Agent to such Lender from any other source against any amount due to the Agent under this Section 2.14(d).
(e)
As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.
(f)
Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments under this Agreement shall deliver to the Borrower and the Agent, at the time or times reasonably requested by the Borrower or the Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate. In addition, any Lender, if reasonably requested by the Borrower or the Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in the remainder of this Section 2.14(f)) shall not be required if in the Lender's reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Without limiting the generality of the foregoing, (i) any Lender that is a U.S. Person shall deliver to the Borrower, the Collection Account Bank and the Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower, the Collection Account Bank or the Agent) executed copies of U.S. Internal Revenue Service Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax and (ii) any Lender that is not a U.S. Person shall deliver to the Borrower, the Collection Account Bank and the Agent, on or prior to the date on which such

44	Receivables Loan and Security Agreement

Lender becomes Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower and the Agent), executed copies of the appropriate U.S. Internal Revenue Service Form W-8 (and supporting documentation, as applicable). If a payment made to a Lender under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower, the Collection Account Bank or the Agent as may be necessary for the Borrower, the Collection Account Bank and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of the preceding sentence, "FATCA" shall include any amendments made to FATCA after the date of this Agreement. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower, the Collection Account Bank and the Agent in writing of its legal inability to do so.
(g)
If any Party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.14 (including by the payment of additional amounts pursuant to this Section 2.14), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.14 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 2.14(g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.14(g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.14(g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(h)
Each Party's obligations under this Section 2.14 shall survive (i) the resignation or replacement of the Agent, (ii) any assignment of rights by, or the replacement of, any Lender, and (iii) the repayment, satisfaction or discharge of all obligations under any Transaction Document.
Section 2.15
Duty to Mitigate.
(a)
In the event (i) any Lender delivers a certificate requesting compensation pursuant to Section 2.12 (Reserve Requirements; Increased Costs) above or (ii) the Borrower is required to pay any

45	Receivables Loan and Security Agreement

Indemnified Taxes or additional amounts to any Lender or any Governmental Authority on account of any Lender pursuant to Section 2.14 (Taxes) above, then, in each case, the Borrower may, at its sole expense and effort, upon notice to such Lender and the Agent, require such Lender to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Sections 14.7 (Binding Effect, Assignment, Etc.) and 14.17 (Assignment of Rights) below), all of its interests, rights (other than its then-existing rights to payments pursuant to Section 2.12 (Reserve Requirements; Increased Costs) or 2.14 (Taxes) above) and obligations under this Agreement to an eligible Lender Assignee (which assignee may be another Lender, if a Lender accepts such assignment); provided, however, that, (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) the Borrower shall have received the prior written consent of the Agent, and (z) the Borrower or such assignee shall have paid to the affected Lender in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Advance of such Lender plus all fees and other amounts accrued for the account of such Lender hereunder with respect thereto (including any amounts under Section 2.12 (Reserve Requirements; Increased Costs) above); and provided further, however, that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender's claim for compensation under Section 2.12 (Reserve Requirements; Increased Costs) above or the amounts paid pursuant to Section 2.14 (Taxes) above, as the case may be, cease to cause such Lender to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to result in amounts being payable under Section 2.14 (Taxes) above, as the case may be (including as a result of any action taken by such Lender pursuant to Section 2.15(b) below), or if such Lender shall waive its right to claim further compensation under Section 2.12 (Reserve Requirements; Increased Costs) above in respect of such circumstances or event or shall waive its right to further payments under Section 2.14 (Taxes) above in respect of such circumstances or event, then such Lender shall not thereafter be required to make any such transfer and assignment hereunder.
(b)
If (i) any Lender shall request compensation under Section 2.12 (Reserve Requirements; Increased Costs) above or (ii) the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority on account of any Lender pursuant to Section 2.14 (Taxes) above, then such Lender shall use reasonable efforts (which shall not require such Lender to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.12 (Reserve Requirements; Increased Costs) above or would reduce amounts payable pursuant to Section 2.14 (Taxes) above, as the case may be, in the future. The Borrower shall pay all reasonable costs and expenses incurred by any Lender in connection with any such filing or assignment, delegation and transfer.
Section 2.16
Loan Identifiers. The Borrower (a) authorizes the Agent to cause, from time to time and at the option of the Agent one or more CUSIPs, ISINs, common codes or other loan identification codes (each, a "Loan Identifier") to be assigned to the Advances and (b) shall, from time to

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time, at the request of the Agent, take all commercially reasonable actions necessary to cooperate with and assist the Agent in obtaining any such Loan Identifier.
Article 3

Security Interest
Section 3.1
Grant of Security Interest. As security for the prompt and complete payment when due (whether on Settlement Dates, on the Maturity Date or otherwise) of all the Secured Obligations, the Borrower hereby grants to the Agent, for the benefit of the Secured Parties, a security interest in all of such Borrower's right, title, and interest in, to and under any and all accounts, cash, Eligible Investments, chattel paper, commercial tort claims, commodity contracts, Deposit Accounts, documents, equipment, Equity Interests, fixtures, general intangibles, goods, instruments, Outstanding Balances, inventory, investment property, Investments, letter of credit rights and supporting obligations, and all other personal property and assets, in each case whether now owned or hereafter acquired, including, without limitation, the following, in each case, whether now owned or hereafter acquired (collectively, the "Pledged Collateral"):
(i)
the Receivables;
(ii)
all Medallion Collateral and Other Transferred Property with respect to the Receivables;
(iii)
all Hedge Agreements and rights under Hedging Transactions;
(iv)
the Accounts;
(v)
all Collections;
(vi)
the Transaction Documents and other Assigned Documents;
(vii)
all rights of the Borrower under, or in connection with, the MRP+ Program and the MRP+ Program Documents;
(viii)
all of the Borrower's rights under insurance policies relating to Receivables together with related legal proceeds;
(ix)
any recoveries from the sale or refinancing of the Receivables or any other Pledged Collateral;
(x)
all books and records pertaining to the other Pledged Collateral; and
(xi)
to the extent not otherwise included, all proceeds and products of any and all of the foregoing.
Section 3.2
Delivery of Collateral. All certificates or instruments representing or evidencing Pledged Collateral, if any, shall be delivered to and held by the Agent pursuant to this Agreement (or, if applicable, to the Custodian under the Custodial Agreement), shall be in suitable form

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for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Agent and, to the extent not constituting an assignment, shall be irrevocable powers of attorney coupled with an interest. At any time following the occurrence, and during the continuance, of an Event of Default, the Agent shall have the right, at any time and without notice to the Borrower or any Secured Party, to transfer to or to register in the name of the Agent or any of its nominees any or all of the Pledged Collateral.
Section 3.3
Collateral Assignment. The Borrower hereby collaterally assigns to the Agent, for the benefit of the Secured Parties, all of the Borrower's right, title and interest in, to and under each of the Transaction Documents (other than this Agreement), the MRP+ Program Documents, the Medallion Loan Agreements relating to each of the Receivables, and all other agreements, documents and instruments evidencing, securing or guarantying any Receivable and all other agreements, documents and instruments related to any of the foregoing (the "Assigned Documents"). The Borrower confirms and agrees that the Agent (or any designee thereof) shall have the right to enforce and, following the occurrence, and during the continuance, of an Event of Default, at the option of the Agent, the sole right to enforce the Borrower's rights and remedies under each Assigned Document, but without any obligation on the part of the Agent or the Secured Parties to perform any of the obligations of the Borrower under any such Assigned Document. Such assignment to the Agent shall terminate on the Final Settlement Date.
Section 3.4
Borrower Remains Liable. Notwithstanding anything in this Agreement to the contrary, (a) the Borrower shall remain liable under any contracts and agreements included in the Pledged Collateral to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Agent as agent of the Lenders or by the Agent as agent of the Secured Parties of any of its rights under this Agreement shall not release the Borrower from any of its duties or obligations under any contracts or agreements included in the Pledged Collateral, (c) the Agent, as agent of the Secured Parties, shall not have any obligation or liability under any contracts and agreements included in the Pledged Collateral by reason of this Agreement, and (d) neither the Agent nor any of the Lenders shall be obligated to perform any of the obligations or duties of the Borrower under any contract or agreement included in the Pledged Collateral or to take any action to collect or enforce any claim for payment assigned under this Agreement. In particular, and without limiting the generality of the foregoing, the Agent and the Secured Parties are assuming no obligation in respect of the MRP+ Program.
Section 3.5
Taxes. The Borrower agrees to pay, and to hold the Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales, property or other similar Taxes (excluding, for the avoidance of doubt, Excluded Taxes) that may be payable or determined to be payable with respect to any of the Pledged Collateral or this Agreement.
Section 3.6
Further Assurances; Financing Statements.
(a)
Further Assurances. The Borrower agrees that, at any time and from time to time, it shall at the expense of the Borrower promptly authorize, execute and deliver, as applicable, all further

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instruments and documents and take all further action that may be necessary or that the Agent may reasonably request to maintain the perfection of the Agent's security interest in the Pledged Collateral. Without limiting the generality of the foregoing, the Borrower shall authorize, execute and file, as applicable, such financing or continuation statements, or amendments thereto, and such other instruments or notices as may be necessary or that the Agent may request to perfect the assignments and security interests granted by this Agreement.
(b)
Authorization to File Financing Statements. The Borrower, and each Lender, hereby severally authorizes the Agent to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Pledged Collateral without the signature of the Borrower or Secured Party where permitted by law. A photographic or other reproduction of this Agreement or any financing statement covering the Pledged Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. The Agent will promptly send to the Borrower any financing or continuation statements thereto which it files without the signature of the Borrower. The Agent will promptly send the Borrower or the Secured Parties, as the case may be, the filing or recordation information with respect thereto.
(c)
Additional Information. The Borrower shall furnish to the Agent, from time to time, such statements and schedules further identifying and describing the Pledged Collateral and such other reports in connection with the Pledged Collateral as the Agent may reasonably request, all in reasonable detail.
Section 3.7
Limitation on Duties Regarding Presentation of Collateral. The Agent's duty with respect to the custody, safekeeping and physical preservation of the Pledged Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Agent deals with similar property for its own account. Neither the Agent nor any of its directors, officers or employees shall be liable for failure to demand, collect or realize upon all or any part of the Pledged Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Pledged Collateral upon the request of the Borrower or otherwise.
Section 3.8
Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Pledged Collateral are irrevocable and powers coupled with an interest.
Section 3.9
Release of Security Interest.
(a)
Upon the occurrence of the Final Settlement Date, the Agent shall release its security interest in any remaining Pledged Collateral; provided, however, that, if any payment, or any part thereof, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Agent upon the occurrence of an Insolvency Event of the Borrower (or upon or as a result of the appointment of a receiver, intervener or conservator of, or a trustee or similar officer for, the Borrower or any substantial part of its property, or otherwise), this Agreement, all rights hereunder and the Liens created hereby shall continue to be effective, or be reinstated, as though such payments had not been made.
(b)
The Agent shall, at the sole cost and expense of the Borrower (and subject to the reimbursement by the Borrower of all related legal fees, costs and expenses), deliver such releases and

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other documents, and file (or authorize the filing of) such UCC-3 termination statements, as may be reasonably requested by the Borrower to effect the releases pursuant to Section 3.9(a) above.
Article 4

Conditions Precedent
Section 4.1
Closing Date Conditions Precedent. The effectiveness of this Agreement and the obligations of the Parties hereunder are subject to the satisfaction (or waiver, in the sole discretion of the Agent) of the conditions precedent that:
(a)
Required Documents. On or prior to the Closing Date, the Borrower shall have delivered to the Agent and Lenders the following, all in form and substance reasonably satisfactory to the Agent:
(i)
Transaction Documents, Etc. Executed copies of:
(A)
the documents referred to in clauses (a) through (m) of the definition of Transaction Documents in Section 1.1 (Definitions) above;
(B)
all other documents and instruments reasonably requested by the Agent to effectuate the transactions contemplated hereby or to create and perfect the Liens of the Agent with respect to all Pledged Collateral, including without limitation:
(1)
copies of all filings to be made under the UCC, in form for filing; and
(2)
the certificates (if any) representing any and all Equity Interests in the Borrower, together with powers, in a form reasonably satisfactory to the Agent, executed in blank by DPA 1, as the registered owner thereof.
(ii)
MRP+ Program. Executed copies of:
(A)
the Loan Enhancement Agreement Joinder; and
(B)
all other documents reasonably requested by the Agent to reflect the rights of the Borrower and the Agent, as applicable, under, or in connection with, the MRP+ Program and the MRP+ Program Documents.
(iii)
Organizational Documents. Copies of the certificate of formation, certificate of incorporation or other formation document of each MCC Entity, as amended or amended and restated through the Closing Date, certified by the Secretary of State of its respective State of organization.
(iv)
Good Standing Certificates. (A) A certificate of good standing for each MCC Entity from the Secretary of State of its State of organization and (B) similar certificates from all other jurisdictions in which such MCC Entity does business and where the failure to be qualified could be reasonably expected to have a Material Adverse Effect.

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(v)
Secretary's Certificates. A certificate of the secretary of each MCC Entity as to (A) an attached copy of resolutions of such entity's board of directors (or, for any limited liability company, comparable documentation) evidencing approval of, to the extent applicable, (1) the Facility and (2) the other transactions evidenced by the Transaction Documents, (B) an attached copy of the by-laws (or, where applicable, limited liability company operating agreement, trust agreement or memorandum and articles of association) of such MCC Entity, as amended or amended and restated through the Closing Date, and (C) incumbency and signatures of officers of such MCC Entity who executed any of the Transaction Documents.
(vi)
Officer's Certificates. One or more certificates of officers of the MCC Entities, as applicable, as to:
(A)
compliance with the Financial Representations set forth in Section 5.1 (Financial Condition) below (both immediately prior to, and after giving effect to, the execution and delivery of the Transaction Documents and the making of the Advances on such date;
(B)
the accuracy of the representations and warranties set forth in Article 5 (Representations and Warranties) below; and
(C)
the satisfaction of the applicable conditions set forth in this Article 4.
(vii)
Insurance. All certificates of insurance and copies of insurance policies required hereunder.
(viii)
Legal Opinions. Favorable written opinions of counsel to the MCC Entities and U.S. Bank, each dated as of the Closing Date, addressed to the Agent and the Lenders, in such form and substance as may be reasonably acceptable to the Agent and the Lenders, as of such date, relating to such matters the Agent may deem necessary or appropriate, each of which also shall provide that it may be relied upon by the Agent, the initial Lender and any Person that becomes a Lender subsequent to the Closing Date in accordance with Section 14.17 (Assignment of Rights) below.
(ix)
KYC, AML, Etc. Upon the reasonable request of the Agent or any Lender made at least ten days prior to the Closing Date, the documentation and other information so requested in connection with applicable "know your customer" and anti-money-laundering rules and regulations, including the PATRIOT Act, in each case at least three Business Days prior to the Closing Date.
(x)
Other Documents. Such other documents as the Agent may reasonably request.
(b)
Payment of Fees and Expenses. The Agent shall have received the Commitment Fee (to be applied to the Structuring Fee, in the manner set forth in the Facility Fee Letter) and reimbursement of the Agent's and the Lenders' reasonable out-of-pocket expenses reimbursable pursuant to this Agreement and the Facility Fee Letter, which amounts may be deducted from the amount advanced in respect of the Facility on the Closing Date.

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(c)
Compliance. All representations and warranties set forth in Article 5 (Representations and Warranties) below shall be true and correct in all material respects as of the Closing Date (or, to the extent that such representations and warranties speak as of an earlier date, such earlier date), and the Borrower shall be in compliance with all the terms and provisions set forth herein and in each other Transaction Document on its part to be observed or performed on or before the Closing Date.
(d)
No Default, Etc. As of the Closing Date, (i) no Default, Event of Default, Early Amortization Event, Unmatured Servicer Default or Servicer Default shall have occurred and (ii) no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing.
(e)
Credit Approval. The Agent's receipt of final credit approval and the satisfaction of all conditions contained therein.
Section 4.2
Conditions Precedent to All Advances. Each Advance shall be subject to the satisfaction (or waiver, in the sole discretion of the Agent) of the conditions precedent that, on or prior to the applicable Borrowing Date:
(a)
Payment of Fees and Expenses. The Agent shall have received all fees and other amounts to be paid in connection with such Advance pursuant this Agreement and the Facility Fee Letter, and reimbursement of the Agent's and the Lenders' reasonable out-of-pocket expenses reimbursable pursuant to this Agreement and the Facility Fee Letter, which amounts may be deducted from the amount of such Advance on such Borrowing Date.
(b)
Compliance. All representations and warranties of the Borrower and the Servicer set forth in Article 5 (Representations and Warranties) below, and of the other MCC Entities under each of the other Transaction Documents, shall be true and correct in all material respects as of such Borrowing Date (or, to the extent that such representations and warranties speak as of an earlier date, such earlier date), and each of the MCC Entities shall be in compliance with all the terms and provisions set forth herein and in each other Transaction Document on its part to be observed or performed on or before such Borrowing Date.
(c)
No Default, Etc. As of such Borrowing Date, both before and immediately after giving effect to the applicable Advance, (i) no Early Amortization Event shall have occurred, (ii) no Default, Event of Default, Unmatured Servicer Default or Servicer Default shall have occurred and be continuing and (iii) no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing.
(d)
Hedging Transactions. One or more Hedging Transactions have been entered into between the Borrower and the Hedge Provider, such that, after giving effect to the proposed Advance, the Borrower will be in compliance with Section 8.1 (Hedge Requirement) below, and the related Borrowing Request includes a certification of the Borrower and the Servicer as to compliance with such Section 8.1, in form and substance satisfactory to the Agent.
(e)
Availability. No Borrowing Base Deficiency exists, or shall exist, after giving effect to such Advance, and the Borrowing Base Certificate accompanying the Borrowing Request contains a

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calculation of the Facility Balance, the Eligible Receivables Balance, the Borrowing Base and Availability, both immediately before and after giving effect to such proposed Advance.
(f)
Borrowing Request. The Agent shall have received a duly-executed and completed Borrowing Request (together with the Borrowing Base Certificate to be delivered therewith) in accordance with Section 2.2(a) (Borrowing Request) above.
(g)
Purchase of Receivables.
(i)
Assignment. The Agent shall have received duly-executed Assignment with respect to the Additional Receivables to be included in the Borrowing Base in connection with such Borrowing Request.
(ii)
Satisfaction of Conditions. All conditions precedent to the transfer of the Additional Receivables and Other Transferred Property to the Borrower pursuant to the Purchase Agreement have been satisfied.
(iii)
Eligibility. Each of the Additional Receivables is an Eligible Receivable.
(h)
Delivery of Receivable Files.
(i)
Required Deliveries to Custodian. The Borrower or the Servicer shall have delivered to the Custodian (with a copy to the Agent), in accordance with the Custodial Agreement, by not later than 1:00 p.m., New York City time, three Business Days prior to such Borrowing Date:
(A)
a Notice of Pledge, together with a Receivables Schedule; and
(B)
with respect to each Additional Receivable, a Receivable File, which shall include (1) the Specified Documents and (2) any other documents required to be included therein under the terms of the Custodial Agreement.
(ii)
Collateral Receipt.
(A)
By not later than 2:30 p.m., New York City time, on the Business Day immediately preceding the Borrowing Date, the Custodian shall have delivered to the Agent a Collateral Receipt, with respect to each Additional Receivable, in accordance with the Custodial Agreement.
(B)
If the Custodian has issued an Exception Report, any Deficiencies have been cured, or waived by the Agent, in accordance with the Custodial Agreement.
(i)
Loan Enhancement Agreement Assignment. (1) A Loan Enhancement Agreement Assignment has been duly executed and delivered, with respect to each of the Additional Receivables, in accordance with the terms of the Loan Enhancement Agreement, and (2) all other actions have been taken which are necessary and sufficient such that the Borrower exclusively shall have all rights under the Supplemental Loan Deficiency Guaranty with respect to each of the Additional Receivables.

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(j)
TML IV Closing. In the case of the initial Advance, the purchase and sale of 100.00% of the Equity Interests in TML IV shall have closed, and the purchase price shall have been paid in full, in immediately-available funds, by MCC to DZ Bank, pursuant to the TML IV Purchase Agreement.
Section 4.3
Advances Do Not Constitute a Waiver. The making of an Advance hereunder shall not constitute a waiver of any condition set forth in this Article 4 unless such waiver is in writing and executed by the Agent.
Article 5

Representations and Warranties

To and for the benefit of the Secured Parties, each of the Borrower and the Servicer hereby represents and warrants (which representations and warranties shall survive the execution and delivery of this Agreement), as of the Closing Date, and each of the Borrower and the Servicer shall be deemed to represent and warrant, as of each Borrowing Date, and at other times prior to the Final Settlement Date, as follows:

Section 5.1
Financial Condition.
(a)
Equity. The Consolidated Net Worth is not, at any time, less than USD 100,000,000.
(b)
Profitability. Commencing with the Fiscal Year ending on December 31, 2026, the Adjusted Consolidated Net Income of MCC for each Fiscal Year is not less than USD 1.
Section 5.2
Organization, Etc. (a)(i) Each of the Borrower and DPA 1 is a limited liability company, duly formed, legally existing and in good standing under the laws of the State of Delaware, (ii) MCC is a corporation, duly organized, legally existing and in good standing under the laws of the State of Delaware, (b) each MCC Entity (i) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (A) own or lease its assets and carry on its business and (B) execute, deliver and perform its obligations under the Transaction Documents to which it is a party, and (ii) is duly qualified as a foreign entity, and is licensed and in good standing, in all jurisdictions in which (A) the nature of its business or location of its properties require such qualification or licensing, or (B) the failure to be qualified or licensed could reasonably be expected to have a Material Adverse Effect, and (c) as of the date hereof, the present name, former names (if any), locations, place of formation, tax identification number, organizational identification number and the other information, with respect to the Borrower, is correctly set forth in Exhibit B (Borrower Information).
Section 5.3
Collateral. (a) The Borrower (i) owns, free of all Liens (other than Permitted Liens), (A) the Receivables and Medallion Collateral, (B) the Accounts and (C) any and all Collections arising or received from time to time, and (ii) has the power and authority to grant to the Agent a Lien in the Pledged Collateral, as security for the Secured Obligations.
Section 5.4
Consents. (a) Each MCC Entity's execution, delivery and performance of the Transaction Documents to which it is a party (i) have been duly authorized by all necessary limited liability company, corporate or other action of such MCC Entity, (ii) will not result in the creation or imposition of

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any Lien upon the Pledged Collateral, other than Liens created by this Agreement and the other Transaction Documents, (iii) do not violate any provisions of (A) such MCC Entity's Organizational Documents, (B) any law, regulation, order, injunction, judgment, decree or writ to which such MCC Entity is subject or (C) any material contract or material agreement or require the consent or approval of any other Person which has not already been obtained, except (in the case of the foregoing clauses (a)(iii)(A), (a)(iii)(B) and (a)(iii)(C)) where such violation, or the failure to obtain such consent or approval, could not reasonably be expected to result in a Material Adverse Effect, and (b) the individual or individuals executing the Transaction Documents on behalf of the MCC Entities are duly authorized to do so.
Section 5.5
Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforceability against, any MCC Entity of this Agreement or any other Transaction Document to which it is a party, or the validity or enforceability of the Receivables, except for (a) such approvals, consents, exemptions, authorizations, actions or notices that have been duly obtained, taken or made and are in full force and effect, or (b) where the failure to obtain such approvals, consents, exemptions, authorizations or take such actions could not reasonably be expected to result in a Material Adverse Effect. No MCC Entity has received a notice, nor does the Borrower have any knowledge or reason to believe, that the TLC or any other Governmental Authority intends to seek the cancellation, termination or modification of any of such MCC Entity's licenses or permits, or that valid grounds for such cancellation, termination or modification exist.
Section 5.6
Financial Statements; No Material Adverse Effect.
(a)
Audited Financial Statements. The audited financial statements of MCC for the Fiscal Year ended December 31, 2024 were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and do or will fairly present in all material respects the financial condition of MCC as of the date thereof and their results of operations and cash flows for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.
(b)
Unaudited Financial Statements. The unaudited consolidated balance sheet of MCC and its Subsidiaries and the related consolidated statements of income or operations, shareholders' equity and cash flows for the Fiscal Quarter ended on September 30, 2025 were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and do or will fairly present in all material respects the financial condition of MCC and its Subsidiaries as of the date thereof and their results of operations and cash flows for the period covered thereby, subject to the absence of notes and to normal year-end audit adjustments.
(c)
No Material Adverse Effect. No event that has had or could reasonably be expected to have a Material Adverse Effect has occurred since December 31, 2024. No MCC Entity expects an imminent event that is reasonably expected to result in a Material Adverse Effect.
Section 5.7
Actions Before Governmental Authorities. There are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the

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knowledge of any MCC Entity, threatened against or affecting any MCC Entity or its properties, that could reasonably be expected to be adversely determined, and, if so determined, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
Section 5.8
Litigation. There are no actions, suits, proceedings, claims, disputes or investigations pending or, to the knowledge of any MCC Entity, threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against any MCC Entity, or against any of their properties, assets or revenues, that, (a) either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect or (b) purport to affect or pertain to (i) any Pledged Collateral or (ii)(A) this Agreement, (B) any other Transaction Document or (C) any of the transactions contemplated hereby or thereby.
Section 5.9
Laws, Etc.
(a)
No Violation, Etc. No MCC Entity is (i) in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default is reasonably expected to result in a Material Adverse Effect or (ii) in breach or default, in any material respect, of or under any provision of any agreement or instrument evidencing material Indebtedness, any MRP+ Program Document or any other material agreement to which it is a party or by which it is bound (any breach or default of the type described in this clause (ii), a "Material Contract Violation").
(b)
Investment Company Act, Margin Regulations, Etc. (i) No MCC Entity is an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act of 1940, as amended, (ii) either (A) the Borrower is not a "covered fund," or qualifies for exemption from the definition of "covered fund," as defined in the Volcker Rule, or (B) the interests of the Agent and the Lenders under the Transaction Documents otherwise do not constitute "ownership interests" in a "covered fund," for purposes of the Volcker Rule, (iii)(A) no MCC Entity is engaged as one of its important activities in extending credit for "margin stock" (under Regulations X, T and U of the Federal Reserve Board of Governors), and (B) not more than 25.00% of the value of the assets of the MCC Entities, on a consolidated basis, consists of such margin stock, (iv) to the extent applicable to the conduct of its business, each MCC Entity has complied in all material respects with the Federal Fair Labor Standards Act, (v) no MCC Entity is a "holding company" or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company" as each term is defined and used in the Public Utility Holding Company Act of 2005, (vi) the properties and assets of the MCC Entities have not been used by any MCC Entity (or, to the knowledge of any MCC Entity, by previous Persons), in disposing, producing, storing, treating, or transporting any hazardous substance, other than in material compliance with Applicable Law, and (vii) each MCC Entity has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to conduct their respective businesses as currently conducted.
(c)
Sanctions.
(i)
No MCC Entity or Affiliate thereof, or any of their respective agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement,

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is (A) in violation of any Anti-Terrorism Law, (B) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, or (C) a Blocked Person.
(ii)
No MCC Entity or Affiliate thereof, or any of their respective agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, (A) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (B) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law.
(iii)
None of the funds to be provided to (or for the benefit of) the Borrower under this Agreement will be used, directly or indirectly, (A) for any activities in violation of any applicable anti-money laundering, economic sanctions and anti-bribery laws and regulations laws and regulations or (B) for any payment to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.
Section 5.10
Compliance with MRP+ Program, Etc. (a) Each MCC Entity is in compliance with all terms and conditions of the MRP+ Program and the MRP+ Program Documents, (b) the MRP+ Program and the MRP+ Program Documents remain in full force and effect, and (c) no MRP+ Program Impairment has occurred.
Section 5.11
Information Correct and Current. No written information, report, financial statement, exhibit or schedule (other than financial projections, forward looking information and information of a general economic nature or general industry nature) furnished, by, or on behalf of, any MCC Entity to the Agent in connection with any Transaction Document or included therein or delivered pursuant thereto contained, or, when taken as a whole, contains, when furnished (or as of any earlier date specified therein), any material misstatement of fact or when taken together with all other such written information or documents, omits to state any material fact necessary to make the statements therein, taken as a whole and in light of the circumstances under which they were made, not materially misleading at the time such statement was made. Additionally, any and all financial or business projections provided by, or on behalf of, any MCC Entity to the Agent, whether prior to, on or after the Closing Date, shall be provided in good faith and based on assumptions believed to be reasonable at the time of preparation and delivery (it being understood that such projected information may vary from actual results and that such variances may be material).
Section 5.12
Hedging Transactions. Each Hedging Transaction and Hedge Agreement is in full force and effect in accordance with its terms, and no "Termination Event" or "Event of Default" (other than a Hedge Provider Event) has occurred under any Hedge Agreement.

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Section 5.13
Tax Matters. Except for those being contested in good faith with adequate reserves under GAAP or that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (a) each MCC Entity has filed all U.S. federal and other material State, local and non-U.S. Tax returns that it is required to file, (b) each MCC Entity has duly paid or fully reserved for all Taxes or installments thereof (including any interest or penalties) as and when due, which have or may become due, and (c) each MCC Entity has paid or fully reserved for any Tax assessment received by such MCC Entity, if any (including any Taxes being contested in good faith and by appropriate proceedings).
Section 5.14
Solvency. Each MCC Entity is Solvent.
Section 5.15
ERISA. No MCC Entity or ERISA Affiliate maintains, makes contributions to, or has any obligations with respect to any Plan or Multiemployer Plan, except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No MCC Entity or ERISA Affiliate thereof is a "benefit plan investor" as defined in section 3(42) of ERISA.
Article 6

Insurance; Indemnification
Section 6.1
Insurance Coverage. The initial Servicer agrees to maintain, at all times, covering each of the MCC Entities (except to the extent that, at such time, the same is being maintained by MCC pursuant to Section 13 (Insurance) of the Performance Guaranty), (i) a fidelity insurance in an amount equal to USD 2,000,000 and (ii) an errors and omissions policy in an amount equal to USD 2,000,000, in each underwritten by an insurance company and on terms and conditions acceptable to the Agent, with the Agent, for the benefit of the Secured Parties, being named as a loss payee of each such policy.
Section 6.2
Certificates. The Borrower shall deliver to the Agent certificates of insurance that evidence compliance with the insurance obligations in Section 6.1 (Insurance Coverage) above and the obligations contained in this Section 6.2. Any failure of the Agent to scrutinize such insurance certificates for compliance is not a waiver of any of the Agent's rights, all of which are reserved. The Borrower shall provide the Agent with copies of each insurance policy, and, upon entering or amending any insurance policy required hereunder, the Borrower shall provide the Agent with copies of such policies and shall promptly deliver to the Agent updated insurance certificates with respect to such policies.
Section 6.3
Borrower Indemnity.
(a)
The Borrower shall indemnify and hold the Agent, the Lenders, the other Secured Parties and their officers, directors, employees, agents, in-house attorneys, representatives and equity holders (each, an "Indemnified Person") harmless from and against any and all claims, costs, expenses, damages and liabilities (including such claims, costs, expenses, damages and liabilities based on liability in tort, including strict liability in tort), including reasonable and documented out-of-pocket attorneys' fees and disbursements and other reasonable and documented out-of-pocket costs of investigation or defense (including those incurred upon any appeal) (collectively, "Liabilities"), that may be instituted or asserted against or incurred by such Indemnified Person as the result of credit having been extended, suspended

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or terminated under this Agreement and the other Transaction Documents or the administration of such credit, or in connection with or arising out of the transactions contemplated hereunder and thereunder, or any actions or failures to act in connection therewith, or arising out of the disposition or utilization of the Pledged Collateral, but excluding, in all cases, any Liabilities, if, and solely to the extent, that they result from (i) any Indemnified Person's gross negligence, willful misconduct or material breach of its obligations under any Transaction Document or (ii) from disputes, claims, demands, actions, judgments or suits not arising from any act or omission by the Borrower or Affiliate thereof brought by an Indemnified Person against any other Indemnified Person. In no event shall the Borrower or any Indemnified Person be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings). This Section 6.3 shall survive the repayment of indebtedness under, and otherwise shall survive the expiration or other termination of, this Agreement.
(b)
Without limiting or being limited by the foregoing, the Borrower shall pay on demand to each Indemnified Person any and all amounts necessary to indemnify such Indemnified Person from and against any and all Liabilities resulting from any of the following (excluding any such Liabilities to the extent that they result from any Indemnified Person's gross negligence, willful misconduct or material breach of its obligations under any Transaction Document):
(i)
the adjustment or any non-cash reduction in the Outstanding Balance of any Receivable other than as expressly permitted under this Agreement;
(ii)
any representation or warranty made or deemed made by any MCC Entity, under or in connection with any Transaction Document, or any other information or report delivered by or on behalf of any MCC Entity pursuant to any Transaction Document, having been false, incorrect or misleading in any respect when made or deemed made;
(iii)
the failure by any MCC Entity to comply with any term, provision or covenant contained in any Transaction Document to which it is party;
(iv)
the failure to pay when due any fees or taxes payable by the any MCC Entity for the execution, delivery, filing and recording of this Agreement or any other Transaction Document (including any UCC financing statements);
(v)
the failure of the Servicer, any other MCC Entity or the Sub-Servicer to correctly report Eligible Receivables or any other matter in any report or other information provided by the Servicer or the Sub-Servicer to the Agent or the Custodian, or in any calculation made by the Servicer or the Sub-Servicer;
(vi)
the failure by the Servicer, any other MCC Entity, the Sub-Servicer or any agent, sub-servicer or sub-contractor of any of the foregoing to comply with any Applicable Law (whether with respect to any Receivable or related Medallion or otherwise);
(vii)
any failure of the Borrower to acquire and maintain legal and equitable title to, and ownership of any Receivables and the Other Transferred Property and Collections with respect thereto from the Seller, free and clear of any Lien (other than as created hereunder);

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(viii)
any failure of the Borrower to have the full benefit of the Supplemental Loan Deficiency Guaranty with respect to the Receivables;
(ix)
any failure by the Borrower to give reasonably equivalent value to the Seller in consideration for the transfer by the Seller to the Borrower of any Receivables or Other Transferred Property, or any attempt by any Person (other than an Indemnified Person or any Person acting through or under an Indemnified Person) to void any such transfer under any statutory provision or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code;
(x)
any failure, at any time, to maintain in favor of the Agent as required under this Agreement and the other Transaction Documents a valid and enforceable security interest in the Pledged Collateral, or the failure, at any time, to maintain such security interests as first priority perfected security interests (subject to Permitted Liens) as required under this Agreement and the other Transaction Documents;
(xi)
any investigation, litigation or proceeding arising out of or related to this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of proceeds of the Advances made pursuant to this Agreement or any other Transaction Document delivered hereunder, the ownership of any Receivables, or any other investigation, litigation or proceeding relating to any MCC Entity in which any Indemnified Person becomes involved as a result of any of the transactions contemplated hereby;
(xii)
the commingling of Collections at any time with other funds; and
(xiii)
any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) to the payment of any Receivable or any other claim brought by or on behalf of any Obligor (including, without limitation, a defense based on such Receivable not being a legal, valid and binding obligation of such Obligor enforceable against such Obligor in accordance with its terms).
Section 6.4
Servicer Indemnity.
(a)
Indemnity Obligations of the Servicer. The Servicer shall indemnify and hold harmless each Indemnified Person from and against any and all Liabilities resulting from any of the following (excluding any such Liabilities to the extent that they result from any Indemnified Person's gross negligence, willful misconduct or material breach of its obligations under any Transaction Document):
(i)
the failure by the Servicer or the Sub-Servicer (any of the foregoing, a "Servicing Entity") to comply with any term, provision or covenant contained in any Transaction Document to which it is party;
(ii)
any representation or warranty made or deemed made by the Servicer or the Sub-Servicer, under or in connection with any Transaction Document, or any other information or report delivered by or on behalf of the Servicer or the Sub-Servicer

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pursuant to any Transaction Document, having been false, incorrect or misleading in any respect when made or deemed made;
(iii)
the failure of the Servicer or the Sub-Servicer to correctly report Eligible Receivables or any other matter in any report or other information provided by the Servicer or the Sub-Servicer to the Agent or the Custodian, or in any calculation made by the Servicer or the Sub-Servicer;
(iv)
the failure by the Servicer, the Sub-Servicer or any agent, sub-servicer or sub-contractor of any of the foregoing to comply with any Applicable Law (whether with respect to any Receivable or related Medallion or otherwise);
(v)
any action, or failure to act, by the Servicer or the Sub-Servicer that results in:
(A)
the failure to maintain in favor of the Agent as required under this Agreement and the other Transaction Documents a valid and enforceable security interest in the Pledged Collateral;
(B)
the failure, at any time, to maintain such security interests as first priority perfected security interests (subject to Permitted Liens) as required under this Agreement and the other Transaction Documents; or
(C)
any failure of the Borrower to acquire and maintain legal and equitable title to, and ownership of any Receivables and the Other Transferred Property and Collections with respect thereto from the Seller, free and clear of any Lien (other than Permitted Liens);
(D)
any failure of the Borrower to have the full benefit of the Supplemental Loan Deficiency Guaranty with respect to the Receivables; or
(E)
any dispute, claim, offset or defense to the payment of any Receivable or any amount pursuant to the Supplemental Loan Deficiency Guaranty; and
(vi)
the commingling of Collections at any time with other funds.
(b)
Survival of Servicer Indemnities. Indemnification under this Section 6.4 shall survive the resignation or removal of the Servicer or the termination of this Agreement, with respect to any act (or the failure to act) by the Servicer which occurred (or failed to occur) prior to such resignation, removal or termination and shall include fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section 6.4 and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Servicer, without interest.

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Article 7

Reporting
Section 7.1
Monthly Settlement Reports. By not later than the Reporting Date immediately preceding each Settlement Date, the Servicer shall prepare, and furnish to the Agent (and the Borrower shall cause the Servicer to prepare, and furnish to the Agent), a Monthly Settlement Report, with respect to the most recent Remittance Period, which shall be certified as correct and complete by an Authorized Officer of each of the Borrower and the Servicer.
Section 7.2
Financial Statements. The Borrower shall furnish (or cause to be furnished) to the Agent the following financial statements (the "Financial Statements"), at the times, and in the manner, specified below:
(a)
MCC Annual Audited Financial Statements. As soon as practicable (and in no event later than 120 days) after the end of each Fiscal Year, commencing with the Fiscal Year ending December 31, 2025, a consolidated balance sheet of MCC and its consolidated subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year (it being understood that no such comparative figures will be available for the Fiscal Year ending December 31, 2025), audited and accompanied by a report and opinion of the Independent Accountants, which report and opinion shall be prepared in accordance with generally accepted auditing standards (and shall not be subject to any Qualification) to the effect that such consolidated financial statements present fairly in all material respects the financial condition, results of operations, shareholders' equity and cash flows of MCC and its consolidated subsidiaries, on a consolidated basis, in accordance with GAAP consistently applied.
(b)
Borrower Annual Unaudited Financial Statements. As soon as practicable (and in no event later than 120 days) after the end of each Fiscal Year, commencing with the Fiscal Year ending December 31, 2026, an unaudited balance sheet of the Borrower as at the end of such Fiscal Year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year (if applicable (it being understood that the Borrower will have no comparative figures for the Fiscal Year ending December 31, 2025)), and certified by the Borrower's Chief Executive Officer or Chief Financial Officer to the effect that they have been prepared in accordance with GAAP consistently applied (subject, as to interim statements, to lack of footnotes and year-end adjustments).
(c)
MCC Quarterly Unaudited Financial Statements. As soon as practicable (and in no event later than 45 days) after the end of each of the first three Fiscal Quarters of each Fiscal Year (commencing with the first Fiscal Quarter in 2026), quarterly financial statements of MCC and its consolidated subsidiaries, prepared on a consolidated basis, as of the end of such Fiscal Quarter, including balance sheet and related statements of income and cash flows, certified by MCC's Chief Executive Officer or Chief Financial Officer to the effect that they have been prepared in accordance with GAAP (subject, as to interim statements, to lack of footnotes and year-end adjustments).

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(d)
Borrower Quarterly Unaudited Financial Statements. As soon as practicable (and in no event later than 45 days) after the end of each of the first three Fiscal Quarters of each Fiscal Year (commencing with the first Fiscal Quarter in 2026), quarterly financial statements of the Borrower (unless the Borrower's financial statements are included as part of a consolidating schedule of MCC's financial statements delivered pursuant to Section 7.2(c) (MCC Quarterly Unaudited Financial Statements) above), as of the end of such Fiscal Quarter, including balance sheet and related statements of income and cash flows, certified by the Borrower's Chief Executive Officer or Chief Financial Officer to the effect that they have been prepared in accordance with GAAP (subject, as to interim statements, to lack of footnotes and year-end adjustments).
Section 7.3
AUP Reports. The Borrower and the Servicer shall cause the Independent Accountants to furnish to the Agent, on or before March 31 of each calendar year (commencing on March 31, 2026), a report relating to one or more Monthly Settlement Reports selected by the Agent, to the effect that the Independent Accountants have applied certain agreed-upon procedures (a copy of which procedures are attached hereto as Annex II (Agreed-Upon Procedures) to certain documents and records relating to the Pledged Collateral, and compared the information contained in the selected Monthly Settlement Reports (and all calculations therein) delivered during the period covered by such report with such documents and records and that no matters came to the attention of such Independent Accountants that caused them to believe that servicing was not conducted, or that Monthly Settlement Reports were not prepared, in compliance with the Transaction Documents, except for such exceptions as such accountants shall believe to be immaterial and such other exceptions as shall be set forth in such statement.
Section 7.4
Other Reports. The Borrower shall furnish (or cause to be furnished) to the Agent the following additional reports, notices and other information, at the times, and in the manner, specified below:
(a)
Compliance Certificate. Contemporaneously with each delivery of annual or quarterly Financial Statements pursuant to Section 7.2 (Financial Statements) above, a certificate (each, a "Compliance Certificate") of an Authorized Officer of each of MCC and the Borrower in the form of Exhibit D (Form of Compliance Certificate) to this Agreement, with respect to compliance with the Financial Representations and the other matters set forth therein.
(b)
Required Filings. Promptly after the filing thereof, copies of any regular, periodic or special reports or registration statements, proxy statements or financial statements that any MCC Entity has filed in respect of (or pertaining to, or otherwise affecting) the Borrower or the Pledged Collateral with the SEC.
(c)
Additional Reports. Promptly following request therefor, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of MCC or any Subsidiary thereof (including the Borrower) by independent accountants in connection with the accounts or books of MCC or any Subsidiary thereof, or any audit of any of them as the Agent or any Lender (through the Agent) may from time to time reasonably request.

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(d)
Certain AML Events. Immediate notice if any MCC Entity has actual knowledge that any MCC Entity, or any Affiliate of any MCC Entity, is listed on the OFAC Lists or (i) is convicted on, (ii) pleads nolo contendere to, (iii) is indicted on, or (iv) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering.
Section 7.5
Notices. Each of the Borrower, the initial Servicer and any Replacement Servicer agrees to promptly notify the Agent and each Lender (and, in the case of Section 7.5(a) below, the Collection Account Bank) upon acquiring notice or knowledge of any of the following:
(a)
the occurrence of any Default or Event of Default; or
(b)
the filing or commencement of any action, suit, investigation or proceeding by or before any arbitrator or Governmental Authority against or affecting any MCC Entity that could reasonably be expected to be adversely determined, and, if so determined, could reasonably be expected to have a Material Adverse Effect; or
(c)
any Material Adverse Change or any other material change or impairment relating to the Receivables, the MRP+ Program, any MCC Entity, the Sub-Servicer or any Transaction Document; or
(d)
any Material Contract Violation; or
(e)
(i) the occurrence of any ERISA Event that, either individually or together with any other ERISA Events, could reasonably be expected to have a Material Adverse Effect or (ii) any MCC Entity or ERISA Affiliate thereof becoming a "benefit plan investor" as defined in section 3(42) of ERISA; or
(f)
any action or actions arising under any Receivables or MRP+ Program Document or in respect of any noncompliance by any MCC Entity with any Receivables or MRP+ Program Document, or any permit, approval, license or other authorization required under any of the foregoing that, if adversely determined, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or
(g)
any material change, except in accordance with GAAP, to the accounting or financial reporting practices of either (i) MCC and its consolidated Subsidiaries or (ii) the Borrower; or
(h)
any other matter or development that has had, or could reasonably be expected to have, a Material Adverse Effect.
Section 7.6
Other Information. The Borrower shall furnish (or cause to be furnished) to the Agent, promptly, from time to time, such other information, documents, records or reports respecting the Receivables, the other Pledged Collateral, the MRP+ Program, the MRP+ Program Documents or the condition or operations, financial or otherwise, of the MCC Entities as the Agent may from time to time reasonably request.

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Article 8

Affirmative Covenants

The Borrower hereby covenants and agrees (and, solely as to itself, the Servicer hereby covenants and agrees), for the benefit of the Secured Parties, that, at all times from and after the Closing Date until the Final Settlement Date:

Section 8.1
Hedge Requirement. On or before January 31, 2026, the Borrower shall enter into, and maintain in effect, Hedging Transactions, such that, at all times, the aggregate notional amount thereof is in accordance with the Hedge Notional Amount Requirement. The Hedging Transactions may include interest rate caps, interest rate swaps or other instruments acceptable to the Agent (as determined in its sole and absolute discretion). In connection with each Advance, the Agent shall determine, in consultation with the Borrower and the Servicer, the terms of the Hedging Transactions that would be appropriate to comply with the foregoing part of this Section 8.1, based upon the then-current Facility Balance, the Scheduled Payments with respect to the Receivables and reasonable assumptions with respect to defaults and delinquencies; provided, however, that, the Borrower shall be solely responsible for assuring that it remains in compliance with this Section 8.1.
Section 8.2
Fiscal Years. The fiscal year of the Borrower shall end on December 31.
Section 8.3
Compliance with MRP+ Program Documents. The Borrower and the Servicer shall comply, in all respects, with the terms of the MRP+ Program Documents.
Section 8.4
Performance and Compliance with Receivables. At its expense, each of the Borrower and the Servicer shall (and the Borrower shall require the Seller, pursuant to the Purchase Agreement, to) timely and fully perform and comply, in all material respects, with all provisions, covenants and other promises required to be observed by it under the Medallion Loan Agreement with respect to each Receivable, the Sub-Servicing Agreement and the other Transaction Documents (and all payments which have been allocated to the repayment of principal of or interest on the Receivables shall be applied as required by the applicable Medallion Loan Agreements or as otherwise required by Applicable Law) to which the Borrower, the Seller or the Servicer is a party.
Section 8.5
Preservation of Existence, Etc. The Borrower (covenanting solely as to itself) and the Servicer shall:
(a)
preserve, renew and maintain in full force and effect its legal existence and good standing under the laws of the jurisdiction of its organization;
(b)
take all reasonable action to maintain all rights, licenses, permits, privileges and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and
(c)
preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

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Section 8.6
Maintenance of Properties. The Borrower (covenanting solely as to itself) and the Servicer shall (a) maintain, preserve and protect all of its properties and equipment necessary in the operation of its business in good working order and condition (ordinary wear and tear excepted) and (b) make all necessary repairs thereto and renewals and replacements thereof, except (in the case of the foregoing clauses (a) and (b)) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.
Section 8.7
Payment of Obligations. The Borrower (covenanting solely as to itself) and the Servicer shall pay, discharge or otherwise satisfy as the same shall become due and payable, all of its obligations and liabilities, including Tax liabilities, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by such MCC Entity, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.
Section 8.8
Audits and Inspection.
(a)
Semi-Annual Compliance Reviews. Each of the Borrower (covenanting solely as to itself) and the Servicer shall permit (and the Borrower and the Servicer shall cause the Sub-Servicer to permit, in accordance with the Sub-Servicing Agreement) any representative that the Agent or any Lender authorizes, including its attorneys and accountants (any of the foregoing, "Representatives"), upon not less than two Business Days' notice, to conduct compliance reviews, which may include third party services, to inspect the Pledged Collateral, to examine and make copies and abstracts of the books of account and records of such MCC Entities (including any as may be maintained by the Sub-Servicer), and to discuss its affairs, finances and accounts with directors, officers, and independent public accountants; provided, however, that, so long as no Event of Default shall have occurred and be continuing, such reviews and examinations shall be limited to no more often than twice per Fiscal Year; and provided, further, however, that, any such Representative shall be required to comply with the confidentiality provisions contained in Section 14.16 (Confidentiality) below.
(b)
Participation in Meetings. In addition, the Agent and its Representatives shall have the right to participate, upon reasonable notification and (unless an Event of Default has occurred and is continuing) not more than twice per Fiscal Year, in any bank meeting, management meeting or on-site visit at any of the MCC Entities (and, upon the request of the Agent, shall provide to the Agent reasonable prior written notice of the next following meeting of such nature), provided that any such Representative shall be required to comply with the confidentiality provisions contained in Section 14.16 (Confidentiality) below.
(c)
Expenses. The Borrower shall pay any reasonable and documented out-of-pocket fees and expenses incurred by the Agent and the Lenders in connection with any reviews, examinations and other activities conducted pursuant to this Section 8.8; provided, however, that, so long as no Event of Default shall have occurred and be continuing, such reimbursement shall be limited to USD 20,000, in the aggregate, during any Fiscal Year.

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Section 8.9
Further Assurances.
(a)
Generally. The Borrower shall (and shall require the Seller, in accordance with the Purchase Agreement to):
(i)
prepare, execute, deliver and file, upon the reasonable request of the Agent, any financing statements, security agreements, collateral assignments, notices, control agreements, certificates of title, stock certificates and accompanying stock powers or other documents as reasonably requested by the Agent to perfect or give the highest priority to the Borrower's or the Agent's Lien on, and the Borrower's title to, the Pledged Collateral;
(ii)
from time to time procure any instruments or documents as may be reasonably requested by the Agent, and take all further action that may be necessary, or that the Agent may reasonably request, to perfect and protect the Liens granted under this Agreement and the other Transaction Documents; and
(iii)
protect and defend the Borrower's title to the Pledged Collateral and the Agent's Lien thereon against all Persons claiming any interest adverse to the Borrower or the Agent.
(b)
Authorization. The Borrower hereby authorizes the Agent (or its designee) to execute and deliver on behalf of such Borrower and to file such financing statements (including an indication that the financing statement covers "all assets or all personal property" of the Borrower in accordance with Section 9-504 of the UCC), collateral assignments, notices, control agreements, security agreements and other documents without the signature of such Borrower either in the Agent's name or in the name of the Agent as agent and attorney-in-fact for such Borrower.
Section 8.10
Collateral. The Borrower shall at all times keep the Pledged Collateral free and clear from any legal process or Liens whatsoever (other than Permitted Liens), and shall give the Agent prompt written notice of any legal process affecting the Pledged Collateral or any Liens thereon. The Borrower shall not enter into or suffer to exist or become effective any agreement that prohibits or limits the right or ability of the Borrower to create, incur, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired. The Borrower shall protect and defend its title to its assets from and against all Persons claiming any interest adverse to the Borrower, and the Borrower shall give the Agent prompt written notice of any legal process affecting the Borrower's material assets.
Section 8.11
Commercial Tort Claims. If the Borrower shall at any time hold or acquire a commercial tort claim in excess of USD 50,000, the Borrower shall promptly (and in any event within 30 days following any MCC Entity obtaining knowledge thereof) notify the Agent in a writing signed by the Borrower and containing a description thereof.
Section 8.12
Taxes. The Borrower shall pay when due all U.S. federal and other material Taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed or assessed against the Borrower, DPA 1, the Agent, the Lenders or the Pledged

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Collateral or upon the Borrower's ownership, possession, use, operation or disposition thereof or upon the Borrower's rents, receipts or earnings arising therefrom. The Borrower shall file, on or before the due date therefor, all personal property tax returns in respect of the Pledged Collateral. Notwithstanding the foregoing, the Borrower may contest, in good faith and by appropriate proceedings, taxes for which the Borrower maintain adequate reserves therefor in accordance with GAAP (and the same shall not be deemed to constitute a violation of this Section 8.12 (Taxes) above).
Section 8.13
Ownership and Subsidiaries. At no time shall the Borrower (i) form any Subsidiaries or (ii) acquire Equity Interests in any other Person.
Section 8.14
Independent Managers.
(a)
(i) The Borrower shall have, at all times, from the Closing Date until the Final Settlement Date, at least two Independent Managers, and (ii) the Agent shall be furnished with (A) up-to-date contact information for each such Independent Manager and (B) a copy of the agreement or agreements pursuant to which each such Independent Manager serves as an "Independent Manager" for the Borrower.
(b)
The Borrower's Organizational Documents shall provide that (i) no Independent Manager of the Borrower may be removed or replaced without Cause, (ii) the Agent shall be given at least 30 days' prior written notice of the removal or replacement of any Independent Manager of the Borrower, together with (A) the name and contact information of the replacement Independent Manager and (B) evidence of the replacement's satisfaction of the definition of Independent Manager, and (iii) to the fullest extent permitted under Applicable Law, no Independent Manager of the Borrower shall have any fiduciary duty to anyone (including the holders of the Equity Interests in the Borrower and any Affiliates of the Borrower) except the Borrower and the creditors of the Borrower with respect to the taking of, or otherwise voting on, any action constituting an Insolvency Event with respect to the Borrower; provided, however, that, the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing.
(c)
The Borrower shall not, without the consent of each of its Independent Managers, (i) institute, or consent to the institution of, any Insolvency Proceeding with respect to Borrower, or (ii) otherwise take, or consent to the taking, of any action that would constitute an Insolvency Event with respect to the Borrower.
Section 8.15
Use of Proceeds. The Borrower agrees that (a) the proceeds of the Facility shall be used solely (i) to pay related fees and expenses in connection with this Agreement and (ii) for working capital and general corporate purposes, including distribution to its direct and indirect parent companies for use thereby for such purposes, and (b) the proceeds of the Facility will not be used in violation of Anti-Corruption Laws or applicable Sanctions.
Section 8.16
Compliance with Laws.
(a)
The Borrower shall maintain compliance in all material respects with all Applicable Law (including any law, rule or regulation with respect to the making or brokering of loans or financial accommodations), and shall, or cause its Subsidiaries to, obtain and maintain all required governmental

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authorizations, approvals, licenses, franchises, permits or registrations reasonably necessary in connection with the conduct of its businesses and activities, except where the failure to maintain any foreign qualification in any State could not reasonably be expected to have a Material Adverse Effect.
(b)
The Borrower shall not (i) directly or indirectly, knowingly enter into any documents, instruments, agreements or contracts with any Person listed on the OFAC Lists, (ii) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (iii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 or any similar executive order or other Anti-Terrorism Law, or (iv) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti-Terrorism Law.
(c)
(i) The MCC Entities have implemented and maintain in effect policies and procedures designed to ensure compliance by the MCC Entities, their respective Affiliates and the directors, officers, employees and agents of the foregoing with Anti-Corruption Laws and applicable Sanctions, and (ii) the MCC Entities, and, to the knowledge of the MCC Entities, their respective officers and employees, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.
(d)
Neither any MCC Entity, nor any director, officer or employee thereof, is a Sanctioned Person. None of the Facility, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.
Section 8.17
Risk Retention. Without limiting the generality of Section 8.16 (Compliance with Laws) above, if, for so long, and to the extent, that either or both of:

(a) the Credit Risk Retention rule (17 C.F.R. §§246.1-246.22), implementing Section 15G of the Exchange Act (the "U.S. Risk Retention Rule"); or

(b) Article 6 (Risk Retention) of Regulation (EU) No. 2017/2402 (Dec. 28, 2017) of the European Commission (the "EU Risk Retention Regulation," and, together with the U.S. Risk Retention Rule, the "Risk Retention Rules," and each, a "Risk Retention Rule")

applies to the Borrower, the Borrower shall comply, and cause MCC, as the "sponsor" of the Borrower or such transactions, within the meaning of such Risk Retention Rule or Risk Retention Rules (the "Risk Retention Sponsor"), to comply with all requirements imposed on the Risk Retention Sponsor under such Risk Retention Rule or Risk Retention Rules, including, without limitation, the certification and disclosure requirements, as applicable, set forth therein.

Section 8.18
Books and Records. Each of the Borrower and the Servicer shall maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of such MCC Entity.

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Section 8.19
Transactions with Affiliates or Other Related Persons. Other than entering into and performing its obligations under the Transaction Documents to which it is a party and consummating the transactions contemplated therein, the Borrower shall not, directly or indirectly, enter into or permit to exist any transaction of any kind between the Borrower, on the one hand, and any Affiliate of the Borrower or any Other Related Person with respect thereto, on the other hand, on terms that are less favorable to the Borrower or such Other Related Person, as the case may be, than those that might be obtained in an arm's length transaction from a Person who is not an Affiliate of the Borrower or such Other Related Person, as the case may be, with respect thereto.
Article 9

Negative Covenants

The Borrower hereby covenants and agrees (and, solely as to itself, the Servicer hereby covenants and agrees), for the benefit of the Secured Parties, that, at all times from and after the Closing Date until the Final Settlement Date:

Section 9.1
Certain Liens, Transfers and Indebtedness.
(a)
Borrower Assets. None of the Borrower, the initial Servicer or any Replacement Servicer shall, except as expressly contemplated under this Agreement, create, incur, assume or suffer to exist any Lien (other than Permitted Liens), on or over, or otherwise Transfer, or purport to Transfer, in any manner, (i) any Pledged Collateral or (ii) any other property, assets or revenues, whether now owned or hereafter acquired, of the Borrower (it being understood that the foregoing shall not prevent the Borrower from effecting the Transfer of any amounts released to the Borrower pursuant to clause Ninth of Section 10.2 (Priority of Payments) below).
(b)
Change of Control. Neither the Borrower (covenanting solely as to itself) nor the initial Servicer shall enter into any transaction or agreement that would result in a Change of Control.
(c)
Member Indebtedness. Neither the initial Servicer nor any Subsidiary thereof (other than the Borrower, which shall be bound by, inter alia, Section 9.1(a) (Borrower Assets) above and Section 9.6(g) (Other Indebtedness) below) shall create, incur, assume or suffer to exist any Lien on or over property, assets or revenues, whether now owned or hereafter acquired, of the initial Servicer or any such Subsidiary consisting of loans covered by the MRP+ Program, or incur any Indebtedness that is secured or otherwise backed (directly or indirectly) by any such loans, unless, in each case, the initial Servicer shall have first (x) obtained the prior written consent of the Agent (such consent not to be unreasonably withheld) and (y) entered into an intercreditor agreement with the Agent in form and substance reasonably satisfactory to the Agent and the initial Servicer.
Section 9.2
Investments. The Borrower shall not, directly or indirectly, acquire, own or make any Investment other than the Receivables, the Medallion Collateral, the Other Transferred Property with respect to the Receivables and Eligible Investments.
Section 9.3
ERISA. None of the Borrower, the initial Servicer or any ERISA Affiliate shall permit to occur any ERISA Event that could reasonably be expected to have a Material Adverse Effect.

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Section 9.4
Corporate Changes.
(a)
The Borrower shall not (and shall require the Seller, pursuant to the Purchase Agreement, not to) change its corporate name, legal form or jurisdiction of formation without 25 days' prior written notice to the Agent.
(b)
The Borrower shall not (and shall require the Seller, pursuant to the Purchase Agreement, not to) relocate its chief executive office or its principal place of business unless (i) it provides written notice to the Agent as promptly as is reasonably practicable thereafter and (ii) such relocation shall be within the continental United States.
(c)
The Borrower shall not relocate any item of Pledged Collateral unless (i) it provides written notice as promptly as is reasonably practicable thereafter to the Agent, (ii) if immediately prior to relocation the Pledged Collateral is in the United States, such relocation is within the continental United States, and (iii) if such relocation is to a third-party bailee, and such Pledged Collateral has a value, individually or in the aggregate, in excess of USD 250,000, it has delivered a bailee agreement in form and substance reasonably acceptable to the Agent.
Section 9.5
Conduct of Business. The Borrower shall not engage in any businesses or activities other than as expressly contemplated under the Transaction Documents.
Section 9.6
Special-Purpose Entity. The Borrower shall not do (nor has it taken any such action in the past), any of the following:
(a)
Other Activities. Engage in any business or activity other than as contemplated by the Transaction Documents or the Borrower LLC Agreement.
(b)
Other Assets. Acquire or own any assets other than its rights in, to or under (i) the Receivables, (ii) the Medallion Collateral, (iii) the Other Transferred Property with respect to the Receivables, (iv) Eligible Investments, (v) the Transaction Documents, (vi) the Accounts, and (vii) the other property and assets expressly contemplated under the Transaction Documents.
(c)
Merger, Etc. (i) Merge into or consolidate with any Person, (ii) dissolve, terminate or liquidate, in whole or in part, (iii) transfer or otherwise dispose of all or substantially all of its assets or (iv) change its legal structure.
(d)
Existence; Organizational Documents. (i) Fail to preserve its existence as an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, (ii) amend, modify or terminate (in each of the foregoing cases in this clause (ii), after the Closing Date), or fail to comply with any provision of its Organizational Documents or (iii) fail to observe entity formalities.
(e)
Subsidiaries, Etc. (i) Acquire or own any Subsidiary or (ii) make any Investment in any Person (other than the Receivables, the Medallion Collateral, the Other Transferred Property with respect to the Receivables and Eligible Investments).

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(f)
Commingling of Assets. Commingle its assets with the assets of any of its Affiliates, or of any other Person (it being understood that an inadvertent commingling of Collections that is timely remedied in accordance with Section 11.8 (Deposits to Accounts) below shall not be deemed to violate this Section 9.6(f)).
(g)
Other Indebtedness. Incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than its Indebtedness to the Secured Parties under this Agreement and the other Transaction Documents.
(h)
Separate Books and Records. After the Closing Date, fail to maintain its records, books of account and bank accounts separate and apart from those of any other Person.
(i)
Dealings With Affiliates. Enter into any contract or agreement with any of its principals or Affiliates, except on terms and conditions that are substantially similar to those that would be available on an arm's-length basis with third parties other than its Affiliates (other than entry into the Transaction Documents and except as otherwise expressly permitted or provided for in the Transaction Documents).
(j)
Dissolution. Seek its dissolution or winding up in whole or in part.
(k)
Separate Identity. Fail to correct any known misunderstandings regarding its separate identity from any principal or Affiliate thereof or any other Person.
(l)
Guarantees. Except as otherwise expressly permitted or provided for in the Transaction Documents, guarantee, become obligated for, or hold itself out to be responsible for the debt of another Person.
(m)
Loans, Etc. Make any loan or advances to any third party, including any principal or Affiliate, or hold evidence of Indebtedness issued by any other Person (except for Receivables or as otherwise expressly permitted or provided for in the Transaction Documents).
(n)
Appearance of Liability. Fail either to hold itself out to the public as a legal entity separate and distinct from any other Person, or to conduct its business solely in its own name.
(o)
Inadequate Capital. After the Closing Date, fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; provided, however, that, the foregoing shall not require any direct or indirect members of Borrower to make any capital contributions to the Borrower.
(p)
Appearance of Separateness. Hold itself out as or be considered as a department or division of (i) any of its principals or Affiliates, (ii) any Affiliate of a principal or (iii) any other Person.
(q)
Separate Financial Statements. After the Closing Date, fail to maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person, or have its assets listed on the financial statement of any other Person (except under financial statement consolidation principles in accordance with GAAP).

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(r)
Payment of Liabilities. Fail to pay its own liabilities and expenses only out of its own funds; provided, however, that, the foregoing part of this Section 9.6(r) shall not require any direct or indirect members of Borrower to make any additional contributions of capital to the Borrower.
(s)
Payment of Salaries. Fail to pay the salaries of its own employees, if any, in light of its contemplated business operations; provided, however, that, the foregoing part of this Section 9.6(s) shall not require any direct or indirect members of Borrower to make any additional contributions of capital to the Borrower.
(t)
Investment in Affiliates. Acquire the obligations or securities of its Affiliates or Equity Interest holders (except as otherwise permitted or provided for in the Transaction Documents).
(u)
Allocation of Expenses. Fail to allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including paying for office space, if any, and services performed for it by any employee of an Affiliate.
(v)
Hypothecation. Pledge its assets for the benefit of any other Person, other than with respect to payment of the Secured Obligations hereunder.
(w)
Independent Manager. Fail, in any respect, to comply with the requirements of Section 8.14 (Independent Managers) above.
Section 9.7
Tax Status. The Borrower has not elected and will not elect to be treated as an association taxable as a corporation for U.S. federal income tax purposes.
Article 10

Accounts and Payments
Section 10.1
Accounts.
(a)
Collection Account. The Borrower has established, and shall maintain, at all times, the Collection Account at the Collection Account Bank (into which all Collections shall be deposited, in accordance with the terms of Article 11 (Servicing) below). The Collection Account shall be a segregated trust account. The Agent shall have sole dominion and control over the Collection Account (subject only to Section 10.1(e) (Eligible Investments) below, and Section 4(n)(vi) of the Collection Account Control Agreement, with regard to the investment of amounts in the Collection Account), and neither any MCC Entity nor any other Person shall have any right of withdrawal with respect to any Collection Account. Funds on deposit, from time to time, in the Collection Account may be invested as set forth in Section 10.1(e) (Eligible Investments) below.
(b)
Lockbox Account. The Borrower has established, and shall maintain, at all times, the Lockbox Account at the Lockbox Account Bank (into which the Obligors shall be directed to remit all amounts paid in respect of the Receivables from time to time). The Lockbox Account shall be a deposit account. Funds on deposit from time to time in the Lockbox Account shall be deposited solely into the Collection Account, in accordance with the terms of Article 11 (Servicing) below. At all times following the occurrence, and during the continuance, of an Event of Default, (A) the Agent shall have sole dominion

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and control over the Lockbox Account, and (B) neither any MCC Entity nor any other Person shall have any right of withdrawal with respect to the Lockbox Account. Funds on deposit in the Lockbox Account shall be held uninvested.
(c)
Taxes, Checks, Etc. The taxpayer identification number associated with each Account shall be that of the Borrower, and the Borrower (or MCC, as the first regarded owner of the Borrower for U.S. federal and State and local income Tax purposes) will report for federal, State and local income taxes, the income, if any, represented by each Collection Account. No checks shall be issued, printed or honored with respect to any Account. The Borrower shall cause the Account Control Agreements to be in effect at all times with respect to the Accounts.
(d)
Authorization, Etc. Upon the occurrence, and during the continuance, of an Event of Default, the Agent shall have the right, in the Agent's sole discretion, to apply, and to direct the Account Banks to apply, all or any portion of any funds on deposit in the Accounts, on behalf of the Borrower, in accordance with the Priority of Payments, to repay any outstanding Secured Obligations, at such time, and in such manner, as the Agent shall determine in the Agent's sole discretion. The authorizations granted to the Agent pursuant to this Section 10.1(d) and elsewhere in this Section 10.1 shall in no way be deemed to constitute a waiver of, or otherwise modify, the Borrower's obligations under this Agreement or any other Transaction Document, including, without limitation, the obligation of the Borrower to make interest payments, principal payments or any other payments or prepayments as and when required under the Transaction Documents or the obligation to pay all Secured Obligations on the Maturity Date.
(e)
Eligible Investments. Funds on deposit in the Collection Account may be invested in Eligible Investments, as provided in Section 4(n)(vi) of the Collection Account Control Agreement, at the written direction of (i) from and after the Facility Termination Date, or at any time following the occurrence, and during the continuance, of an Event of Default, the Agent, or (ii) at any other time, the Servicer, on behalf of the Borrower. If, and to the extent, that no such investment direction shall have been received by the Collection Account Bank, funds in the Collection Account shall be held uninvested, as set forth in Section 4(n)(vi) of the Collection Account Control Agreement. It is expressly understood and agreed, however, that none of the Collection Account Bank, the Agent, or any Lender shall be liable for any loss arising from any such Eligible Investments, or any failure, on the part of the Agent, to give investment instructions (without limiting, for the avoidance of doubt, the obligations of the Collection Account Bank, the Agent or any Lender on Eligible Investments as to which such Person is the issuer or obligor). Any such Eligible Investments shall mature so that such funds will be available for distribution under Article 10.2 (Priority of Payments) below on the Business Day immediately preceding the next Settlement Date. No Eligible Investment shall be sold or otherwise disposed of prior to its scheduled maturity unless a default occurs with respect to such Eligible Investment and, so long as no Event of Default has occurred and is continuing, the Borrower directs the Collection Account Bank in writing to dispose of such Eligible Investment. No such Eligible Investments shall be purchased at a premium.
Section 10.2
Priority of Payments. On each Settlement Date, the Agent shall instruct the Collection Account Bank to pay to the following Persons, from the Collection Account, to the extent of

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Available Funds, the following amounts, in the following order of priority (it being understood that the Agent shall be entitled to rely upon the related Monthly Settlement Report for such purposes):

First: pro rata, based upon the respective amounts payable, to each Account Bank and to the Custodian, the fees of such Persons and the expenses and indemnities or other amounts payable to the Collection Account Bank and the Custodian, in such capacity, pursuant to the Transaction Documents; provided that prior to the occurrence and during the continuance of an Event of Default, such expenses and indemnities or other amounts paid to the Collection Account Bank and the Custodian may not exceed USD 100,000 per calendar year; and provided, further that such limitation on such expenses and indemnities or other amounts shall not apply after the occurrence and during the continuance of an Event of Default;

Second: to the Hedge Provider, all scheduled amounts then due and payable under the Hedge Agreement;

Third: to the Servicer, the amount of the Servicer Fee accrued and payable with respect to such Settlement Date, including any unpaid Servicer Fee with respect to any prior Settlement Date;

Fourth: pro rata, based upon the respective amounts payable:

(a) to each Lender, the Accrued Interest allocable to its Advances, and any other amounts, then due and payable to such Lender pursuant to Section 2.3 (Interest) above; and

(b) to the Agent and the Lenders:

(i) the amount of any Facility Fees then due and payable; plus

(ii) the amount of any other costs, fees, expenses, indemnities or other amounts then due and payable to the Agent or any Lender under the Transaction Documents;

Fifth: if a Borrowing Base Deficiency existed as of the last day of the related Remittance Period, to the Lenders (pro rata, based upon their respective Lender Percentages) an amount equal to the Borrowing Base Deficiency Amount, to be applied in reduction of the Facility Balance;

Sixth: if such Settlement Date occurs during the Amortization Period, to the Lenders (pro rata, based upon their respective Lender Percentages), all Available Funds remaining after the payment of the amounts set forth in clauses First through Fifth above, to be applied in reduction of the Facility Balance, until the Facility Balance has been reduced to zero;

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Seventh: pro rata, based upon the respective amounts payable:

(a) to each Account Bank, and to the Custodian, any costs, expenses and indemnities (and any other amounts not paid under clause First above) that are owed to it by the Borrower pursuant to the Transaction Documents; and

(b) to the Hedge Provider, any amounts then due and payable under the Hedge Agreement that were not paid under clause Second above;

Eighth: to the Servicer, any amounts that are owed to it, in such capacity, under the Transaction Documents that were not paid under clause Third above; and

Ninth: any remaining Available Funds, to be remitted at the written direction of the Servicer, on behalf of the Borrower (which amounts may be distributed to DPA 1, as holder of the Borrower's Equity Interests, free and clear of the Liens granted under this Agreement).

Article 11

Servicing
Section 11.1
Appointment and Designation of the Servicer.
(a)
Initial Servicer. The Borrower hereby appoints DPA 1 as Servicer, pursuant to the terms of this Article 11 and the other provisions of this Agreement, with the authority to service, administer and exercise rights and remedies, on behalf of the Borrower, in respect of the Pledged Collateral. DPA 1 hereby accepts such appointment and agrees to perform the duties and responsibilities of the Servicer pursuant to the terms of this Article 11 and the other provisions of this Agreement, for the benefit of the Borrower and the Secured Parties.
(b)
Delegation. The Servicer may subcontract with the Sub-Servicer, pursuant to the Sub-Servicing Agreement, for servicing, administering or collecting the Pledged Collateral; provided that (i) the Servicer shall be solely responsible for the fees and expenses payable to the Sub-Servicer, (ii) the Servicer shall not be relieved of, and shall remain liable for, the performance of the duties and obligations of the Servicer pursuant to the terms hereof without regard to the Sub-Servicing Agreement and (iii) the Sub-Servicing Agreement shall be terminable, or assignable to for the direct benefit of the Borrower and the Agent, upon the occurrence, and during the continuance, of a Servicer Default. The Servicer shall be responsible (as a primary obligor, and not as surety) for each of the obligations of the Sub-Servicer under, or in connection with, the Sub-Servicing Agreement. The Servicer shall not permit the Sub-Servicing Agreement to be amended, otherwise modified or terminated, or the Sub-Servicer to be terminated, without the prior written consent of the Agent. Except as otherwise expressly provided in the foregoing part of this Section 11.1(b), the Servicer may not assign, delegate, novate or otherwise transfer any of its rights or obligations under this Agreement.

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Section 11.2
Duties of the Servicer.
(a)
Accepted Servicing Practices. The Servicer, for the benefit of the Borrower and the Agent, shall manage, service, administer and make collections on the Receivables and enforce the Borrower's rights with respect to the collateral thereunder and any credit enhancement therefor in accordance with all Applicable Law, the Medallion Loan Agreements and the MRP+ Program Documents and diligently using a degree of skill and care which the Servicer (and the Sub-Servicer) would exercise in connection with the servicing and administration of assets similar to the Receivables under similar circumstances and in accordance with their existing practices and procedures relating to assets of the same nature and character as the Receivables (such standards, the "Accepted Servicing Practices").
(b)
Duties. The Servicer's duties shall include collection and posting of all payments, responding to inquiries of Obligors on Receivables, investigating delinquencies, sending invoices to Obligors, as appropriate, reporting tax information, if any, to Obligors, preparing and delivering Receivable Files to the Custodian, accounting for Collections and furnishing statements and reports to the Agent in accordance with this Agreement and the other Transaction Documents. Except to the extent otherwise required pursuant to this Agreement, the Servicer shall follow the Accepted Servicing Practices in performing its duties as Servicer. To the extent consistent with the Accepted Servicing Practices and the following sentence, the Servicer shall have full power and authority, acting alone, to do any and all things in connection with management, servicing, administration and collection that it may deem necessary or desirable, including, without limitation, executing and delivering on behalf of itself and the Borrower, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Receivables or any Medallion securing such Receivables. The Servicer is authorized to release Liens on Medallions granted pursuant to a Receivable, (i) if the debt secured thereby has been fully paid and the proceeds of the repayment of such debt are deposited in the Collection Account in accordance with Section 11.8 (Deposits to Accounts) below, and/or (ii) to liquidate such Medallions in accordance with its customary standards, policies and procedures, Accepted Servicing Practices and the Credit and Collection Policy, in either respect subject to the Medallion Loan Agreements and the MRP+ Program Documents. If the Servicer shall commence a legal proceeding to enforce a Receivable, the Borrower shall thereupon be deemed to have automatically assigned, solely for the purpose of collection, such Receivable to the Servicer. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce such Receivable, the Borrower shall, at the Servicer's expense and direction, take steps to enforce such Receivable, including bringing suit in the name of the Borrower. The Borrower shall, upon the written request of the Servicer, furnish the Servicer with any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. Notwithstanding anything to the contrary contained herein, from and after the occurrence and during the continuance of an Event of Default, the Agent shall have the absolute and unlimited right to direct the Servicer to commence or settle any legal action with respect to any Receivable or Medallion or to foreclose upon or repossess any Medallion Collateral, subject in all respects to the Medallion Loan Agreement and the MRP+ Program Documents.
(c)
Regulatory Actions, Etc. It shall be the Servicer's duty and responsibility to direct the Borrower to respond to, defend, participate in or otherwise act in connection with any regulatory, administrative, governmental, investigative or other proceeding or inquiry relating in any way to the

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Borrower, its assets or the conduct of its business, and the Borrower hereby agrees to follow such direction, subject to any requirements or restrictions applicable to the Borrower under the Transaction Documents and Applicable Law.
Section 11.3
Collections and Modifications.
(a)
Collections. Consistent with Accepted Servicing Practices, the Credit and Collection Policy and the standards, policies and procedures required by the Transaction Documents, the Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due, and shall follow such collection procedures as it follows with respect to comparable medallion loans that it or any of its Affiliates services for itself or others and otherwise act with respect to the Receivables, in such manner as will, in the reasonable judgment of the Servicer, maximize the amount to be received by the Agent for the benefit of the Secured Parties with respect thereto. The Servicer is authorized in its discretion to waive any prepayment charge, late payment charge or any other similar fees that may be collected in the ordinary course of servicing any Receivable. The Servicer shall allocate Collections relating to principal and interest in accordance with the terms of the related Receivables.
(b)
Modifications. The Receivables and related Medallion Loan Agreements shall not be extended, waived, amended or modified, in any material respect, except with the prior written consent of the Agent (which consent may be granted or withheld in its sole and absolute discretion); provided, however, that, any such approved extension, waiver, amendment or modification will not alter its status as a Defaulted Receivable or a Delinquent Receivable or its characterization as an Eligible Receivable.
Section 11.4
Realization upon Receivables.
(a)
Default. The Servicer shall enforce compliance with the terms of the Receivables in a manner consistent with the Accepted Servicing Practices. The Servicer shall include in any Report on any Report Date, as applicable, any payment default under a Receivable (a "Medallion Loan Default"), which Report shall include actions the Servicer proposes to take with respect to such Medallion Loan Default, including, without limitation, (i) initiation or continuation of negotiations with the Obligor, (ii) acceleration of such Receivable, (iii) repossession of the Medallion related to such Receivable, (iv) initiation of litigation or collection proceedings, and (v) such other action as the Servicer may deem appropriate in conformity with the Accepted Servicing Practices. For avoidance of doubt, the Servicer and the Sub-Servicer shall, and are authorized to, comply with the MRP+ Program Documents with respect to any Medallion Loan Default.
(b)
Liquidation, Etc. Consistent with the standards, policies and procedures required by this Agreement, the Medallion Loan Agreement, the MRP + Program Documents and the Credit and Collection Policy, the Servicer shall use commercially reasonable efforts to liquidate any Medallion securing a Receivable held by the Borrower with respect to which the Servicer has determined that payments thereunder are not likely to be resumed, as soon as practicable after default on such Receivable but in no event later than the date on which any regularly scheduled payment has become more than 360 days delinquent; provided, however, that, the Servicer may elect not to liquidate a Medallion within such time period if no Servicer Default has occurred and in its good faith judgment it determines that the proceeds ultimately recoverable with respect to such Receivable (after giving effect to expenses associated with

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such liquidation and reimbursement to the Servicer hereunder) would be increased by forbearance; and provided, further, that the Servicer shall not be required to liquidate a Medallion if prohibited by law or the MRP+ Program Documents. The Servicer is authorized to follow such customary practices and procedures as it shall deem necessary or advisable, consistent with the Accepted Servicing Practices, which practices and procedures may include the sale of the related Medallion at a public or private sale, and other actions by the Servicer in order to realize upon a Receivable.
Section 11.5
Maintenance of Security Interests.
(a)
Security Interests. The Servicer shall take such steps as are necessary to maintain perfection of the first priority security interest created by the Transaction Documents. The Servicer agrees to mark its master computer databases and computer files (by way of the creation of a special field or otherwise), in a manner acceptable to the Agent, to evidence the interests granted to the Agent for the benefit of the Secured Parties under the Loan Agreement and the other Transaction Documents. At any time and from time to time, the Servicer shall, or shall direct the Borrower to, and the Borrower will promptly and duly execute and deliver, or will promptly use commercially reasonable efforts to cause to be executed and delivered, such further instruments and documents and take such further actions as are necessary (or as are reasonably requested by the Agent) for the purpose of filing any financing or continuation statements under the UCC in effect in any jurisdiction with respect to the Liens created by the Loan Agreement or taking any other action necessary to preserve the status of the Agent's Liens on the Collateral as first priority perfected Liens and, following the occurrence and during the continuance of an Event of Default, for the purpose of obtaining or preserving the full benefits of the Secured Parties under this Agreement and the other Transaction Documents and of its rights and powers therein granted.
(b)
Perfection. Consistent with Accepted Servicing Practices, the Credit and Collection Policy and the policies and procedures required by this Agreement, the Servicer shall take such steps on behalf of the Borrower and the Agent as are necessary to maintain perfection of the first priority security interest created by each Receivable in the related Medallion, including the recording, registering, filing, re-recording, re-filing and re-registering of all security agreements, financing statements and continuation statements as are necessary to maintain the security interest under the respective Receivables. The Borrower hereby authorizes the Servicer, and the Servicer agrees, to take any and all steps necessary to re-perfect such security interest in the name of Borrower as necessary because of any reason. The Servicer shall prepare each Borrowing Base Certificate, Borrowing Request, Receivables Schedule and Monthly Settlement Report, on behalf of the Borrower.
Section 11.6
Medallions.
(a)
Enforcement of Prohibition on Transfer of Medallions. The Servicer will, to the extent it has knowledge of any sale or Lien, or prospective sale or Lien, by the Obligor under any Receivable of the related Medallion (whether by sale or by contract of sale, and whether or not the Obligor remains or is to remain liable under the Receivable), exercise remedies in accordance with Accepted Servicing Practices and in all cases, solely as and to the extent permitted by Applicable Law, the related Medallion Loan Agreement and the MRP+ Program Documents.
(b)
Conservation and Disposition of Medallions. In the event that any Medallion is liquidated by the Servicer and acquired by the Borrower as a result of a credit bid or retention of Collateral,

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the Servicer shall conserve and protect each such Medallion for the Agent for the benefit of the Secured Parties. The disposition of any such Medallion shall be carried out by the Servicer at such price and upon such terms and conditions as the Servicer shall determine in accordance with the Accepted Servicing Practices and the MRP+ Program Documents. The Servicer shall deposit the proceeds of any such disposition into the Collection Account no later than 11:00 a.m. on the second Business Day following receipt thereof by the Servicer as cleared funds (or in the case of a successor Servicer, on the second Business Day following receipt). Pending such deposit, such funds shall be held in trust by the Servicer for the benefit of the Agent for the benefit of the Secured Parties.
Section 11.7
MRP+ Program. The Servicer, on behalf of the Borrower, shall take all actions necessary and sufficient to comply with, and exercise its rights and remedies under, the MRP+ Program with respect to the Receivables. Without limitation of the foregoing, if, at any time, the Borrower may be entitled to any MRP+ Program Recoveries, the Servicer shall, within two Business Days thereafter, submit any and all requisite documentation to the NYBDC, Pursuit SPE, the TLC or any other relevant Person, and take any and all other actions, as may be necessary and sufficient to receive such amounts.
Section 11.8
Deposits to Accounts. The Servicer shall instruct all Obligors to remit payments in respect of the Receivables directly to the Lockbox Account (or to a post-office box maintained by the Lockbox Account Bank exclusively for receipt of items to be deposited to the Lockbox Account). If, notwithstanding such instructions, the Servicer or any Affiliate thereof shall receive any Collections, the Servicer shall deposit such Collections to the Collection Account, no later than 11:00 a.m. on the second Business Day following receipt thereof by the Servicer as cleared funds. Pending such deposit, such funds shall be held in trust by the Servicer for the benefit of the Secured Parties. Funds on deposit in the Accounts on any day shall be held therein in trust for the benefit of the Secured Parties. The Servicer will use its commercially reasonable efforts not to permit funds other than Collections on the Receivables to be deposited into any Account. To the extent any funds other than Collections are deposited into the Collection Account, the Servicer shall promptly identify such funds and notify the Agent of the same and direct the Agent to direct the Collection Account Bank to remit such funds the Person entitled thereto. Any Collections that are cleared funds on deposit in the Lockbox Account on any Business Day in excess of USD 10,000 shall be swept on or prior to the following Business Day into the Collection Account.
Section 11.9
Servicer Fees and Expenses.
(a)
Servicer Fee. The Borrower shall pay to the Servicer the Servicer Fee, as compensation for its activities hereunder, on each Settlement Date. The accrued and unpaid Servicer Fee shall be paid to the Servicer out of Available Funds in accordance with clause Third of the Priority of Payments set forth in Section 10.2 (Priority of Payments) above. In the event that Available Funds under the Priority of Payments are insufficient to pay such Servicer Fee in full, the Servicer shall have no claim against the Borrower for the amount of such deficiency unless and until there are Available Funds available to pay such Servicer Fee pursuant to, and subject to, the Priority of Payments.
(b)
Servicer Expenses. The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder, including fees and disbursements of independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to the

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Agent. Any reasonable and documented out-of-pocket expenses of the Servicer shall be reimbursed for such expenses solely to the extent of Available Funds applied under clause Eighth of the Priority of Payments set forth in Section 10.2 (Priority of Payments) above.
Section 11.10
Servicer Defaults. The occurrence, at any time, of any one or more of the following events shall be a "Servicer Default" (it being understood that a Servicer Default shall be deemed to be continuing unless and until such time as the same has been waived in writing by the Agent):
(a)
Misrepresentation. Any representation or warranty made by the Servicer under any Transaction Document shall fail to have been true and correct in any material respect when made or repeated or deemed to have been made or repeated, and, if such failure is capable of being remedied, such failure continues unremedied for not less than 30 days after the earlier of (i) the date on which the Agent shall have given written notice of such failure to the Servicer and (ii) the date on which the Borrower or the Servicer shall have first become aware of such failure; or
(b)
Breach of Agreement. The Servicer shall have breached, violated or defaulted in the performance of any obligation of the Servicer under any Transaction Document (other than any such obligation that is expressly addressed by another provision of this Section 11.10 (Servicer Defaults) above) and such breach, violation or default shall have remained continuing for not less than 30 days after the earlier of (i) the date on which the Agent shall have given written notice of such breach, violation or default to the Servicer, and (ii) the date on which the Borrower or the Servicer shall have first become aware of such breach, violation or default; or
(c)
Failure to Pay or Remit. The Servicer shall have failed to make any payment, deposit or remittance, as and when required to be made by the Servicer, under any Transaction Document, which failure shall not have been remedied within two Business Days after the date on which such payment, deposit or remittance is due or required to be made; or
(d)
Bankruptcy. An Insolvency Event shall have occurred with respect to the Servicer; or
(e)
Material Adverse Change. A Material Adverse Change shall have occurred with respect to the Servicer.
Section 11.11
Termination, Replacement and Resignation of Servicer.
(a)
Servicer Removal Notice. Upon the occurrence, and during the continuance, of a Servicer Default, the Agent may deliver a removal notice to the Servicer (a "Servicer Removal Notice") and terminate all of the rights, obligations, power and authority of the Servicer under this Agreement. On and after the receipt by the Servicer of a Servicer Removal Notice pursuant to this Section 11.11(a), the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Servicer Removal Notice or otherwise specified by the Agent in writing (which may, for the avoidance of doubt, if the Agent so specifies, be conditioned on the of the appointment of a Replacement Servicer) or, if no such date is specified in the Servicer Removal Notice or otherwise specified by the Agent, until a date mutually agreed upon by the Servicer and the Agent and shall be entitled to receive the Servicer Fee theretofore accrued until such specified or agreed date. After such date, the Servicer agrees that it will terminate its activities as Servicer hereunder, and except as provided herein the Replacement Servicer

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shall assume each and all of the Servicer's obligations to service and administer the Collateral, on the terms and subject to the conditions herein set forth, and the Servicer shall use its commercially reasonable efforts to assist the Replacement Servicer in assuming such obligations (which shall include, without limitation, the delivery to the Replacement Servicer of copies of all books, records and other relevant information relating to the Receivables, the Medallion Collateral, the MRP+ Program and the other Pledged Collateral).
(b)
Appointment of Replacement Servicer. At any time following the delivery of a Servicer Removal Notice, the Agent may appoint the Sub-Servicer or another successor servicer reasonably acceptable to the Borrower (the "Replacement Servicer"), which appointment shall take effect upon the Replacement Servicer accepting such appointment by a written assumption in a form satisfactory to the Agent in its sole discretion. Upon the appointment of a Replacement Servicer, the initial Servicer shall have no liability with respect to any action performed by the Replacement Servicer on or after the date that the Replacement Servicer assumes the servicing duties of the Servicer. If a Replacement Servicer is acting as Servicer hereunder, it shall be subject to termination under this Section 11.11 at any time in the Agent's sole discretion (with or without cause).
(c)
Survival. Notwithstanding other provision of this Agreement to the contrary:
(i)
any obligations ascribed to the "initial Servicer" under this Agreement shall constitute obligations of DPA 1, in its individual capacity, and shall survive any termination of DPA 1, in its capacity as Servicer under this Agreement, or appointment of a Replacement Servicer; and
(ii)
the Servicer's indemnity obligations under Section 6.4 (Servicer Indemnity) above shall survive the removal and replacement of the Servicer as provided in Section 6.4(b) (Survival of Servicer Indemnities) above.
(d)
Limitation on Resignation of the Servicer. The Servicer shall not resign from the obligations and duties hereby imposed on it except (i) by mutual agreement among the Servicer, the Borrower and the Agent or (ii) upon determination that its duties hereunder are no longer permissible under Applicable Law and the Agent does not elect to waive the obligations of the Servicer to perform the duties which render it legally unable to act or to delegate those duties to another Person assuming such obligations are waivable. Any determination under clause (ii) above permitting the resignation of the Servicer shall be evidenced by an opinion of counsel (which counsel shall be acceptable to the Agent) to such effect delivered to the Agent and the Borrower. No such resignation shall become effective until a successor Servicer shall have assumed the Servicer's responsibilities, duties, liabilities and obligations hereunder. Any such successor Servicer must be an established servicer of loans secured by taxi medallions and must be approved in writing by the Agent.

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Article 12

Early Amortization
Section 12.1
Early Amortization Events. The occurrence, at any time, of any one or more of the following events shall be an "Early Amortization Event":
(a)
Regulatory Event. A Governmental Authority has directed that the activities of the Agent or any Lender, or any Affiliate of such Lender or the Agent, contemplated hereby be terminated (whether or not such direction has the force of law) or any other law, rule or regulation or other action by any Governmental Authority shall occur or be in effect that shall make it unlawful for any Lender or the Agent to enter into or perform or exercise any of their respective rights or obligations under this Agreement or any other Transaction Document or any Lender is required to place its interest hereunder into capital deduction (i.e., 1250% risk weight) for regulatory capital purposes; or
(b)
Event of Default. The Agent delivers notice to the Borrower of its election to terminate the Revolving Period at any time following the occurrence, and during the continuance, of an Event of Default pursuant to Section 13.1 (Events of Default) below; or
(c)
Servicer Default. The Agent delivers notice to the Borrower of its election to terminate the Revolving Period at any time following the occurrence, and during the continuance, of a Servicer Default pursuant to Section 11.10 (Servicer Defaults) above; or
(d)
Delinquency and Reserve Event. With respect to any Remittance Period, both (i) the Delinquency Ratio exceeds 40.00% and (ii) the Reserve Fund Coverage Ratio is less than 90.00%; or
(e)
Default Rate Event. With respect to any Remittance Period, the Annualized Default Rate exceeds 2.00%; or
(f)
Excess Spread Failure. With respect to any Remittance Period, the Excess Spread is less than the Excess Spread Minimum; or
(g)
Failure to Satisfy Hedge Requirement. There shall have occurred a breach of any provision of Section 8.1 (Hedge Requirement) above, and such breach continues unremedied for a period of at least 10 Business Days; or
(h)
MRP+ Program Impairment. An event of the type described in Section 13.1(q) (MRP+ Program Impairment) below shall have occurred.
Section 12.2
Consequences of Early Amortization Event. If an Early Amortization Event occurs while the Revolving Period remains in effect, then, automatically, and without further action by any Party:

(a) (i) the Revolving Period End Date shall occur, (ii) the Revolving Period shall immediately terminate and (iii) the Amortization Period shall immediately commence; and

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(b) (i) the Facility shall terminate and (ii) the Lenders shall not be obligated to make any further Advances under Section 2.1 (Advances) above; and

(c) the Borrower shall cease to acquire Medallion Loans under the Purchase Agreement.

For the avoidance of doubt, for purposes of the other provisions of this Agreement (including, without limitation, Section 2.8(a) (Prepayments to Cure Facility Borrowing Base Deficiency) above), an Early Amortization Event shall be deemed to have occurred at any time after the occurrence of any of the events described in Section 12.1(a) through (h) above, whether such event occurs prior to, and after, the date on which the Revolving Period shall have ended pursuant to clause (a) of the definition of Revolving Period End Date in Section 1.1 (Definitions) above.

Article 13

Events of Default; Remedies
Section 13.1
Events of Default. The occurrence, at any time, of any one or more of the following events shall be an "Event of Default" (it being understood that an Event of Default shall be deemed to be continuing unless and until such time as the same has been waived in writing by the Agent):
(a)
Bankruptcy. An Insolvency Event shall have occurred with respect to MCC or the Borrower; or
(b)
Breach of Financial Covenant. Any of the Financial Representations set forth in Section 5.1 (Financial Condition) above shall fail to be true and correct at any time; or
(c)
Misrepresentation. Any representation or warranty made by any MCC Entity under any Transaction Document shall fail to have been true and correct in any material respect when made or repeated or deemed to have been made or repeated, and, if such failure is capable of being remedied, such failure continues unremedied for not less than 30 days after the earlier of (i) the date on which the Agent shall have given written notice of such failure to the relevant MCC Entity and the Borrower and (ii) the date on which the relevant MCC Entity shall have first become aware of such failure; or
(d)
Breach of Agreement. Any MCC Entity shall have breached, violated or defaulted in the performance of any Relevant Obligation (other than a Relevant Obligation that is expressly addressed by another provision of this Section 13.1) and such breach, violation or default shall have remained continuing for not less than 30 days after the earlier of (i) the date on which the Agent shall have given written notice of such breach, violation or default to the Borrower, and (ii) the date on which any MCC Entity shall have first become aware of such breach, violation or default; or
(e)
Borrowing Base Deficiency. A Borrowing Base Deficiency shall have occurred and been continuing for at least two Business Days after the earlier of (i) the date on which the Agent shall have given written notice of such Borrowing Base Deficiency to the Borrower, and (ii) the date on which any MCC Entity shall have first become aware of such Borrowing Base Deficiency; or
(f)
Failure to Pay or Remit. (i) The Borrower shall have failed to pay in full the outstanding principal of the Advances, together with all Accrued Interest, on the Maturity Date, or (ii) any MCC Entity

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shall have failed to make any payment of interest, or any other payment or deposit required pursuant to any Relevant Obligation when the same becomes due and payable, which failure (in the case of this clause (ii)) shall not have been remedied within two Business Days after the first day on which any MCC Entity shall have become aware, or shall have received written notice, of such failure; or
(g)
Cross-Default.
(i)
Payment Default. Any MCC Entity shall have failed to pay any Indebtedness of such MCC Entity in an aggregate amount in excess of the applicable Threshold Amount when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), after taking into account any applicable grace or cure period with respect to such Indebtedness (except, solely in the case of the failure to pay any Indebtedness of MCC or DPA 1, to the extent the obligation to make such payment is being contested in good faith and adequate reserves with respect thereto are being maintained); or
(ii)
Other Default. Any default (other than a default of the type described in Section 13.1(g)(i) (Payment Default) above) or other event under any Indebtedness of any MCC Entity in an aggregate amount in excess of the applicable Threshold Amount shall have occurred, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), in any case whether or not the applicable lender, agent or other applicable party shall accelerate the maturity of such Indebtedness or take any other action in connection with such failure or default; or
(h)
Collateral Event. At any time, for any reason (other than a disposition or repurchase of Pledged Collateral that is expressly permitted under, and made in accordance with, the Transaction Documents, and for which any proceeds thereof have been timely received and deposited, in accordance with the Transaction Documents):
(i)
the Agent shall fail to have a first-priority perfected security interest, free and clear of all Liens (other than Permitted Liens), in any portion of the Pledged Collateral; or
(ii)
the Borrower shall fail to have a first-priority perfected security interest, or a first-priority perfected ownership interest, as applicable, free and clear of all Liens (other than Permitted Liens), in any portion of the Pledged Collateral; or
(i)
Hedge Default. Any Hedge Counterparty (other than DZ Bank or an Affiliate thereof) fails or ceases to be an Eligible Hedge Provider, an "Event of Default" or "Termination Event" (other than a Hedge Provider Event) occurs under any Hedge Agreement, or any Hedge Agreement ceases to be in full force and effect, and, in any such case, such Hedge Provider and/or Hedge Agreement, as the case may be, is not replaced, within 30 days thereafter, by an Eligible Hedge Provider (or a Hedge Agreement, in accordance with the terms of this Agreement, with an Eligible Hedge Provider, as the case may be), with

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respect to all related Hedging Transactions, such replacement to be made pursuant to documentation in form and substance satisfactory to the Agent; or
(j)
Qualification of Financial Statements. Any Financial Statements of MCC delivered pursuant to Section 7.2(a) (MCC Annual Audited Financial Statements) above, or any other audited financial statements of any MCC Entity or the Sub-Servicer, are subject to any Qualification; or
(k)
Delinquency and Reserve Event. With respect to any Remittance Period, both (i) the Delinquency Ratio exceeds 42.00% and (ii) the Reserve Fund Coverage Ratio is less than 90.00%; or
(l)
Default Rate Event. With respect to any Remittance Period, the Annualized Default Rate exceeds 4.00%; or
(m)
Servicer Default. A Servicer Default shall have occurred and be continuing pursuant to Section 11.10 (Servicer Defaults) above; or
(n)
Change of Control. A Change of Control shall have occurred; or
(o)
Material Adverse Change. A Material Adverse Change shall have occurred; or
(p)
Unpaid Obligations at Maturity. The Final Settlement Date shall not have occurred on or prior to the Maturity Date; or
(q)
MRP+ Program Impairment. (i) The City of New York shall have failed to authorize funds as required to fully fund the MRP+ Program, (ii) any of the MRP+ Program Documents shall fail to be in full force and effect, and enforceable, in accordance with their terms, against the NYBDC, Pursuit SPE and the MEP Escrow Agent, (iii) the MEP Reserve Fund shall fail to be maintained and funded in accordance with the MRP+ Program Documents, (iv) the Borrower shall fail to be a "Lender" under the MRP+ Program Documents, entitled to the benefits of the Supplemental Loan Deficiency Guaranty, and the other benefits of the MRP+ Program, with respect to the Receivables, (v) the MRP+ Program, or the rights and benefits of the Borrower thereunder, in whole or in any material respect, shall be repudiated, declared invalid or challenged, by the TLC, any other applicable Governmental Authority, the NYBDC, Pursuit SPE or the MEP Escrow Agent, or (vi) any significant dispute, breach, violation, challenge, litigation or other development has arisen in respect of the MRP+ Program that (in the case of this clause (vi)) could reasonably be expected to have a Material Adverse Effect (any of the events described in the foregoing clauses (i) through (vi) of this Section 13.1(q), a "MRP+ Program Impairment"); or
(r)
Amendment Without Consent. Any provision of any Transaction Document shall have been amended, waived or otherwise modified, in any respect, except with the prior written consent of the Agent (which consent may be granted or withheld in the sole and absolute discretion of the Agent) in accordance with the terms of such Transaction Document; or
(s)
Assignment Without Consent. Any MCC Entity shall have made an assignment, or purported or attempted assignment, of any of its rights or obligations under any Transaction Document, other than with the prior written consent of the Agent (which consent may be granted or withheld in the sole and absolute discretion of the Agent); or

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(t)
Attachments; Judgments. Any portion of the Borrower assets, or a material portion of any other MCC Entity's assets, is attached or seized, or a levy is filed against any such assets, or a judgment (or judgments) is (or are) entered for the payment of money (not covered by independent third‑party insurance or third‑party indemnity as to which liability has not been rejected by such insurance carrier or other third party), individually or in the aggregate, of at least the applicable Threshold Amount, and such judgment remains unsatisfied, unvacated or unstayed for a period of 30 days after the entry thereof; or
(u)
Reporting Failure. Any MCC Entity shall fail to deliver, when due, any report, certificate, financial statement, notice or other document, as required under Article 7 (Reporting) above, which failure shall not have been remedied within five Business Days after the first day on which such MCC Entity shall have become aware, or shall have received written notice, of such failure; or
(v)
Investment Company Act. Any MCC Entity (or the pool of Pledged Collateral) shall be required to register as an "investment company" within the meaning of Section 8 of the Investment Company Act; or
(w)
ERISA Lien. The U.S. Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Code with regard to any assets of any MCC Entity and such lien shall not have been released within 15 Business Days, or the PBGC shall file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the assets of any MCC Entity and such lien shall not have been released within 15 Business Days.
Section 13.2
Remedies.
(a)
Acceleration, Etc. At any time following the occurrence, and during the continuance, of any one or more Events of Default, (i) the Agent may (and, at the direction of the Required Lenders, shall) accelerate and demand payment of all or any part of the Secured Obligations and declare them to be (whereupon, they shall become) immediately due and payable (provided, however, that, upon the occurrence of an Event of Default of the type described in Section 13.1(a) (Bankruptcy) above, all of the Secured Obligations shall automatically be accelerated and made due and payable, in each case without any further notice or act), (ii) the Agent may, at its option, sign and file in the Borrower's name any and all collateral assignments, notices, control agreements, security agreements and other documents it deems necessary or appropriate to perfect or protect the repayment of the Secured Obligations, and (iii) the Agent may notify any of the Borrower's account debtors to make payment directly to the Agent, compromise the amount of any such account on the Borrower's behalf and endorse the Agent's name without recourse on any such payment for deposit directly to the Agent's account. The Agent may (and, at the direction of the Required Lenders, shall) exercise all rights and remedies with respect to the Pledged Collateral under the Transaction Documents or otherwise available to it under the UCC and other Applicable Law, including the right to release, hold, sell, lease, liquidate, collect, realize upon, or otherwise dispose of all or any part of the Pledged Collateral and the right to occupy, utilize, process and commingle the Pledged Collateral. All the Agent's rights and remedies shall be cumulative and not exclusive.
(b)
Collection; Foreclosure. Upon the occurrence, and during the continuance, of any Event of Default (and at any time following the Maturity Date, if the Final Settlement Date shall not have occurred), the Agent may (and, at the direction of the Required Lenders, shall), at any time, or from time to time, apply, collect, liquidate, sell in one or more sales, or otherwise dispose of, any or all of the Pledged

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Collateral, in its then condition or following any commercially reasonable preparation or processing, in such order as the Agent may elect. Any such sale may be made either at public or private sale at its place of business or elsewhere. The Borrower agrees that any such public or private sale may occur upon 10 calendar days' prior written notice to the Borrower. The Agent may require the Borrower to assemble the Pledged Collateral and make it available to the Agent at a place designated by the Agent that is reasonably convenient to the Agent and the Borrower. The proceeds of any sale, disposition or other realization upon all or any part of the Pledged Collateral shall be applied by the Agent in accordance with the Priority of Payments. The Agent shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Pledged Collateral if it complies with this Section 13.2(b) and the obligations of a secured party under the UCC.
(c)
No Waiver. The Agent shall be under no obligation to marshal any of the Pledged Collateral for the benefit of the Borrower or any other Person, and the Borrower expressly waives all rights, if any, to require the Agent to marshal any Pledged Collateral.
(d)
Cumulative Remedies. The rights, powers and remedies of the Agent hereunder shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative. The exercise of any one or more of the rights, powers and remedies provided herein shall not be construed as a waiver of or election of remedies with respect to any other rights, powers and remedies of the Agent.
Section 13.3
Power of Attorney.
(a)
Appointment. The Borrower hereby constitutes and appoints the Agent (and all officers, employees or agents designated by the Agent) as its true and lawful attorney in fact (with full power of substitution) in its name, place and stead and at its expense, in connection with the enforcement (following the occurrence, and during the continuance, of any Event of Default), of the rights and remedies provided for in Section 13.2 (Remedies) above, the other provisions of this Agreement and the other Transaction Documents, and Applicable Law, including to (i) give any necessary receipts or acquittance for amounts collected or received hereunder, (ii) make all necessary transfers of the Pledged Collateral in connection with any sale or other disposition made pursuant hereto, (iii) execute and deliver for value all necessary or appropriate bills of sale, assignments and other instruments in connection with any such sale or other disposition, the Borrower thereby ratifying and confirming all that such attorney (or any substitute) shall lawfully do hereunder and pursuant hereto and (iv) sign any agreements, orders or other documents in connection with, or pursuant to, any Transaction Document. Nevertheless, if so requested by the Agent, directly or through a purchaser of any of the Pledged Collateral, the Borrower shall ratify and confirm any such sale or other disposition that is made in accordance with this Section 13.3(a) by executing and delivering to the Agent or such purchaser all proper bills of sale, assignments, releases and other instruments as may be reasonably designated in any such request. The power of attorney granted pursuant to this Section 13.3(a) shall be coupled with an interest.
(b)
Delivery of Power of Attorney. On or prior to the Closing Date, the Borrower shall duly execute and deliver, to and in favor of the Agent, a power of attorney in the form attached as Exhibit G (Form of Borrower Power of Attorney) to this Agreement (the "Borrower Power of Attorney").

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Article 14

Miscellaneous
Section 14.1
Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement shall be prohibited by or invalid under such Applicable Law, such provision shall be ineffective only to the extent and duration of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
Section 14.2
Notices. Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, service of process or other communication (including the delivery of Financial Statements) that is required, contemplated, or permitted under the Transaction Documents or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given, delivered, and received upon receipt by the addressee if sent by U.S. mail, courier or overnight express delivery service and upon written acknowledgment of receipt by the addressee thereof if sent by facsimile or electronic mail, in each case addressed to the Party to be notified as follows:

If to the Agent:

DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt Am Main, New York Branch

One Vanderbilt Ave.

New York, NY 10017

Attention: Structured Finance-Asset Securitization

Email: [***]

Telephone: [***]

If to the Borrower: DePalma Financing SPV I LLC c/o Marblegate Capital Corporation 5 Greenwich Office Park, Suite 400 Greenwich, CT 06831 Attention: [***] Email: [***] Facsimile: [***]

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If to Autobahn:

Autobahn Funding Company LLC

c/o DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt Am Main, New York Branch

One Vanderbilt Ave.

New York, NY 10017

Attention: Structured Finance-Asset Securitization

Email: [***]

Telephone: [***]

If to DPA 1 (in any capacity):

DePalma Acquisition I LLC

5 Greenwich Office Park, Suite 400

Greenwich, CT 06831

Attention: [***]

Email: [***]

Facsimile: [***]

If to MCC (in any capacity):

Marblegate Capital Corporation

5 Greenwich Office Park, Suite 400

Greenwich, CT 06831

Attention: [***]

Email: [***]

Facsimile: [***]

or, in each case, to such other address as the applicable Party may designate for itself by like notice in writing to each other Party.

Section 14.3
Entire Agreement; Amendments.
(a)
Entire Agreement. This Agreement and the other Transaction Documents constitute the entire agreement and understanding of the Parties in respect of the subject matter hereof and thereof, and supersede and replace in their entirety any prior proposals, term sheets, non-disclosure or confidentiality agreements, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof or thereof.
(b)
Amendments and Waivers. Neither this Agreement, any other Transaction Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 14.3(b). The Required Lenders and the Borrower party to the relevant Transaction Document may, or, with the written consent of the Required Lenders, the Agent and the Borrower party to the relevant Transaction Document may, from time to time, (i) enter into written amendments, supplements or modifications hereto and to the other Transaction Documents for the purpose of adding any provisions to this Agreement or the other Transaction Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (ii) waive, or consent to, on such terms and conditions as the Required Lenders or the Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Transaction Documents (or any deviations therefrom, with respect to any waiver or consent) or any default or Event of Default and its consequences; provided, however, that, no such waiver and no such amendment, supplement or modification shall (A) forgive the principal amount or extend the Scheduled Maturity Date of the Facility, extend the scheduled date of any amortization payment in respect of the Facility, or reduce the stated rate of any interest or fee payable hereunder), in each case without the written consent of each Lender directly affected thereby, (B) eliminate or reduce the voting rights of any Lender under this Section 14.3(b) without the written consent of such Lender, (C) reduce any percentage specified in the definition of

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Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Transaction Documents, release all or substantially all of the Pledged Collateral or release the Borrower from its obligations under the Transaction Documents, in each case without the written consent of all Lenders, (D) amend Section 2.11 (Pro Rata Treatment) above without the consent of each Lender, (E) amend, modify or waive any provision of Section 14.22 (Agency) below without the written consent of the Agent or (F) adversely affect the rights, duties, indemnities or immunities of either the Collection Account Bank or the Custodian without the written consent of the Collection Account Bank or the Custodian, as applicable. Any such waiver or consent, and any such amendment, supplement or modification, shall apply equally to each Lender and shall be binding upon the Borrower, the Lenders, the Agent and all future holders of the Facility (or any portion thereof).
Section 14.4
No Strict Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.
Section 14.5
No Waiver. The powers conferred upon the Agent and the Lenders by this Agreement are solely to protect its rights hereunder and under the other Transaction Documents and its interest in the Pledged Collateral and shall not impose any duty upon the Agent or the Lenders to exercise any such powers. No omission or delay by the Agent or the Lenders at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by the Borrower at any time designated, shall be a waiver of any such right or remedy to which the Agent or the Lenders are entitled, nor shall it in any way affect the right of the Agent or the Lenders to enforce such provisions thereafter.
Section 14.6
Survival. All agreements, representations and warranties contained in this Agreement and the other Transaction Documents or in any document delivered pursuant hereto or thereto shall be for the benefit of the Agent and the Lenders and shall survive the execution and delivery of this Agreement. Section 6.3 (Borrower Indemnity) above, and Sections 14.8 (Recourse Against Certain Parties), 14.9 (No Proceedings) and 14.19 (Revival of Secured Obligations) below, shall survive the termination of this Agreement.
Section 14.7
Binding Effect, Assignment, Etc.
(a)
Binding Effect. This Agreement (i) shall be binding upon, and inure to the benefit of, each of the Parties, and their respective permitted successors and assigns, and (ii) shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until its termination (and thereafter, to the extent provided in the second sentence of Section 14.6 (Survival) above).
(b)
Assignment by MCC Entities. No MCC Entity may, without the prior written consent of the Agent, assign any of its rights and obligations under this Agreement, or under any other Transaction Document to which it is a party, or assign any interest herein or therein.

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(c)
Assignment by Lenders and Agent. The Lenders and the Agent may, at any time, assign any or all of their respective rights and obligations hereunder or interest herein to any Person; provided that (unless such assignment is made either (x) pursuant to Section 14.7(d) (Assignments Between Conduit Lenders and Liquidity Providers) below or (y) at any time following the occurrence, and during the continuance, of an Event of Default) the Borrower has given its prior written consent to such assignment (which consent shall not be, except in the case of an assignment to a Competitor, unreasonably withheld, conditioned or delayed by the Borrower). At any time following the occurrence, and during the continuance, of an Event of Default, the Lenders and the Agent may assign any or all of their respective rights and obligations hereunder or interest herein to any Person, without the consent of the Borrower or any other Person; provided that, except during the continuance of an Event of Default described in Section 13.1(a) (Bankruptcy), (e) (Borrowing Base Deficiency) or (f) (Failure to Pay or Remit) above (a "Specified Event of Default"), no such assignment shall be made to a Competitor without the prior written consent of the Borrower. For the avoidance of doubt, the rights of the Borrower to give or withhold consent under this Section 14.7(c) shall not affect the rights of the Agent and the Lenders, with respect to the resignation and replacement of the Agent pursuant to Section 14.22(i) below.
(d)
Assignments Between Conduit Lenders and Liquidity Providers. Notwithstanding anything to the contrary in Section 14.7(c) (Assignment by Lenders and Agent) above, or elsewhere in this Agreement, in any other Transaction Document or in any other agreement, arrangement or understanding between or among one or more of the Parties, and without the consent of the Borrower or any other Person:
(i)
(A) any Conduit Lender (including, without limitation, Autobahn) may, in its sole and absolute discretion, and at any time, assign, in whole or in part, its rights, obligations and interests under this Agreement and the other Transaction Documents to any Liquidity Provider to such Conduit Lender (which, in the case of Autobahn, initially, is DZ Bank) and (B) at or after such time, and provided that the relevant Liquidity Provider (DZ Bank, initially, in the case of Autobahn) has assumed such assigned obligations, such Conduit Lender may, in its sole discretion, cease to be a Conduit Lender and a Lender under this Agreement upon providing notice of such cessation to the Servicer, on behalf of the Borrower; and
(ii)
if, at any time, DZ Bank (or any other Liquidity Provider to a Conduit Lender that has taken assignment from such Conduit Lender, as contemplated under Section 14.7(d)(i) above) has any rights, obligations or interests as a Lender hereunder, DZ Bank (or any such other Liquidity Provider) may, in its sole and absolute discretion, and at any time, assign, in whole or in part, its rights, obligations and interests under this Agreement and the other Transaction Documents, as Lender, to Autobahn (in the case of DZ Bank), or to the applicable Conduit Lender (in the case of any such other Liquidity Provider), whether or not, for the avoidance of doubt, Autobahn or such other assignee is then a Conduit Lender hereunder.
Section 14.8
Recourse Against Certain Parties.
(a)
Notwithstanding anything to the contrary elsewhere in this Agreement, in any other Transaction Document or in any other agreement, arrangement or understanding between or among one

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or more of the Parties, (i) no Conduit Lender shall have any obligation to pay any amount required to be paid by it hereunder in excess of any amount available to such Conduit Lender after paying or making provision for the payment of the Commercial Paper Notes issued by it, and (ii)(A) all payment obligations (if any) of a Conduit Lender under this Agreement are contingent upon the availability of funds in excess of the amounts necessary to pay the Commercial Paper Notes issued by it, and (B) each Party agrees that it shall not have a claim under Section 101(5) of the Bankruptcy Code, if, and to the extent, that any such payment obligation exceeds the amount available to such Conduit Lender to pay such amounts after paying or making provision for the payment of its Commercial Paper Notes.
(b)
The provisions of this Section 14.8 shall survive the termination of this Agreement.
Section 14.9
No Proceedings.
(a)
Notwithstanding anything to the contrary elsewhere in this Agreement, in any other Transaction Document or in any other agreement, arrangement or understanding between or among one or more of the Parties, each Party agrees that it shall not institute, or join any other Person in instituting, any Insolvency Proceeding against any Conduit Lender until one year and one day shall have elapsed since the later of (i) the last day on which any Commercial Paper Notes issued by such Conduit Lender remained outstanding and (ii) the Final Settlement Date.
(b)
The provisions of this Section 14.9 shall survive the termination of this Agreement.
Section 14.10
Rule 17g-5 Information. Notwithstanding anything to the contrary elsewhere in this Agreement, in any other Transaction Document or in any other agreement, arrangement or understanding between or among one or more of the Parties, each Party acknowledges and agrees that the Agent may post to a Qualifying Rule 17g-5 Website maintained by the Agent (or any Affiliate thereof) and required by any nationally recognized rating agency providing a rating or proposing to provide a rating to a Conduit Lender's Commercial Paper Notes in connection with Rule 17g-5, the following information:

(a) (i) to the extent disclosed to any nationally recognized rating agency providing or proposing to provide a rating to, or monitoring a credit rating of, the Conduit Lender's Commercial Paper Notes, any confidential or proprietary information with respect to the MCC Entities and their Affiliates and each of their respective businesses obtained by the Agent or the Lenders in connection with the structuring, negotiation and execution of the transactions contemplated herein and in the other Transaction Documents; and

(i)
any other nonpublic information with respect to any of the MCC Entities, and their Affiliates and businesses, received by the Agent or the Lenders,

in each case to the extent such information was provided to such nationally recognized rating agency in connection with providing or proposing to provide a rating to, or to monitor an existing rating of, such Conduit Lender's Commercial Paper Notes;

(b)
the Transaction Documents; and
(c)
any other Transaction Information.

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Section 14.11
Acknowledgement and Consent to Bail-In of EEA Financial Institutions.
(a)
Acknowledgement and Consent. Notwithstanding anything to the contrary elsewhere in this Agreement, in any other Transaction Document or in any other agreement, arrangement or understanding between or among one or more of the Parties, each Party acknowledges that any liability of any EEA Financial Institution arising under this agreement, or under any such other agreement, arrangement or understanding, to the extent such liability is unsecured, may be subject to the write down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(i)
the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(ii)
the effects of any Bail-In Action on any such liability, including, if applicable:
(A)
a reduction in full or in part or cancellation of any such liability;
(B)
a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this agreement, or under any such other agreement, arrangement or understanding; or
(C)
the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
(b)
Certain Definitions Relating to EU Bail-In. As used in this Section 14.11 and elsewhere in this Agreement:

"Bail-In Action" means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

"Bail-In Legislation" means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

"EU Bail-In Legislation Schedule" means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

"EEA Financial Institution" means:

(iiiii)
any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority;

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(jjjjj)
any entity established in an EEA Member Country which is a parent of an institution described in paragraph (a) of this definition; or
(kkkkk)
any financial institution established in an EEA Member Country which is (i) a subsidiary of an institution described in paragraph (a) or (b) of this definition and (ii) subject to consolidated supervision with its parent.

"EEA Member Country" means (a) any of the member states of the European Union, (b) Iceland, (c) the Principality of Liechtenstein and (d) the Kingdom of Norway.

"EEA Resolution Authority" means public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegatee) having responsibility for the resolution of any EEA Financial Institution.

"Write-Down and Conversion Powers" means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 14.12
Governing Law. This Agreement and the other Transaction Documents have been negotiated and delivered to the Agent and the Lenders in the State of New York, and shall have been accepted by the Agent and the Lenders in the State of New York. Payment to the Agent and the Lenders by the Borrower of the Secured Obligations is due in the State of New York. THIS AGREEMENT AND THE OTHER Transaction Documents (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, EXCLUDING CONFLICTS OF LAWS PRINCIPLES THAT WOULD CAUSE APPLICATION OF LAWS OF ANY OTHER JURISDICTION.
Section 14.13
Consent to Jurisdiction and Venue.
(a)
The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Transaction Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Transaction Documents against the Borrower or its properties in the courts of any jurisdiction.
(b)
The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Transaction Documents in any New York State or Federal court. Each Party irrevocably waives, to the fullest extent

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permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(c)
Each Party irrevocably consents to service of process in the manner provided for notices in Section 14.2 (Notices) above. Nothing in this Agreement will affect the right of any Party to serve process in any other manner permitted by law.
Section 14.14
Mutual Waiver of Jury Trial / Judicial Reference.
(a)
Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert Person and the Parties wish applicable State and federal laws to apply (rather than arbitration rules), the Parties desire that their disputes be resolved by a judge applying such applicable laws. Each Party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement or any of the other Transaction Documents, including without limitation any cause of action, claim, cross-claim, counterclaim, third party claim or any other claim (collectively, "Claims") asserted by the Borrower against the Agent, the Lenders or their respective assignees or by the Agent, the Lenders or their respective assignees against the Borrower. Each Party (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this agreement and the other loan documents, as applicable, by, among other things, the mutual waivers and certifications in this Section 14.14.
(b)
This waiver extends to all such Claims, including Claims that involve Persons other than the Agent, the Borrower and the Lenders; Claims that arise out of or are in any way connected to the relationship among the Borrower, the Agent and the Lenders; and any Claims for damages, breach of contract, tort, specific performance, or any equitable or legal relief of any kind, arising out of this Agreement or any other Transaction Document.
Section 14.15
Fees and Expenses.
(a)
Closing. The Borrower shall pay the Agent's and the Lenders' reasonable and documented out-of-pocket fees and expenses (including reasonable out-of-pocket fees and expenses of counsel and any consultants) incurred in connection with the (i) negotiating, structuring, documenting and entering into the arrangements described herein and (ii) performing due diligence with respect to MCC Entities and their Affiliates, their respective businesses and assets, the Receivables, the MRP+ Program and any other matters relating to the Facility (all of the foregoing, "Closing Costs").
(b)
Post-Closing. In addition, the Borrower shall pay any and all reasonable and documented out-of-pocket fees and expenses incurred by the Agent and the Lenders after the Closing Date (to the extent such fees and expenses are not Closing Costs covered by Section 14.15(a) (Closing) above) in connection with, or related to, (i) the Facility, (ii) the administration, collection, or enforcement of the Facility, (iii) the amendment or modification of the Transaction Documents; (iv) any waiver, consent,

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release, or termination under the Transaction Documents; (v) the protection, preservation, audit, field exam, sale, lease, liquidation, or disposition of Pledged Collateral or the exercise of remedies with respect to the Pledged Collateral (including, without limitation, the costs and expenses of any reviews, examinations and other activities conducted pursuant to Section 8.8 (Audits and Inspection) above, subject to the limitations set forth in Section 8.8(c) (Expenses) above); and (vi) any bankruptcy, restructuring, reorganization, assignment for the benefit of creditors, workout, foreclosure, or other action related to the Borrower, the Pledged Collateral, the Transaction Documents, including representing the Agent or the Lenders in any adversary proceeding or contested matter commenced or continued by or on behalf of the Borrower's estate, and any appeal or review thereof.
Section 14.16
Confidentiality.
(a)
Confidentiality Obligation. None of the Agent and the Lenders, on the one hand, nor the MCC Entities, on the other hand, shall publish or otherwise disclose any information relating to the pricing terms, or other material terms, of the Facility, or (in the case of the Agent and the Lenders) any confidential and proprietary information concerning the MCC Entities and their respective Affiliates and their businesses (collectively, "Confidential Information"), to any Person.
(b)
Permitted Disclosures. Notwithstanding anything to the contrary in Section 14.16(a) (Confidentiality Obligation) above, each party may disclose the Confidential Information:
(i)
to its Affiliates, Liquidity Providers, Liquidity Agents, and to its own (and their respective Affiliates', Liquidity Providers', Liquidity Agents') partners, agents, trustees, administrators, managers, service providers, directors, officers, employees, accountants, counsel and other professional advisors, equity owners and investors (it being understood that the Person to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential, and have agreed to keep the Confidential Information confidential, or are bound by obligations of confidentiality to receiving party, which would restrict disclosure of Confidential Information in contravention of the provisions of Section 14.16(a) (Confidentiality Obligation) above and this Section 14.16(b)) (collectively, such Persons, the "Affiliated Parties," and any such Person, an "Affiliated Party");
(ii)
to the extent required by Applicable Law, court order, summons, subpoena or other legal process, or in connection with any litigation;
(iii)
to the extent required or requested by any Governmental Authority or regulatory authority purporting to have jurisdiction over such Person (including any self-regulatory authority);
(iv)
to any other Person involved as a party in the Facility;
(v)
to the extent that such information:
(A)
was or becomes available to, and readily obtainable by, such party on a non-confidential basis from a source other than applicable party receiving such information or its Affiliated Parties that is not known to be subject to a

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confidentiality obligation to the party disclosing such information or an affiliate thereof;
(B)
has been independently acquired or developed by any such party without utilizing any Confidential Information or violating any of their respective obligations under this Agreement; or
(C)
becomes publicly available and readily obtainable other than as a result of a breach of this Section 14.16;
(vi)
in connection with the exercise of any right or remedy under any Transaction Document, including the Agent's sale, lease, or other disposition of Pledged Collateral after default;
(vii)
to any participant or assignee of the Agent or any such Lender or any prospective such participant or assignee (provided that such participant or assignee or prospective participant or assignee agrees in writing to be bound by this Section 14.16 prior to disclosure); or
(viii)
otherwise with the prior consent of the other Parties;

provided, however, that, that any disclosure made in violation of this Agreement shall not affect the obligations of the MCC Entities under this Agreement or the other Transaction Documents. The Parties' obligations under this Section 14.16 shall supersede all of their respective obligations under any nondisclosure agreement entered into between DZ Bank and any MCC Entity or Affiliate thereof prior to the Closing Date in connection with, or in contemplation of, the Facility.

(c)
Certain Duties. Each of Agent and the Lenders, on the one hand, and the MCC Entities, on the other hand, agrees to use the same efforts to protect the confidentiality of the Confidential Information as it uses to protect its own confidential information of a similar nature.
(d)
Obligations Regarding MNPI. To the extent that the Agent, Lenders, or their respective Affiliated Parties receives from any MCC Entity any Confidential Information that constitutes material non-public information, as defined under Regulation FD promulgated under the Exchange Act ("MNPI"), related to the MCC Entities during the term of the Facility:
(i)
Each of the Agent and the Lenders hereby acknowledges that it understands that (A) the Confidential Information described by this Agreement may contain or constitute MNPI concerning MCC; and (B) trading, directly or indirectly, in MCC's securities while in possession of MNPI or communicating the Confidential Information to any other person who trades in such securities could subject the Agent, Lenders, or their Affiliated Parties to liability under the U.S. federal and state securities laws related to insider trading and similar matters, including Rule 10b-5 promulgated under the Exchange Act ("Insider Trading Laws") (it being understood that, under applicable Insider Trading Laws a party may not be considered to be in possession of MNPI in connection with a trade where, in accordance with its internal procedures, such information is not available for use in connection with such trade); and

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(ii)
Each of Agent and the Lenders hereby agrees that, until the MNPI is publicly announced, each of Agent, the Lenders, and their respective Affiliated Parties (A) will not, directly or indirectly, trade or effect any transaction in MCC's securities (including entering into hedge transactions involving MCC's securities) on the basis of MNPI unless and until the Agent, such Lender or such Affiliated Party, as the case may be, can do so in compliance with applicable Insider Trading Laws, and (B) will not convey any of the Confidential Information that it has received to any other person outside of the Affiliated Parties in a manner that would violate applicable Insider Trading Laws. Each of Agent and the Lenders covenants that until the public disclosure of the MNPI, it will maintain the confidentiality of the MNPI in accordance with this Section 14.16; provided, however, that, any disclosure of the MNPI may be made by the Agent or the Lenders to their respective Affiliated Parties in accordance with this Section 14.16.
Section 14.17
Assignment of Rights.
(a)
Assignment. The Borrower acknowledges and understands that the Agent or the Lenders may, subject to Section 14.7 (Binding Effect, Assignment, Etc.) above, sell and assign all or part of its interests, rights and obligations hereunder and under the other Transaction Documents to any Person or entity (a "Lender Assignee"). After such assignment the term "the Agent" or "the Lenders" as used in the Transaction Documents shall mean and include such Lender Assignee, and such Lender Assignee shall be vested with all rights, powers and remedies of the Agent and the Lenders hereunder with respect to the interest so assigned. No such assignment by the Agent or the Lenders shall relieve the Borrower of any of its obligations hereunder.
(b)
Register. The Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices records of the name and address of, and the commitments of and the principal amount (and stated interest) of the Facility owing to, each Lender from time to time (the "Lender Register"). The entries in the Lender Register shall be conclusive, absent manifest error, and the Parties shall treat each Person whose name is recorded in the Lender Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Lender Register shall be available for inspection by the Borrower or any Lender (but only with respect to any entry relating to such Lender's commitments or Advances) at any reasonable time and from time to time upon reasonable prior notice. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Lender Register as provided in this Section 14.17(b).
(c)
Registered Form. This Section 14.17, and Section 14.18 (Participations) below, shall be construed so that the Facility is, at all times, maintained in "registered form," within the meaning of sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related regulations (and any successor provisions).
(d)
Evidence of Assignment. Any assignment of a Lender's rights and obligations hereunder to a Lender Assignee may be evidenced by an Assignment and Acceptance or such other instrument(s) or document(s) as may be satisfactory to the assigning Lender, the Borrower (so long as no Event of Default shall have occurred and be continuing) and the Lender Assignee.

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Section 14.18
Participations.
(a)
Generally. To the extent that any Lender sells participations to any Person (each, a "Facility Participant"), (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other Parties for the performance of such obligations, and (iii) the Borrower, the Agent and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement; provided, however, that, unless a Specified Event of Default shall have occurred and be continuing, no such participation may be sold to a Competitor without the prior written consent of the Borrower.
(b)
Participation Agreements. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, however, that, such agreement or instrument may provide that such Lender will not, without the consent of the Facility Participant, agree to any amendment, modification or waiver in the nature described in clauses (A) through (E) of the proviso to Section 14.3(b) (Amendments and Waivers) above.
(c)
Benefit of Certain Provisions. The Borrower agrees that each participant shall be entitled to the benefits of Sections 2.12 (Reserve Requirements; Increased Costs) and 2.14 (Taxes) above (subject to the requirements and limitations therein, including the requirements under Section 2.14(f) above (it being understood that the documentation required under such Section 2.14(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Sections 14.7 (Binding Effect, Assignment, Etc.) and 14.17 (Assignment of Rights) above, provided that such Facility Participant (i) agrees to be subject to the provisions of Section 2.15 (Duty to Mitigate) above as if it were an assignee under Sections 14.7 (Binding Effect, Assignment, Etc.) and 14.17 (Assignment of Rights) above; and (ii) shall not be entitled to receive any greater payment under Sections 2.12 (Reserve Requirements; Increased Costs) and 2.14 (Taxes) above, with respect to any participation, than the participating Lender would have been entitled to receive, except to the extent that such entitlement to receive a greater payment results from a Change in Law that occurs after the Facility Participant acquired the applicable participation. Any Lender that sells a participation in the Facility (or any portion thereof) shall, at the Borrowers' request and expense, use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.15(a) above with respect to the Facility Participant (or proposed Facility Participant) under such participation.
(d)
Facility Participant Register. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant's interest in the Facility or other obligations under this Agreement or any other Transaction Document (the "Facility Participant Register"); provided, that no Lender shall have any obligation to disclose all or any portion of the Facility Participant Register (including the identity of any participant or any information relating to a participant's interest in the Facility) to any Person except to the extent that such disclosure is necessary to establish that such Facility is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Facility Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Facility Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice

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to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining any Facility Participant Register.
Section 14.19
Revival of Secured Obligations. This Agreement and the Transaction Documents shall remain in full force and effect and continue to be effective if any petition is filed by or against the Borrower for liquidation or reorganization, if the Borrower becomes insolvent or makes an assignment for the benefit of creditors, if a receiver or trustee is appointed for all or any significant part of the Borrower's assets, or if any payment or transfer of Pledged Collateral is recovered from the Agent or the Lenders. The Transaction Documents and the Secured Obligations and Pledged Collateral security shall continue to be effective, or shall be revived or reinstated, as the case may be, if at any time payment and performance of the Secured Obligations or any transfer of Pledged Collateral to the Agent, or any part thereof is rescinded, avoided or avoidable, reduced in amount, or must otherwise be restored or returned by, or is recovered from, the Agent, the Lenders or by any obligee of the Secured Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment, performance, or transfer of Pledged Collateral had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, avoided, avoidable, restored, returned, or recovered, the Transaction Documents and the Secured Obligations shall be deemed, without any further action or documentation, to have been revived and reinstated except to the extent of the full, final, and indefeasible payment to the Agent or the Lenders in cash. The provisions of this Section 14.19 shall survive the termination of this Agreement.
Section 14.20
Counterparts. This Agreement, and any amendments, waivers, consents or supplements hereto, may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.
Section 14.21
No Third-Party Beneficiaries. No provisions of the Transaction Documents are intended, nor will be interpreted, to provide or create any third-party beneficiary rights or any other rights of any kind in any Person other than the Parties, the Secured Parties, the Collection Account Bank and the Custodian, unless specifically provided otherwise herein, and, except as otherwise so provided, all provisions of the Transaction Documents will be personal and solely among the Parties.
Section 14.22
Agency.
(a)
The Lenders hereby irrevocably appoint DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt Am Main, New York Branch, to act on their behalf as the Agent hereunder and under the other Transaction Documents and authorize the Agent to take such actions on their behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.
(b)
The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), according to its respective Advance percentages (based upon the total outstanding Advances) in effect on the date on which indemnification is sought under this Section 14.22, from and against any and all liabilities,

101	Receivables Loan and Security Agreement

obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of, this Agreement, any of the other Transaction Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing, in each case, except to the extent such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements result from the Agent's own gross negligence or willful misconduct. The agreements in this Section 14.22 shall survive the payment of the Facility and all other amounts payable hereunder.
(c)
The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent and the term "Lender" shall, unless otherwise expressly indicated or unless the context otherwise requires, include each such Person serving as the Agent hereunder in its individual capacity.
(d)
The Agent shall have no duties or obligations except those expressly set forth herein and in the other Transaction Documents. Without limiting the generality of the foregoing, the Agent shall not:
(i)
be subject to any fiduciary or other implied duties, regardless of whether any default or any Event of Default has occurred and is continuing;
(ii)
have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Transaction Documents that the Agent is required to exercise as directed in writing by the Lenders; provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Transaction Document or Applicable Law; and
(iii)
except as expressly set forth herein and in the other Transaction Documents, have any duty to disclose, and the Agent shall not be liable for the failure to disclose, any information relating to the Borrower or Affiliate thereof that is communicated to or obtained by any Person serving as the Agent or any of its Affiliates in any capacity.
(e)
The Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Lenders or as the Agent shall believe in good faith shall be necessary, under the circumstances or (ii) in the absence of its own gross negligence or willful misconduct.
(f)
The Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Transaction Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Transaction Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article 4 (Conditions Precedent) above or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.

102	Receivables Loan and Security Agreement

(g)
The Agent may rely, and shall be fully protected in acting, or refraining to act, upon, any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document that it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies and telexes, to have been sent by the proper party or parties. In the absence of its gross negligence or willful misconduct, the Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Agent and conforming to the requirements of this Agreement or any of the other Transaction Documents. The Agent may consult with counsel, and any opinion or legal advice of such counsel shall be full and complete authorization and protection in respect of any action taken, not taken or suffered by the Agent hereunder or under any Transaction Documents in accordance therewith. The Agent shall have the right at any time to seek instructions concerning the administration of the Pledged Collateral from any court of competent jurisdiction. The Agent shall not be under any obligation to exercise any of the rights or powers granted to the Agent by this Agreement and the other Transaction Documents at the request or direction of the Lenders unless the Agent shall have been provided by the Lenders with adequate security and indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction.
(h)
Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Transaction Document or any related agreement or any document furnished hereunder or thereunder. Without limiting the foregoing, the Agent shall, within a reasonable period following receipt thereof, furnish to each Lender any and all Financial Statements, period reports and other written documents required to be delivered on specified dates, or at regular intervals, by any MCC Entity to the Agent pursuant to the requirements set forth in this Agreement or any other Transaction Document.
(i)
The Agent may, at any time, give notice of its resignation to the Lenders and the Borrower, effective as of the Resignation Effective Date (as defined below). Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which (except as may be otherwise agreed by the Required Lenders and the Borrower) shall be a bank with an office in New York, New York, or an Affiliate of any such bank with an office in New York, New York. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders), then the retiring Agent may (but shall not be obligated to), upon consultation with, and five Business Days' written notice to, the Lenders and the Borrower, appoint a successor Agent meeting the qualifications set forth above unless the Required Lenders (acting in consultation with the Borrower) object in writing to such appointment within such five-Business Day notice period, in which case the Resignation Effective Date shall automatically be extended until the first Business Day on which the Required Lenders (acting in consultation with the Borrower) either appoint a successor Agent or fail to object to the Agent's appointment of a successor Agent (or such

103	Receivables Loan and Security Agreement

earlier date as may be designated by the Agent, upon not less than 10 days' prior written notice to the Lenders and the Borrower), and, in either case, such successor Agent has accepted, in writing, its role as Agent hereunder. With effect from and after the successor's appointment and acceptance as provided for above (such date, the "Resignation Effective Date"), (i) the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Transaction Documents and (ii) except for any accrued and unpaid fees, expenses or indemnity payments owed to the retiring Agent, all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to the successor Agent. Upon the acceptance of a successor's appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Agent (other than any rights to indemnity payments owed to the retiring Agent), and the retiring Agent shall be discharged from all of its duties and obligations under this Agreement and the other Transaction Documents. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise mutually agreed between the Borrower and such successor. After the retiring or removed Agent's resignation or removal under this Agreement and the other Transaction Documents, the provisions of this Section 14.22 shall continue in effect for the benefit of such retiring or removed Agent, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while such retiring or removed Agent was acting as Agent. For the avoidance of doubt, the provisions of this Section 14.22(i) shall not apply with respect to, or limit, the right of the Agent to transfer its rights and obligations, in such capacity, to an Affiliate of the Agent, in the manner permitted under Section 14.7 (Binding Effect, Assignment, Etc.) above.

[Signature pages follow]

104	Receivables Loan and Security Agreement

In witness whereof, the MCC Entities, the Agent and the Lenders have duly executed and delivered this Receivables Loan and Security Agreement as of the day and year first above written.

DePalma Financing SPV I LLC

As Borrower

By: /s/ Michael Hutchby

Name: Michael Hutchby

Title: Chief Financial Officer

Signature pages to Receivables Loan and Security Agreement—1 of 4

DePalma Acquisition I LLC

As Servicer

By: /s/ Michael Hutchby

Name: Michael Hutchby

Title: Chief Financial Officer

Signature pages to Receivables Loan and Security Agreement—2 of 4

Autobahn Funding Company LLC

As Lender

By: DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt Am Main, New York Branch, as its attorney-in-fact

By: /s/ Alexander Ploch

Name: Alexander Ploch

Title: Executive Director

By: /s/ Nellie Flek

Name: Nellie Flek

Title: Director

Signature pages to Receivables Loan and Security Agreement—3 of 4

DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt Am Main, New York Branch

As Agent

By: /s/ Alexander Ploch

Name: Alexander Ploch

Title: Executive Director

By: /s/ Nellie Flek

Name: Nellie Flek

Title: Director

Signature pages to Receivables Loan and Security Agreement—4 of 4

Exhibit A

Form of Facility Note

DePalma Financing SPV I LLC

Secured Revolving Promissory Note

USD Closing Date: December 30, 2025

Scheduled Maturity Date: December 30, 2030

For value received, DePalma Financing SPV I LLC, a Delaware limited liability company (the "Borrower"), hereby promises to pay to , a (the "Lender"), at <Address> or such other place of payment as the Lender, as the holder of this Secured Revolving Promissory Note (this "Note") may specify from time to time in writing, in lawful money of the United States of America, the principal amount of United States Dollars (USD ), or, if less, the unpaid principal amount of the aggregate Advances made by the Lender to the Borrower pursuant to the Facility Agreement (as defined below), as set forth on the attached Schedule of Advances and Repayments, on the dates specified in the Facility Agreement, and to pay interest on the unpaid principal amount of each Advance on each day that such unpaid principal amount is outstanding, at the Facility Rate specified in the Facility Agreement, together with all fees and other amounts due thereunder, on each Settlement Date and each other date specified in the Facility Agreement.

This Note is a "Facility Note" referred to in, and is executed and delivered in connection with, that certain Receivables Loan and Security Agreement, dated as of December 30, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the "Facility Agreement"), by and among the Borrower, DePalma Acquisition I LLC, a Delaware limited liability company, as servicer, the several financial institutions or entities from time to time party thereto, as "Lenders" thereunder, and DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt Am Main, New York Branch, as the "Agent" thereunder (the "Agent"), and is entitled to the benefit and security of the Facility Agreement and the other Transaction Documents (as defined in the Facility Agreement). The provisions of the Facility Agreement are incorporated herein by reference.

Capitalized terms used but not defined in this Note have the meanings assigned to such terms under the Facility Agreement. In the event of a conflict between the terms set forth in this Note, and the terms set forth in the Facility Agreement, the terms set forth in the Facility Agreement shall prevail. The Facility Agreement and the other Transaction Documents may be amended, and the rights and obligations of the parties thereto and of the holder of this Note may be thereby modified, as set forth in Section 14.3(b) (Amendments and Waivers) of the Facility Agreement and the other applicable provisions of the Transaction Documents.

All payments shall be made in accordance with the Facility Agreement. The Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest under the UCC

Exhibit A-1	Receivables Loan and Security Agreement Form of Facility Note

or any Applicable Law. The Borrower agrees to make all payments under this Note without setoff, recoupment or deduction and regardless of any counterclaim or defense.

A Event of Default under Section 13.1 (Events of Default) of the Facility Agreement shall constitute a default under this Note, and, following an Event of Default, the Secured Obligations (including the obligations represented by this Note) may be declared (or, in certain circumstances, may automatically become) immediately due and payable in the manner, and with the effect, provided in Section 13.2(a) (Acceleration, Etc.), and the other applicable provisions, of the Facility Agreement.

This Note has been negotiated and delivered to the Lender, and is payable, in the State of New York. This Note shall be governed by and construed and enforced in accordance with, the laws of the State of New York, excluding any conflicts of law rules or principles that would cause the application of the laws of any other jurisdiction.

[SIGNATURE PAGES FOLLOW]

Exhibit A-2	Receivables Loan and Security Agreement Form of Facility Note

In witness whereof, the undersigned has executed this Secured Revolving Promissory Note as of the day and year first above written.

DePalma Financing SPV I LLC

As Borrower

By:

Name:

Title:

Exhibit A-3	Receivables Loan and Security Agreement Form of Facility Note

Schedule of Advances and Repayments

Date of Advance or Repayment	Principal Amount of Advance	Principal Amount of Repayment	Outstanding Principal Amount

Exhibit A-4	Receivables Loan and Security Agreement Form of Facility Note

Exhibit B

Borrower Information

1.
The Borrower represents and warrants to the Agent that the Borrower's current name and organizational status as of the Closing Date is as follows:

Name: DePalma Financing SPV I LLC

Type of organization: limited liability company

State of organization: Delaware

Organization file number: 10389528

The Borrower's fiscal year ends on: December 31

The Borrower's federal employer
tax identification number is: [***]

2.
The Borrower represents and warrants to the Agent that for five years prior to the Closing Date, the Borrower has not done business under any other name or organization or form.
3.
The Borrower represents and warrants to the Agent that its chief executive office is located at 5 Greenwich Office Park, Suite 400, Greenwich, CT 06831.

Exhibit B-1	Receivables Loan and Security Agreement Borrower Information

Exhibit C

Form of Monthly Settlement Report

[***]

Exhibit C-1	Receivables Loan and Security Agreement Form of Monthly Settlement Report

Exhibit D

Form of Compliance Certificate

[***]

Exhibit D-1	Receivables Loan and Security Agreement Form of Compliance Certificate

Exhibit E

Form of Borrowing Request

[***]

Exhibit E-1	Receivables Loan and Security Agreement Form of Borrowing Request

Exhibit F

Form of Borrowing Base Certificate

[***]

Exhibit F-1	Receivables Loan and Security Agreement Form of Borrowing Base Certificate

Exhibit G

Form of Borrower Power of Attorney

[***]

Exhibit G-1	Receivables Loan and Security Agreement Form of Borrower Power of Attorney

Exhibit H

Form of Collection Account Control Agreement

[***]

Exhibit H-1	Receivables Loan and Security Agreement Form of Collection Account Control Agreement

Exhibit I

Form of Lockbox Account Control Agreement

[***]

Exhibit I-1	Receivables Loan and Security Agreement Form of Lockbox Account Control Agreement

Exhibit J

Form of Performance Guaranty

[***]

Exhibit J-1	Receivables Loan and Security Agreement Form of Performance Guaranty

Exhibit K

Form of Medallion Loan Agreement

[***]

Exhibit K-1	Receivables Loan and Security Agreement Form of Medallion Loan Agreement

Exhibit L

Loan Enhancement Agreement

[***]

Exhibit L-1	Receivables Loan and Security Agreement Loan Enhancement Agreement

Annex I

Credit and Collection Policy

[***]

Annex I	Receivables Loan and Security Agreement Credit and Collection Policy

Annex II

Agreed-Upon Procedures

[***]

Annex II	Receivables Loan and Security Agreement Agreed Upon Procedures

Annex III

Lender Percentages

[***]

Annex III	Receivables Loan and Security Agreement Lender Percentages